                                               Filed Pursuant to Rule 424B5
                                               Registration File No.: 333-104283

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 28, 2004)

                                 $808,635,100
                                 (APPROXIMATE)

                  MORGAN STANLEY MORTGAGE LOAN TRUST 2005-3AR
                                   (ISSUER)

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-3AR

                         MORGAN STANLEY CAPITAL I INC.
                                  (DEPOSITOR)

                     MORGAN STANLEY MORTGAGE CAPITAL INC.
                                   (SELLER)

                    WELLS FARGO BANK, NATIONAL ASSOCIATION
                               (MASTER SERVICER)

                                --------------

MORGAN STANLEY MORTGAGE LOAN TRUST 2005-3AR IS ISSUING FIFTEEN CLASSES OF
CERTIFICATES, BUT IS OFFERING ONLY ELEVEN OF THESE CLASSES OF CERTIFICATES
THROUGH THIS PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------
YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-9 OF
THIS PROSPECTUS SUPPLEMENT AND PAGE 12 OF THE ACCOMPANYING PROSPECTUS AND
CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES.

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND ARE NOT
INTERESTS IN OR OBLIGATIONS OF ANY OTHER PERSON.

NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR
GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
--------------------------------------------------------------------------------

THE TRUST FUND--

o    THE TRUST FUND WILL CONSIST PRIMARILY OF FIVE LOAN GROUPS OF HYBRID
     ADJUSTABLE-RATE, FIRST-LIEN MORTGAGES ON RESIDENTIAL REAL PROPERTIES WITH
     ORIGINAL TERMS TO MATURITY OF UP TO 30 YEARS.

THE CERTIFICATES--

o    THE CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN THE ASSETS OF THE
     TRUST FUND, AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT--

o    SUBORDINATION AND CROSS-COLLATERALIZATION AS DESCRIBED IN THIS PROSPECTUS
     SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES"
     AND "--TRANSFER PAYMENTS" AND "CREDIT ENHANCEMENT--SUBORDINATION."

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF
THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     MORGAN STANLEY CAPITAL I INC. WILL NOT LIST THE OFFERED CERTIFICATES ON
ANY SECURITIES EXCHANGES OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
ASSOCIATION.

     THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PURCHASED
BY MORGAN STANLEY & CO. INCORPORATED AND OFFERED FROM TIME TO TIME TO THE
PUBLIC IN NEGOTIATED TRANSACTIONS OR OTHERWISE AT VARYING PRICES TO BE
DETERMINED AT THE TIME OF SALE. PROCEEDS TO THE DEPOSITOR FROM THE SALE OF THE
OFFERED CERTIFICATES ARE ANTICIPATED TO BE APPROXIMATELY 101.39% OF THE
PRINCIPAL BALANCE OF THESE CLASSES OF CERTIFICATES (EXCLUDING ACCRUED INTEREST)
BEFORE THE DEDUCTION OF EXPENSES PAYABLE BY THE DEPOSITOR, ESTIMATED TO BE
APPROXIMATELY $700,000. THE OFFERED CERTIFICATES, OTHER THAN THE CLASS A-R
CERTIFICATES, WILL BE AVAILABLE FOR DELIVERY TO INVESTORS IN BOOK-ENTRY FORM
THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY, CLEARSTREAM, LUXEMBOURG
AND THE EUROCLEAR SYSTEM ON OR ABOUT JUNE 30, 2005.

                                --------------

                                MORGAN STANLEY

June 28, 2005

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

          We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. IF THE ACCOMPANYING
PROSPECTUS CONTEMPLATES MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN
THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.

          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

          We are not offering the Mortgage Pass-Through Certificates, Series
2005-3AR in any state where the offer is not permitted.

          For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

          We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

          We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

          Some of the terms used in this prospectus supplement are capitalized.
These capitalized terms have specified definitions, which can be located using the "Index of Certain Definitions" at the end of this prospectus supplement.

          Morgan Stanley Capital I Inc.'s principal offices are located at 1585
Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

                                       ii

                        THE SERIES 2005-3AR CERTIFICATES



                                                                                                     INITIAL RATING OF
                                                                                                   THE CERTIFICATES (2)
                                                                                                   --------------------
                                                   PASS-
                           INITIAL PRINCIPAL      THROUGH
          CLASS                BALANCE(1)          RATE                 PRINCIPAL TYPES                 S&P   FITCH
------------------------   -----------------   ------------   ----------------------------------        ---   -----

OFFERED CERTIFICATES
Class 1-A ..............      $218,476,000     Variable (3)   Senior, Pass-Through                      AAA    AAA
Class 2-A-1 ............      $171,323,000     Variable (4)   Senior, Pass-Through                      AAA    AAA
Class 2-A-2 ............      $100,000,000     Variable (4)   Senior, Pass-Through, Super Senior        AAA    AAA
Class 2-A-3 ............      $  8,700,000     Variable (4)   Senior, Pass-Through, Support             AAA    AAA
Class 3-A ..............      $170,636,000     Variable (5)   Senior, Pass-Through                      AAA    AAA
Class 4-A ..............      $ 53,473,000     Variable (6)   Senior, Pass Through                      AAA    AAA
Class 5-A ..............      $ 38,071,000     Variable (7)   Senior, Pass Through                      AAA    AAA

Class B-1 ..............      $ 28,112,000     Variable (8)   Subordinate                                AA     AA
Class B-2 ..............      $ 12,403,000     Variable (8)   Subordinate                                A      A
Class B-3 ..............      $  7,441,000     Variable (8)   Subordinate                               BBB    BBB

Class A-R ..............      $        100     Variable (3)   Senior, Residual                          AAA    AAA

NON-OFFERED CERTIFICATES
Class B-4 ..............      $  7,855,000     Variable (8)   Subordinate                                BB     BB
Class B-5 ..............      $  6,201,000     Variable (8)   Subordinate                                B      --
Class B-6 ..............      $  4,134,847     Variable (8)   Subordinate                                --     --
Class P ................      $        100      N/A (9)                       N/A                        --     --


----------
(1)  Approximate, subject to adjustment as described in this prospectus supplement.

(2)  A description of the ratings of the offered certificates is set forth under the heading "Ratings" in this prospectus supplement.

(3)  The pass-through rate for the Class 1-A and Class A-R Certificates for any distribution date will be a per annum rate equal to the weighted average net mortgage rate on the group 1 mortgage loans. The pass-through rate for the Class 1-A and Class A-R Certificates for the first distribution date will be a per annum rate of approximately 5.30634%.

(4)  The pass-through rate for the Class 2-A-1, Class 2-A-2 and Class 2-A-3
     Certificates for any distribution date will be a per annum rate equal to the weighted average net mortgage rate on the group 2 mortgage loans. The pass-through rate for the Class 2-A-1, Class 2-A-2, and Class 2-A-3
     Certificates for the first distribution date will be a per annum rate of approximately 5.28973%.

(5)  The pass-through rate for the Class 3-A Certificates for any distribution date will be a per annum rate equal to the weighted average net mortgage rate on the group 3 mortgage loans. The pass-through rate for the Class 3-A
     Certificates for the first distribution date will be a per annum rate of approximately 5.55296%.

(6)  The pass-through rate for the Class 4-A Certificates for any distribution date will be a per annum rate equal to the weighted average net mortgage rate on the group 4 mortgage loans. The pass-through rate for the Class 4-A
     Certificates for the first distribution date will be a per annum rate of approximately 5.37257%.

(7)  The pass-through rate for the Class 5-A Certificates for any distribution date will be a per annum rate equal to the weighted average net mortgage rate on the group 5 mortgage loans. The pass-through rate for the Class 5-A
     Certificates for the first distribution date will be a per annum rate of approximately 5.61284%.

(8)  The pass-through rate for each class of subordinated certificates for any distribution date will be a per annum rate equal to the sum of: (1) the weighted average net mortgage rate on the group 1 mortgage loans multiplied by the excess of the aggregate stated principal balance of the group 1 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class principal balances of the group 1 senior certificates immediately prior to that distribution date, (2) the weighted average net mortgage rate on the group 2 mortgage loans multiplied by the excess of the aggregate stated principal balance of the group 2 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class principal balances of the group 2 senior certificates immediately prior to that distribution date,
     (3) the weighted average net mortgage rate on the group 3 mortgage loans multiplied by the excess of the aggregate stated principal balance of the group 3 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class principal balances of the group 3 senior certificates immediately prior to that distribution date, (4) the weighted average net mortgage rate on the group 4 mortgage loans multiplied by the excess of the aggregate stated principal balance of the group 4 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class principal balances of the group 4 senior certificates immediately prior to that distribution date, and (5) the weighted average net mortgage rate on the group 5 mortgage loans multiplied

                                       iii

     by the excess of the aggregate stated principal balance of the group 5 mortgage loans as of the due date in the month preceding the month of that distribution date (after giving effect to prepayments received in the prepayment period related to such prior due date) over the aggregate of the class principal balances of the group 5 senior certificates immediately prior to that distribution date; divided by the aggregate of the class principal balances of the subordinated certificates immediately prior to that distribution date. The pass-through rate for each class of subordinated certificates for the first distribution date will be a per annum rate of approximately 5.37554%.

(9)  The Class P Certificates will receive all payments in respect of prepayment penalties on all of the mortgage loans in each loan group and are not entitled to receive any distributions of interest.

                                       iv

                              PROSPECTUS SUPPLEMENT

   There Are Risks Involving Unpredictability of Prepayments and the
      Effect of Prepayments on Yields.......................................S-11
   Your Yield Will Be Affected By The Interest-Only Feature Of
      Substantially All Of The Mortgage Loans...............................S-12
   Your Yield May Be Affected By Changes In Interest Rates..................S-12
   Your Yield Will Be Affected By How Mortgage Loan Interest Rate
      Adjustments Are Limited...............................................S-12
   Inadequacy of Value of Properties Could Affect Severity of Losses........S-12
   Bankruptcy of Borrowers May Adversely Affect Distributions on

   Bankruptcy or Insolvency May Affect the Timing and Amount of
      Distributions on the Certificates.....................................S-14
   You Could be Adversely Affected by Violations of Consumer
      Protection Laws.......................................................S-15
   Failure of Servicers and Master Servicer to Perform May Adversely
      Affect Distributions on Certificates..................................S-15
   Your Yield May be Affected if There is a Transfer of Servicing of

   Servicing Compensation and Payment of Expenses; Master Servicing
      Compensation..........................................................S-53
   Adjustment to Servicing Fees in Connection with Certain Prepaid

   Resignation of the Master Servicer or a Servicer; Assignment and

   Forms and Denominations of Offered Certificates; Distributions to

                                        v

                                       vi

                                   PROSPECTUS

                                       vii

                                      viii

--------------------------------------------------------------------------------

                                     SUMMARY

          THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND
DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN
INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERING OF THE OFFERED
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS.

RELEVANT PARTIES

   Issuer.....................   Morgan Stanley Mortgage Loan Trust 2005-3AR.
                                 The trust will be established under a pooling
                                 and servicing agreement, dated as of the
                                 cut-off date, among Morgan Stanley Capital I
                                 Inc., as depositor, Morgan Stanley Mortgage
                                 Capital Inc., as seller, Wells Fargo Bank,
                                 National Association, as master servicer and
                                 securities administrator, and Deutsche Bank
                                 National Trust Company, as trustee.

   Depositor..................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation. The depositor's address is 1585
                                 Broadway, New York, New York 10036, telephone
                                 number (212) 761-4000. See "The Depositor" in
                                 the accompanying prospectus.

   Seller.....................   Morgan Stanley Mortgage Capital Inc., a New
                                 York corporation. The seller is an affiliate of
                                 the depositor and of Morgan Stanley & Co.
                                 Incorporated, the underwriter. The seller's
                                 address is 1221 Avenue of the Americas, New
                                 York, New York 10020. See "Description of the
                                 Mortgage Loans--Assignment of the Mortgage
                                 Loans" in this prospectus supplement.

   Master Servicer and
      Securities
      Administrator...........   Wells Fargo Bank, National Association., a
                                 national banking association will act as master
                                 servicer and securities administrator under the
                                 pooling and servicing agreement. Wells Fargo's
                                 offices are located at Sixth Street and
                                 Marquette Avenue, Minneapolis, Minnesota 55479
                                 for certificate transfer purposes, and for all
                                 other purposes at 9062 Old Annapolis Road,
                                 Columbia, Maryland, 21045. See "Servicing of
                                 the Mortgage Loans--General" and "Description
                                 of the Certificates--The Trustee and the
                                 Securities Administrator" in this prospectus
                                 supplement.

   Originators and Servicers..   The Seller previously acquired the mortgage
                                 loans from various correspondent lenders as
                                 well as from the following originators: Morgan
                                 Stanley Dean Witter Credit Corporation,
                                 EverBank, GreenPoint Mortgage Funding, Inc.,
                                 MortgageIT, Inc. and NetBank. On the closing
                                 date, the Seller will sell all of its interest
                                 in the mortgage loans (other than certain
                                 servicing rights) to the depositor.

                                 Morgan Stanley Dean Witter Credit Corporation,
                                 EverBank, GMAC Mortgage Corporation, GreenPoint
                                 Mortgage Funding, Inc. and Option One Mortgage
                                 Corporation will initially act as the direct
                                 servicers of the mortgage loans.

                                 We refer you to "The Servicers" and "Servicing
                                 of the Mortgage Loans" in this prospectus
                                 supplement for more information.

   Trustee....................   Deutsche Bank National Trust Company.

--------------------------------------------------------------------------------

                                       S-1

--------------------------------------------------------------------------------

RELEVANT DATES

   Cut-off Date...............   June 1, 2005.

   Closing Date...............   On or about June 30, 2005.

   Distribution Date..........   The 25th day of each month or, if that day is
                                 not a business day, the next business day,
                                 beginning July 25, 2005.

   Interest Accrual Period....   For each class of certificates and any
                                 distribution date, the calendar month
                                 immediately prior to the month in which the
                                 relevant distribution date occurs.

   Record Date................   For each class of certificates and any
                                 distribution date, the last business day of the
                                 calendar month immediately prior to the month
                                 in which that distribution date occurs.

OFFERED CERTIFICATES..........   We are offering the classes of certificates in
                                 the approximate original principal balance set
                                 forth on page iii of this prospectus
                                 supplement, subject to a permitted variance of
                                 plus or minus 5%.

                                 The certificates will consist of a total of
                                 fifteen classes. The Class B-4, Class B-5,
                                 Class B-6 and Class P Certificates are not
                                 being offered through this prospectus
                                 supplement and the accompanying prospectus.

   Interest Distributions.....   The offered certificates will bear interest at
                                 the per annum rates set forth or described on
                                 pages iii and iv of this prospectus supplement.

                                 The actual amount of interest you receive on
                                 your certificates on each distribution date
                                 will depend on:

                                 o    the amount of interest accrued on your
                                      certificates;

                                 o    the total amount of funds available for
                                      distribution to your certificates; and

                                 o    the amount of any accrued interest not
                                      paid on your certificates on earlier
                                      distribution dates.

                                 Interest is required to be calculated on the
                                 basis of a 360-day year consisting of twelve
                                 30-day months.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.

   Principal Distributions....   On each distribution date, one or more classes
                                 of the offered certificates will be entitled to
                                 distributions of principal. See "Description of
                                 the Certificates--Principal" in this prospectus
                                 supplement for a detailed discussion of the
                                 amount and timing of principal distributions.

RELATIONSHIP BETWEEN LOAN
   GROUPS AND CERTIFICATE
   GROUPS.....................   The certificates with a "1" prefix and the
                                 Class A-R Certificates are sometimes referred
                                 to in this prospectus supplement as the group 1
                                 senior certificates and they correspond to the
                                 mortgage loans in loan group 1. The
                                 certificates with a "2" prefix are sometimes
                                 referred to in this prospectus supplement as
                                 the group 2 senior certificates and they
                                 correspond to the mortgage loans in loan group
                                 2. The certificates with a "3" prefix are
                                 sometimes referred to in this prospectus
                                 supplement as the group 3 senior certificates
                                 and they correspond to the mortgage loans in
                                 loan group 3. The certificates with a "4"
                                 prefix are sometimes referred to in this
                                 prospectus supplement as the group 4 senior
                                 certificates and they correspond to the
                                 mortgage loans in loan group 4. The

--------------------------------------------------------------------------------

                                       S-2

--------------------------------------------------------------------------------

                                 certificates with a "5" prefix are sometimes
                                 referred to in this prospectus supplement as
                                 the group 5 senior certificates and they
                                 correspond to the mortgage loans in loan group
                                 5. The subordinated certificates correspond to
                                 the mortgage loans in all loan groups. The
                                 certificates generally receive distributions
                                 based on principal and interest collected from
                                 the mortgage loans in the corresponding loan
                                 group or loan groups.

                                 See "Description of the Certificates--General"
                                 and "--Book-Entry Certificates" in this
                                 prospectus supplement and "Description of the
                                 Mortgage Loans--General" in this prospectus
                                 supplement, and "Description of the Trust
                                 Funds--Mortgage Loans" in the accompanying
                                 prospectus.

THE MORTGAGE LOANS............   The trust will be comprised primarily of five
                                 groups of hybrid adjustable-rate mortgage
                                 loans, all of which are secured by first
                                 priority mortgages or deeds of trust on
                                 residential one- to four- family properties and
                                 have original terms to maturity of up to
                                 approximately 30 years.

                                 The mortgage loans to be deposited into the
                                 trust on the closing date are expected to have
                                 the following approximate characteristics based
                                 on the stated principal balances of the
                                 mortgage loans as of June 1, 2005:

                                 Loan Group 1



                                 Number of Mortgage Loans:.................................................1,023
                                 Aggregate Scheduled Principal Balance:.............................$237,474,359
                                 Range of Scheduled Principal Balances:......................$38,847 to $656,250
                                 Average Scheduled Principal Balance:...................................$232,135
                                 Range of Current Mortgage Rates:...............................4.125% to 7.750%
                                 Aggregate Original Principal Balance:..............................$237,775,406
                                 Weighted Average Current Mortgage Rate:..................................5.592%
                                 Weighted Average Maximum Mortgage Rate:.................................11.587%
                                 Weighted Average Gross Margin:...........................................2.264%
                                 Weighted Average Months to Roll:......................................32 months
                                 Weighted Average Original Term to Maturity:..........................360 months
                                 Weighted Average Remaining Scheduled
                                    Term to Maturity:.................................................356 months
                                 Weighted Average Original Loan-to-Value Ratio:...........................78.12%
                                 Weighted Average Original Effective Loan-to-Value Ratio:.................77.94%
                                 Owner-Occupied:..........................................................88.38%
                                 Weighted Average FICO Score:................................................714
                                 Geographic Concentration of Mortgaged Properties
                                    Securing Mortgage Loans in Excess of 5% of the
                                    Aggregate Scheduled Principal Balance:...................California   49.30%
                                                                                             Washington    5.95%
                                 Originators in excess of 5% of Aggregate
                                    Scheduled Principal Balance:.............................GreenPoint   68.32%
                                                                                                   MSMC   15.74%
                                                                                             MortgageIT   12.24%


                                 Loan Group 2



                                 Number of Mortgage Loans:......................................................586
                                 Aggregate Scheduled Principal Balance:................................$304,372,596
                                 Range of Scheduled Principal Balances:......................$359,955 to $2,000,000
                                 Average Scheduled Principal Balance:......................................$519,407
                                 Range of Current Mortgage Rates:..................................4.375% to 7.250%
                                 Aggregate Original Principal Balance:.................................$304,538,427
                                 Weighted Average Current Mortgage Rate:.....................................5.580%
                                 Weighted Average Maximum Mortgage Rate:....................................11.567%
                                 Weighted Average Gross Margin:..............................................2.245%
                                 Weighted Average Months to Roll:.........................................33 months
                                 Weighted Average Original Term to Maturity:.............................360 months
                                 Weighted Average Remaining Scheduled
                                    Term to Maturity:....................................................357 months
                                 Weighted Average Original Loan-to-Value Ratio:..............................76.11%
                                 Weighted Average Original Effective Loan-to-Value Ratio:....................75.97%


--------------------------------------------------------------------------------

                                       S-3

--------------------------------------------------------------------------------



                                 Owner-Occupied:.............................................................93.66%
                                 Weighted Average FICO Score:...................................................713
                                 Geographic Concentration of Mortgaged Properties
                                    Securing Mortgage Loans in Excess of 5% of the
                                    Aggregate Scheduled Principal Balance:......................California   73.55%
                                 Originators in excess of 5% of Aggregate
                                 Scheduled Principal Balance:...................................GreenPoint   59.67%
                                                                                                      MSMC   26.22%
                                                                                                    MSDWCC    7.56%
                                                                                                MortgageIT    5.96%


                                 Loan Group 3



                                 Number of Mortgage Loans:.....................................................657
                                 Aggregate Scheduled Principal Balance:...............................$185,473,295
                                 Range of Scheduled Principal Balances:......................$29,910 to $2,000,000
                                 Average Scheduled Principal Balance:.....................................$282,303
                                 Range of Current Mortgage Rates:.................................4.750% to 7.500%
                                 Aggregate Original Principal Balance:................................$185,554,239
                                 Weighted Average Current Mortgage Rate:....................................5.868%
                                 Weighted Average Maximum Mortgage Rate:...................................11.312%
                                 Weighted Average Gross Margin:.............................................2.300%
                                 Weighted Average Months to Roll:........................................57 months
                                 Weighted Average Original Term to Maturity:............................360 months
                                 Weighted Average Remaining Scheduled
                                    Term to Maturity:...................................................357 months
                                 Weighted Average Original Loan-to-Value Ratio:.............................74.18%
                                 Weighted Average Original Effective Loan-to-Value Ratio:...................73.83%
                                 Owner-Occupied:............................................................84.66%
                                 Weighted Average FICO Score:..................................................711
                                 Geographic Concentration of Mortgaged Properties
                                    Securing Mortgage Loans in Excess of 5% of the
                                    Aggregate Scheduled Principal Balance:.....................California   53.99%
                                 Originators in excess of 5% of Aggregate
                                 Scheduled Principal Balance:........................................MSMC   41.43%
                                                                                               GreenPoint   36.51%
                                                                                               MortgageIT    9.91%
                                                                                                 EverBank    8.99%


                                 Loan Group 4



                                 Number of Mortgage Loans:.....................................................132
                                 Aggregate Scheduled Principal Balance:................................$58,123,774
                                 Range of Scheduled Principal Balances:......................$50,000 to $1,500,000
                                 Average Scheduled Principal Balance:.....................................$440,332
                                 Range of Current Mortgage Rates:.................................4.125% to 7.375%
                                 Aggregate Original Principal Balance:.................................$58,352,418
                                 Weighted Average Current Mortgage Rate:....................................5.655%
                                 Weighted Average Maximum Mortgage Rate:...................................11.402%
                                 Weighted Average Gross Margin:.............................................2.120%
                                 Weighted Average Months to Roll:........................................81 months
                                 Weighted Average Original Term to Maturity:............................360 months
                                 Weighted Average Remaining Scheduled
                                    Term to Maturity:...................................................357 months
                                 Weighted Average Original Loan-to-Value Ratio:.............................67.74%
                                 Weighted Average Original Effective Loan-to-Value Ratio:...................66.19%
                                 Owner-Occupied:............................................................84.34%
                                 Weighted Average FICO Score:..................................................741
                                 Geographic Concentration of Mortgaged Properties
                                    Securing Mortgage Loans in Excess of 5% of the
                                    Aggregate Scheduled Principal Balance:.....................California   36.10%
                                                                                                  Florida    9.23%
                                                                                                 Illinois    6.00%
                                                                                                 New York    5.78%
                                                                                                    Texas    5.45%
                                 Originators in excess of 5% of Aggregate
                                 Scheduled Principal Balance:......................................MSDWCC   58.63%
                                                                                                     MSMC   24.15%
                                                                                               GreenPoint   12.97%


--------------------------------------------------------------------------------

                                       S-4

--------------------------------------------------------------------------------

                                 Loan Group 5



                                 Number of Mortgage Loans:.....................................................87
                                 Aggregate Scheduled Principal Balance:...............................$41,381,924
                                 Range of Scheduled Principal Balances:.....................$44,500 to $1,960,000
                                 Average Scheduled Principal Balance:....................................$475,654
                                 Range of Current Mortgage Rates:................................5.375% to 7.000%
                                 Aggregate Original Principal Balance:................................$41,439,435
                                 Weighted Average Current Mortgage Rate:...................................5.863%
                                 Weighted Average Maximum Mortgage Rate:..................................11.767%
                                 Weighted Average Gross Margin:............................................2.030%
                                 Weighted Average Months to Roll:......................................118 months
                                 Weighted Average Original Term to Maturity:...........................360 months
                                 Weighted Average Remaining Scheduled Term to Maturity:................358 months
                                 Weighted Average Original Loan-to-Value Ratio:............................69.92%
                                 Weighted Average Original Effective Loan-to-Value Ratio:..................67.89%
                                 Owner-Occupied:...........................................................91.03%
                                 Weighted Average FICO Score:.................................................730
                                 Geographic Concentration of Mortgaged Properties
                                    Securing Mortgage Loans in Excess of 5% of the
                                    Aggregate Scheduled Principal Balance:....................California   20.05%
                                                                                                New York   16.99%
                                                                                           Massachusetts    9.64%
                                                                                                Virginia    8.94%
                                                                                                 Florida    7.29%
                                 Originators in excess of 5% of Aggregate
                                 Scheduled Principal Balance:.....................................MSDWCC   88.17%
                                                                                              GreenPoint    8.37%


                                 See "Description of the Mortgage Loans" in this
                                 prospectus supplement.

SERVICING OF THE MORTGAGE
   LOANS......................   The master servicer will supervise the
                                 performance of each servicer under the related
                                 underlying servicing agreement to the extent
                                 required by the pooling and servicing
                                 agreement.

                                 Under the underlying servicing agreements, each
                                 servicer is generally obligated to make monthly
                                 advances of cash (to the extent such advances
                                 are deemed recoverable), which will be included
                                 with mortgage principal and interest
                                 collections, in an amount equal to any
                                 delinquent monthly payments due on the related
                                 mortgage loans serviced by that servicer on the
                                 immediately preceding determination date. The
                                 master servicer will be obligated to make any
                                 required advance if a servicer fails in its
                                 obligation to do so, to the extent described in
                                 this prospectus supplement and required by the
                                 pooling and servicing agreement. The master
                                 servicer and the servicers will be entitled to
                                 reimburse themselves for any such advances from
                                 future payments and collections (including
                                 insurance or liquidation proceeds) with respect
                                 to the related mortgage loans. However, if the
                                 master servicer or the servicers make advances
                                 which are determined to be nonrecoverable from
                                 future payments and collections on the related
                                 mortgage loan, such parties will be entitled to
                                 reimbursement for such advances prior to any
                                 distributions to certificateholders.

                                 The servicers will also make interest payments
                                 to compensate in part for any shortfall in
                                 interest payments on the certificates which
                                 results from a mortgagor prepaying a related
                                 mortgage loan. If a servicer fails to make
                                 required payments in respect of such
                                 shortfalls, the master servicer will be
                                 obligated to reduce a portion of its master
                                 servicing compensation to the extent necessary
                                 to fund any such shortfalls.

                                 See "Servicing of the Mortgage Loans--General"
                                 and "--Advances" in this prospectus supplement.

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                                       S-5

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RETENTION OF CERTAIN SERVICING
   RIGHTS.....................   The seller, as the original owner of the
                                 mortgage loans to be sold to the trust fund
                                 will retain certain rights relating to the
                                 servicing of certain of the mortgage loans,
                                 including the right to terminate certain of the
                                 servicers at any time, without cause, as
                                 further specified in the pooling and servicing
                                 agreement.

                                 See "Servicing of the Mortgage Loans--Seller's
                                 Retention of Servicing Rights" in this
                                 prospectus supplement.

CREDIT ENHANCEMENT............   The issuance of senior certificates and
                                 subordinated certificates by the trust fund is
                                 designed to increase the likelihood that senior
                                 certificateholders will receive regular
                                 payments of interest and principal.

   Subordination..............   The senior certificates will have a payment
                                 priority over the subordinated certificates.
                                 Within the classes of subordinated certificates
                                 offered by this prospectus supplement, the
                                 Class B-1 Certificates will have payment
                                 priority over the Class B-2 and Class B-3
                                 Certificates, and the Class B-2 Certificates
                                 will have a payment priority over the Class B-3
                                 Certificates. The Class B-4, Class B-5 and
                                 Class B-6 Certificates, which are not being
                                 offered to the public, are also subordinated to
                                 all of the other certificates, in that order,
                                 with the Class B-6 Certificates having the
                                 lowest priority of payment.

                                 Subordination is designed to provide the
                                 holders of certificates with a higher payment
                                 priority with protection against most losses
                                 realized when the remaining unpaid principal
                                 balance on a mortgage loan exceeds the amount
                                 of proceeds recovered upon the liquidation of
                                 that mortgage loan. In general, this loss
                                 protection is accomplished by allocating the
                                 realized losses on the mortgage loans among the
                                 classes of subordinated certificates, beginning
                                 with the class of subordinated certificates
                                 with the lowest payment priority, before
                                 realized losses on the mortgage loans are
                                 allocated to the senior certificates. However,
                                 some losses such as special hazard losses,
                                 bankruptcy losses, and fraud losses on the
                                 mortgage loans in excess of the amounts set
                                 forth in this prospectus supplement are, in
                                 general, allocated pro rata to each class of
                                 certificates related to the affected loan group
                                 instead of first being allocated to the
                                 subordinated certificates.

                                 Any realized losses on the mortgage loans in
                                 loan group 2 that would otherwise be allocated
                                 to the Class 2-A-2 Certificates will instead be
                                 allocated to the Class 2-A-3 Certificates,
                                 until its class principal balance is reduced to
                                 zero. However, the Class 2-A-2 Certificates
                                 will bear its proportionate share of any excess
                                 losses (described in the preceding paragraph)
                                 on the mortgage loans in loan group 2 without
                                 any reallocation of those excess losses to the
                                 Class 2-A-3 Certificates.

                                 The pooling and servicing agreement does not
                                 permit the allocation of realized losses to the
                                 Class P Certificates.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.

   Shifting of Interests......   Except under the circumstances described in
                                 "Description of the Certificates--Principal" in
                                 this prospectus supplement, the senior
                                 certificates will receive 100% of principal
                                 prepayments received on the mortgage loans in
                                 the related loan group until the seventh
                                 anniversary of the first distribution date,
                                 although the subordinated certificates will
                                 generally be entitled to receive their pro rata
                                 portion of scheduled principal payments on the
                                 mortgage loans on each distribution date.
                                 During the next four years, except under the
                                 circumstances described in this prospectus
                                 supplement, the senior certificates will
                                 generally

--------------------------------------------------------------------------------

                                       S-6

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                                 receive a disproportionately large, but
                                 decreasing, share of the principal prepayments
                                 on the mortgage loans. This shifting interest
                                 feature will result in a quicker return of
                                 principal to the senior certificates and
                                 increases the likelihood that holders of the
                                 senior certificates will be paid the full
                                 amount of principal to which they are entitled.

   Cross-Collateralization....   In certain circumstances relating to a loan
                                 group experiencing disproportionately high
                                 realized losses, principal and interest
                                 collected from one or more of the other loan
                                 groups may be applied to pay principal or
                                 interest, or both, to the senior certificates
                                 of the loan group experiencing such realized
                                 losses.

                                 We refer you to "Description of the
                                 Certificates--Transfer Payments" in this
                                 prospectus supplement for more information.

REGISTRATION AND DENOMINATIONS
   OF THE CERTIFICATES........   The offered certificates, other than the Class
                                 A-R Certificates, initially will be issued in
                                 book-entry form. The offered certificates will
                                 be issued in the minimum denominations set
                                 forth in "Description of the
                                 Certificates--General" in this prospectus
                                 supplement. The Class A-R Certificates are
                                 expected to be issued in fully registered,
                                 certificated form. No person acquiring an
                                 interest in the book-entry certificates will be
                                 entitled to receive a definitive certificate
                                 representing that person's interest in the
                                 trust fund, except under limited circumstances
                                 as described in this prospectus supplement.
                                 Beneficial owners may elect to hold their
                                 interests through The Depository Trust Company.
                                 Transfers within DTC will be in accordance with
                                 the usual rules and operating procedures of
                                 DTC. See "Description of the
                                 Certificates--General" in this prospectus
                                 supplement.

OPTIONAL TERMINATION..........   On any distribution date on or after the
                                 distribution date in the month in which the
                                 aggregate stated principal balance of the
                                 mortgage loans declines to 1% or less of the
                                 aggregate stated principal balance of the
                                 mortgage loans as of the cut-off date, the
                                 master servicer shall have the right to
                                 purchase all of the mortgage loans and any
                                 related REO properties owned by the trust and
                                 thereby effect the early retirement of the
                                 certificates.

LAST SCHEDULED DISTRIBUTION
   DATE.......................   The distribution date in July 2035, which is
                                 the distribution date in the month following
                                 the scheduled maturity date for the latest
                                 maturing mortgage loan in the trust fund. The
                                 actual final distribution date of any class of
                                 certificates may be earlier or later, and could
                                 be substantially earlier, than such class' last
                                 scheduled distribution date.

TAX STATUS....................   For federal income tax purposes, the Trust Fund
                                 (exclusive of certain additional collateral)
                                 will comprise one or more REMICs: one or more
                                 underlying REMICs and the master REMIC. Each
                                 underlying REMIC (if any) will hold the
                                 mortgage loans (or uncertificated regular
                                 interests) and will issue several classes of
                                 uncertificated regular interests and a single
                                 uncertificated residual interest. The master
                                 REMIC will hold as assets regular interests
                                 issued by one or more underlying REMICs (or if
                                 there are no underlying REMICs, the mortgage
                                 loans) and will issue the several classes of
                                 certificates, which, other than the Class A-R
                                 Certificates, will represent the regular
                                 interests in the master REMIC. The Class A-R
                                 Certificates will represent ownership of both
                                 the residual interest in the master REMIC and
                                 the residual interests in any underlying
                                 REMICs.

                                 See "Material Federal Income Tax Consequences"
                                 in this prospectus supplement and "Federal
                                 Income Tax Consequences" in the accompanying
                                 prospectus.

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                                       S-7

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ERISA CONSIDERATIONS..........   If you are a fiduciary of any employee benefit
                                 plan or other retirement arrangement subject to
                                 the Employee Retirement Income Security Act of
                                 1974, as amended, or Section 4975 of the
                                 Internal Revenue Code of 1986, as amended, you
                                 should consult with counsel as to whether you
                                 can buy or hold an offered certificate. Subject
                                 to a number of conditions, it is expected that
                                 offered certificates (other than the Class A-R
                                 Certificates) will be eligible for purchase by
                                 such investors. See "ERISA Matters" in this
                                 prospectus supplement.

LEGAL INVESTMENT..............   The offered certificates (other than the Class
                                 B-2 and Class B-3 Certificates) will constitute
                                 "mortgage-related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended, so long as they are rated
                                 in one of the two highest rating categories by
                                 at least one nationally recognized statistical
                                 rating agency.

                                 The Class B-2 and Class B-3 Certificates will
                                 not constitute "mortgage-related securities."
                                 See "Legal Investment" in the accompanying
                                 prospectus.

CERTIFICATE RATINGS...........   On the closing date, the offered certificates
                                 must have ratings not lower than those set
                                 forth on page iii of this prospectus supplement
                                 by Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc. and
                                 by Fitch, Inc.

                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating organization may revise or withdraw a
                                 rating at any time. The ratings do not address
                                 the possibility that holders of the offered
                                 certificates may suffer a lower than
                                 anticipated yield. See "Ratings" in this
                                 prospectus supplement for a discussion of the
                                 primary factors on which the ratings are based.

--------------------------------------------------------------------------------

                                       S-8

                                  RISK FACTORS

          Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans.

          The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

          You should carefully consider, among other things, the factors described below and under "Yield, Prepayment and Weighted Average Life" in this prospectus supplement and "Risk Factors" in the accompanying prospectus before purchasing the certificates.

CERTIFICATES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS

          The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

          o    The amounts you receive on your certificates will depend on the amount of the payments borrowers make on the related mortgage loans. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your
               certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

          o    The yield to maturity on your certificates will depend primarily on the purchase price of your certificates and the rate of principal payments and realized losses on the mortgage loans in the trust.

          o    Rapid prepayment rates on the mortgage loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

          o    The mortgage loans in loan group 1 and loan group 2 have fixed interest rates for 3 years, the mortgage loans in loan group 3 have fixed interest rates for 5 years, the mortgage loans in loan group 4 have fixed interest rates for 7 years and the mortgage loans in loan group 5 have fixed interest rates for 10 years, in each case from the date of origination and then adjust based upon a specified index either semi-annually or annually, depending on the terms of the related mortgage note. These mortgage loans may have higher prepayments as they approach their first adjustment dates because the related mortgagors may want to avoid periodic changes to their monthly payments.

          o    If the mortgage loans in a loan group with relatively higher mortgage rates prepay, the pass-through rates on the related classes of certificates may be reduced and your yield may be lower than you anticipate.

                                       S-9

CREDIT ENHANCEMENT MAY NOT BE ADEQUATE

          A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

          The certificates are not insured by any financial guaranty insurance policy. The subordination, loss allocation and shifting interest features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans in the related loan group or loan groups.

          The amount of any realized losses, other than excess losses, experienced on a mortgage loan will be applied to reduce the principal balance of the class of subordinated certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero.
If subordination is insufficient to absorb losses on the mortgage loans, then holders of more senior classes will incur realized losses and may never receive all of their principal payments. You should consider the following:

o    if you buy a Class B-3 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-4, Class B-5 and Class B-6
     Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-3
     Certificates by the amount of that excess;

o    if you buy a Class B-2 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-3, Class B-4, Class B-5 and
     Class B-6 Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-2
     Certificates by the amount of that excess;

o    if you buy a Class B-1 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-2, Class B-3, Class B-4, Class
     B-5 and Class B-6 Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other
     Class B-1 Certificates by the amount of that excess; and

o    after the aggregate class principal balance of the subordinated certificates has been reduced to zero, realized losses on the mortgage loans in a loan group will reduce the class principal balances of the related senior certificates, except that any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the
     Class 2-A-2 Certificates will instead be allocated to the Class 2-A-3
     Certificates, until its class principal balance is reduced to zero.
     Investors in the Class 2-A-2 Certificates should note that the initial class principal balance of the Class 2-A-2 Certificates is $100,000,000 while the initial class principal balance of the Class 2-A-3 Certificates is only $8,700,000. See "Description of the Certificates--Priority of
     Distributions Among Certificates" and "--Allocation of Losses" in this prospectus supplement.

          Furthermore, the subordinated certificates will provide only limited protection against some categories of losses on the mortgage loans such as bankruptcy losses, fraud losses and special hazard losses in excess of the amounts specified in this prospectus supplement. Any losses on the mortgage loans in a loan group in excess of those amounts will be allocated pro rata among each class of senior certificates related to that loan group and each class of subordinated certificates, even if the principal balance of each class of subordinated certificates has not been reduced to zero. However, unlike with respect to realized losses, the Class 2-A-2 Certificates will bear its proportionate share of any excess losses on the mortgage loans in loan group 2 without any reallocation of those excess losses to the Class 2-A-3 Certificates.
You should note that it is possible that a disproportionate amount of coverage for these types of losses may be experienced by one loan group which could make certificates related to the other loan group more likely to suffer a loss.

                                      S-10

          We refer you to "Description of the Certificates - Transfer Payments"
in this prospectus supplement for more information.

THERE ARE RISKS INVOLVING UNPREDICTABILITY OF PREPAYMENTS AND THE
EFFECT OF PREPAYMENTS ON YIELDS

          The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans in the related loan group, in the case of the senior certificates, or all of the loan groups, in the case of the subordinated certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

o    the amortization schedules of the mortgage loans; and

o    the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

                    o    refinancing by borrowers;

                    o    liquidations of defaulted loans by a servicer; and

                    o    repurchases of mortgage loans by an originator or the
                         seller as a result of defective documentation or
                         breaches of representations and warranties.

          The yield to maturity of the certificates will also be affected by the exercise of the optional termination of the trust by the master servicer.

          With the exception of approximately 25.23% of the mortgage loans by aggregate stated principal balance of the mortgage loans as of the cut-off date, all of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

          o    if you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

          o    if you are purchasing an offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected;

          o    if the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

          o    the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered
               certificate at a premium and the average rate of principal payments is consistent with your expectations, but the rate of principal payments occurs initially at a rate higher than
               expected, your yield would be adversely impacted and a subsequent reduction in the rate of principal payments will not fully offset that adverse yield effect; and

          o    the priorities governing payments of scheduled and unscheduled principal on the mortgage loans will have the effect of
               accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of
               subordinated certificates.

                                      S-11

          Prepayment penalties on the mortgage loans will be distributed to the
Class P Certificates and will not be available to the holders of other classes of certificates. See "Yield, Prepayment and Weighted Average Life" and
"Description of the Certificates--Principal" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

YOUR YIELD WILL BE AFFECTED BY THE INTEREST-ONLY FEATURE OF SUBSTANTIALLY ALL OF
THE MORTGAGE LOANS

          Approximately 91.95%, 97.02%, 89.27%, 93.52% and 98.96% of the
mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5, respectively, require monthly payments of only accrued interest for a substantial period of time after origination. During the interest-only period, less principal will be available for distribution to the holders of the related certificates than otherwise would be the case. In addition, these loans may have a higher risk of default after the interest-only period due to the larger outstanding balance and the increased monthly payment necessary to amortize fully the mortgage loan. In addition, during the interest-only period, these mortgage loans may be less likely to prepay since the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing.
As the interest-only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to amortize fully the mortgage loans.

          Investors should consider the fact that interest only loans reduce the monthly payment required by borrowers during the interest only period and consequently the monthly housing expense used to qualify borrowers pursuant to originators' underwriting guidelines. As a result, interest only loans may allow some borrowers to qualify for a mortgage loan who would not otherwise qualify for a fully amortizing mortgage loan or may allow them to qualify for a larger loan that would otherwise be the case.

YOUR YIELD MAY BE AFFECTED BY CHANGES IN INTEREST RATES

          After their respective initial fixed-rate periods, the mortgage rate on each mortgage loan adjusts based upon six-month LIBOR, one-year LIBOR or one-year CMT, depending on the terms of the related mortgage note. No prediction can be made as to future levels of any of these indices or as to the timing of any changes therein, each of which will directly affect the yields of the related classes of certificates. See "Description of the Certificates --
Interest" in this prospectus supplement.

YOUR YIELD WILL BE AFFECTED BY HOW MORTGAGE LOAN INTEREST RATE ADJUSTMENTS ARE
LIMITED

          The offered certificates will accrue interest at a pass-through rate based on the weighted average of the interest rates on the mortgage loans in the related loan group, in the case of the senior certificates, and in all of the loan groups, in the case of the subordinated certificates, net of certain expenses of the trust fund. All of the mortgage loans have periodic and maximum limitations on adjustments to the interest rate on the mortgage loans.
Consequently, the operation of these interest rate caps may limit increases in one or more pass-through rates for extended periods in a rising interest rate environment.

INADEQUACY OF VALUE OF PROPERTIES COULD AFFECT SEVERITY OF LOSSES

          Assuming that the related mortgaged properties provide adequate security for the mortgage loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the mortgage loans and thereby reduce the security for the mortgage loans. As a result, the risk that you will suffer losses could increase. If any of the properties fail to provide adequate security for the related loan, you may experience a loss. See "Legal Aspects of the Mortgage Loans--Foreclosure" in the accompanying prospectus.

                                      S-12

BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES

          The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses. See "--Credit Enhancement May Not Be Adequate" above.

THERE ARE RISKS IN HOLDING SUBORDINATED CERTIFICATES

          The protections afforded the senior certificates create risks for the related subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield:

          o    Because the subordinated certificates receive interest and principal distributions after the senior certificates receive those distributions, there is a greater likelihood that the subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

          o    If the servicer of a mortgage loan determines not to advance a delinquent payment on that mortgage loan because the servicer determines the amount is not recoverable from a borrower, there may be a shortfall in distributions on the certificates which will impact the subordinated certificates.

          o    Losses resulting from the liquidation of defaulted loans will be allocated first to the subordinated certificates. A loss
               allocation results in a reduction in a certificate balance, potentially to zero, without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

          o    The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on your yield on the subordinated certificates.

          The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class P Certificates. See
"Description of the Certificates" and "Yield, Prepayment and Weighted Average
Life" in this prospectus supplement.

          Except under the circumstances described in this prospectus supplement, the subordinated certificates are not entitled to a full proportionate share of principal prepayments on the mortgage loans until the beginning of the twelfth year after the closing date. In addition, if certain losses on the mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of the subordinated certificates with lower priorities of payment will be paid to the classes of subordinated certificates with higher priorities of payment. Accordingly, the weighted average lives of the subordinated certificates will be longer than would be the case if distributions of principal were allocated among all of the related classes of certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of these classes of certificates have a greater risk of suffering a loss on their investments.

GEOGRAPHIC CONCENTRATION COULD INCREASE LOSSES ON THE MORTGAGE LOANS

          The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Any concentration of the mortgaged properties securing the mortgage loans in particular geographic regions might magnify the effect on the pool of mortgage loans of adverse economic conditions or of special hazards in these areas, such as earthquakes or tornadoes, and might increase the rate of delinquencies, defaults and losses on the mortgage loans. Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified.

                                      S-13

          Approximately 49.30%, 73.55%, 53.99%, 36.10% and 20.05% of the
mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 5, respectively, in each case by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, are secured by properties located in California. Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

          See "Description of the Mortgage Loans" in this prospectus supplement.

CROSS-COLLATERALIZATION AMONG THE LOAN GROUPS; LIMITED RECOURSE

          Except as described in "Description of the Certificates--Transfer
Payments," interest and principal on the senior certificates will be allocated based on amounts collected in respect of the mortgage loans in the related loan group. In the case of the senior certificates, the loan groups will generally not be "cross-collateralized"--interest and principal collections received from the mortgage loans in a loan group will only be available for distribution to the related certificates and not to the senior certificates related to the other loan groups. On the other hand, collections from all of the mortgage loans will be available to make distributions to the subordinated certificates.

          Because the subordinated certificates represent interests in all of the mortgage loans, the class principal balances of the subordinated certificates could be reduced to zero as a result of realized losses on the mortgage loans in any one loan group. Therefore, the allocation of realized losses on the mortgage loans in any loan group to the subordinated certificates will reduce the subordination provided by the subordinated certificates to all of the senior certificates, including the senior certificates related to the loan groups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the loan groups that did not suffer those previous losses.

          Neither the certificates nor the assets of the trust fund will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

RECOURSE ON DEFECTIVE MORTGAGE LOANS IS LIMITED

          The seller or an originator may be required to purchase mortgage loans from the trust fund in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans. If the seller or the originator that made the breached representation or warranty fails to repurchase that mortgage loan, it will remain in the trust fund.

BANKRUPTCY OR INSOLVENCY MAY AFFECT THE TIMING AND AMOUNT OF DISTRIBUTIONS ON
THE CERTIFICATES

          The seller and the depositor will treat the transfer of the mortgage loans in the trust fund by the seller to the depositor as a sale for accounting purposes. The depositor and the trust fund will treat the transfer of the mortgage loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the mortgage loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. If the seller becomes bankrupt, its bankruptcy trustee or one of the seller's creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the seller, secured by a pledge of the mortgage loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the mortgage loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of the depositor's creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the depositor, secured by a pledge of the mortgage loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

                                      S-14

          If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor to the master servicer.
If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds, the trust fund may not have a perfected interest in those collections. In this case the trust fund might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing.
Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust fund may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

          Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the mortgage loans and even to reduce the aggregate amount of payments on the mortgage loans.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

          Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans.
Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the master servicer (in its capacity as successor servicer) or the related servicer to damages and administrative enforcement.

          The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia, with respect to
Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some case impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the trust. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The originators and the seller have warranted that the mortgage loans do not include any mortgage loan in violation of HOEPA or similar state laws.
However, if the trust fund should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable. See "Legal Aspects of the
Mortgage Loans" in the accompanying prospectus.

FAILURE OF SERVICERS AND MASTER SERVICER TO PERFORM MAY ADVERSELY AFFECT
DISTRIBUTIONS ON CERTIFICATES

          The amount and timing of distributions on the certificates generally will be dependent on servicers performing their respective servicing obligations and on the master servicer performing its master servicing obligations in an adequate and timely manner. See "Servicing of the Mortgage Loans--Servicing and
Collection Procedures" in this prospectus supplement. If a servicer or the master servicer fails to perform its respective servicing or master servicing obligations, this failure may result in the termination of that servicer or master servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the mortgage loans. As a result, shortfalls in the distributions due on your certificates could occur.

                                      S-15

YOUR YIELD MAY BE AFFECTED IF THERE IS A TRANSFER OF SERVICING OF CERTAIN
MORTGAGE LOANS

          The seller retained the right, subject to certain conditions, to terminate certain of the servicers as servicers with respect to the related mortgage loans and cause the transfer of the servicing of those mortgage loans to be transferred to third parties. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, if the servicing of these mortgage loans is transferred, the rates of delinquencies, defaults and losses are likely to increase, at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of any servicing or as to what affect on the yield on your certificates will be. In addition, even though a servicing transfer cannot occur unless certain conditions set forth in the pooling and servicing agreement are met, there can be no guarantee that a servicing transfer will not have an adverse impact on the rates of delinquency, default and losses on the related mortgage loans.

LIMITED LIQUIDITY MAY ADVERSELY AFFECT MARKET VALUE OF CERTIFICATES

          A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding. Lack of liquidity could result in a substantial decrease in the market value of your certificates. See "Risk
Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your
Certificates" in the accompanying prospectus.

          The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates.
Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK-ENTRY SYSTEM

          Unless you are the purchaser of a Class A-R Certificate, your ownership of the offered certificates will be registered electronically with
DTC. The lack of physical certificates could:

          o    result in payment delays on your certificates because the trustee will be sending distributions on the certificates to DTC instead of directly to you;

          o    make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

          o    hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form. See "Description of the Certificates--Book-Entry
               Certificates" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive
               Certificates" in the accompanying prospectus.

MILITARY ACTION AND TERRORIST ATTACKS

          The effects that military action by U.S. forces in Iraq and
Afghanistan or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the
National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers' Civil Relief
Act (formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940), or
similar state laws, and neither the master servicer nor the servicers will be required to advance for any interest shortfall caused by any such reduction.
Shortfalls in interest may result from the application of the Servicemembers'
Civil Relief Act or similar

                                      S-16

state laws. Interest payable to senior and subordinated certificateholders will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers' Civil Relief Act or similar state laws. See "Legal Aspects of the Mortgage Loans--Servicemembers'
Civil Relief Act" in the accompanying prospectus.

RISKS RELATED TO THE CLASS A-R CERTIFICATES

          The holders of the Class A-R Certificates must include the taxable income or loss of each REMIC created by the trust in determining its federal taxable income. It is not anticipated that the residual certificateholders will receive distributions from the trust. As such, prospective investors are cautioned that the residual certificateholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders of those certificates must have sufficient sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includible by the holders of the residual certificates will be treated as "excess inclusion"
income. As such, the holder will (i) be unable to use net operating losses to offset such income, (ii) treat such income as "unrelated business taxable income" (if applicable), and (iii) if such holder is a foreign person, be subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

          Under the provisions of the Internal Revenue Code relating to REMICs, it is likely that the residual certificates will be considered to be a
"non-economic residual interest." As such, a transfer of those certificates would be disregarded if it had a significant purpose to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the residual certificates will require each transferee to affirm that it (i)
historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificate in excess of cash flows generated by it, (iii) intends to pay taxes associated with holding such residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit. Each transferor must certify in writing to the trustee that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Under the regulations, any transfer of the Class
A-R Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. A significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of each REMIC created by the trust fund.
Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "Offshore Location"), (c) the transferee represents that it will not cause income from the Class A-R
Certificate to be attributable to an Offshore Location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied.
See "Material Federal Income Tax Consequences--The Class A-R Certificates" and
"ERISA Matters" in this prospectus supplement and "Federal Income Tax
Consequences--REMICs-Taxation of Owners of REMIC Residual Certificates," and
"Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC
Residual Certificates" in the accompanying prospectus.

          An individual, trust or estate that holds a Class A-R Certificate
(whether the residual certificate is held directly or indirectly through certain pass-through entities) also would have additional gross income with respect to, but may be subject to limitations or disallowance of deductions for servicing fees on the mortgage loans and other administrative expenses properly allocable to such residual certificate in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses at all in computing such holder's alternative minimum tax liability. As a result, the Class A-R
Certificates generally are not suitable investments for individuals or for partnerships, estates or S corporations with individuals as partners, beneficiaries or shareholders. The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Class A-R Certificates in proportion to their respective ownership interests. See "Federal Income Tax Consequences--REMICS-Taxation of
Owners of REMIC Residual Certificates" in the accompanying prospectus.
Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of a Class A-R Certificate are unclear. Any transferee of a Class

                                      S-17

A-R Certificate receiving such consideration should consult its tax advisors.

          Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificates may be significantly lower than would be the case if the Class A-R Certificates were taxed as debt instruments and could be negative.

                           FORWARD-LOOKING STATEMENTS

          In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables set forth under "Yield, Prepayment and Weighted Average Life" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus and include words like "expects," "intends,"
"anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

          (1)  economic conditions and industry competition;

          (2)  political and/or social conditions; and

          (3)  the law and government regulatory initiatives.

          We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

          On the Closing Date, Morgan Stanley Mortgage Loan Trust 2005-3AR (the
"TRUST FUND") will own approximately 2,485 mortgage loans (the "MORTGAGE LOANS"
or the "MORTGAGE POOL") with an aggregate unpaid principal balance of approximately $826,825,948 (the "AGGREGATE CUT-OFF DATE POOL PRINCIPAL BALANCE")
as of June 1, 2005 (the "CUT-OFF DATE"), after deducting payments due on or before the Cut-off Date. The Mortgage Loans are secured by first liens on fee simple interests in one- to four-family residential properties (each, a
"MORTGAGED PROPERTY"). All of the Mortgage Loans have original terms to maturity of up to approximately 30 years. At the Cut-off Date, the Mortgage Loans have been segregated into five groups ("LOAN GROUP 1," "LOAN GROUP 2," "LOAN GROUP
3", "LOAN GROUP 4" and "LOAN GROUP 5", respectively, and each, a "LOAN GROUP").
Loan Group 1 will consist of approximately 1,023 Mortgage Loans (the "GROUP 1
MORTGAGE LOANS") with an aggregate unpaid principal balance of approximately
$237,474,359 (the "AGGREGATE CUT-OFF DATE LOAN GROUP 1 BALANCE"). Loan Group 2
will consist of approximately 586 Mortgage Loans (the "GROUP 2 MORTGAGE LOANS")
with an aggregate unpaid principal balance of approximately $304,372,596 (the
"AGGREGATE CUT-OFF DATE LOAN GROUP 2 BALANCE"). Loan Group 3 will consist of approximately 657 Mortgage Loans (the "GROUP 3 MORTGAGE LOANS") with an aggregate unpaid principal balance of approximately $185,473,295 (the "AGGREGATE
CUT-OFF DATE LOAN GROUP 3 BALANCE"). Loan Group 4 will consist of approximately
132 Mortgage Loans (the "GROUP 4 MORTGAGE LOANS") with an aggregate unpaid principal balance of approximately $58,123,774 (the "AGGREGATE CUT-OFF DATE LOAN
GROUP 4 BALANCE"). Loan Group 5 will consist of approximately 87 Mortgage Loans
(the "GROUP 5 MORTGAGE LOANS") with an aggregate unpaid principal balance of approximately $41,381,924 (the "AGGREGATE CUT-OFF DATE LOAN GROUP 5 BALANCE",
and each of the Aggregate Cut-off Date Loan Group 1 Balance, Aggregate Cut-off
Date Loan Group 2 Balance, Aggregate Cut-off Date Loan Group 3 Balance,
Aggregate Cut-off Date Loan Group 4 Balance and Aggregate Cut-off Date Loan
Group 5 Balance, an "AGGREGATE CUT-OFF DATE LOAN GROUP BALANCE"). As described herein at "Description of the Certificates--General," the Mortgage Loans have been segregated into Loan Groups for the purpose of allocating distributions among the Senior Certificates. Each Loan Group has the characteristics described below.

                                      S-18

          The "TRUST FUND" will include, in addition to the Mortgage Pool, (i)
the amounts held from time to time in one or more accounts maintained in the name of the Trustee pursuant to the Pooling and Servicing Agreement, (ii) the amounts held from time to time in the Custodial Accounts and the Distribution
Account maintained in the name of the Trustee pursuant to the Pooling and
Servicing Agreement, (iii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure, (iv) the pledge agreements or guaranty agreements, as applicable, in respect of the
Additional Collateral Mortgage Loans, as described below, (v) all insurance policies related to the Mortgage Loans and any insurance proceeds and (vi) all of the right, title and interest of the Depositor to the mortgage loan purchase agreement, the underlying mortgage loan purchase agreements and the underlying servicing agreements as described under "Assignment of the Mortgage Loans"
below. The rights in respect of the Additional Collateral (as defined below)
will not be part of any REMIC.

          The following is a summary description of the Mortgage Loans in each
Loan Group as of the Cut-off Date. The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor. As a result, the information regarding the Mortgage
Loans may vary from comparable information based upon the actual composition of the Loan Groups as of the Closing Date, although such variance will not be material.

          Whenever reference is made herein to a percentage of some or all of the Mortgage Loans or some or all of a Loan Group, such percentage is determined on the basis of the Stated Principal Balance (as defined below at "Description of the Certificates--Glossary") of the Mortgage Loans in the aggregate or in a particular Loan Group as of the Cut-off Date.

          The following table sets forth, by Aggregate Cut-off Date Loan Group
Balance, the Mortgage Loans originated by each of Morgan Stanley Mortgage
Capital Inc. ("MSMC"), EverBank ("EVERBANK"), MortgageIT, Inc. ("MORTGAGEIT "),
NetBank ("NETBANK"), Morgan Stanley Dean Witter Credit Corporation ("MSDWCC")
and GreenPoint Mortgage Funding, Inc. ("GREENPOINT"), and each of MSMC,
EverBank, NetBank, MSDWCC, and GreenPoint, an "ORIGINATOR") in each Loan Group:



                                          PERCENT         PERCENT         PERCENT         PERCENT         PERCENT
                                       ORIGINATED IN   ORIGINATED IN   ORIGINATED IN   ORIGINATED IN   ORIGINATED IN
ORIGINATOR                              LOAN GROUP 1    LOAN GROUP 2    LOAN GROUP 3    LOAN GROUP 4    LOAN GROUP 5
------------------------------------   -------------   -------------   -------------   -------------   -------------

MSMC
(the "MSMC MORTGAGE LOANS").........       15.74%          26.22%          41.43%          24.15%           1.26%
EverBank
(the "EVERBANK MORTGAGE LOANS").....        2.09%           0.58%           8.99%           2.42%             --
GreenPoint
(the "GREENPOINT MORTGAGE LOANS")...       68.32%          59.67%          36.51%          12.97%           8.37%
MortgageIT, Inc.
(the "MORTGAGEIT ")                        12.24%           5.96%           9.91%           1.83%           2.20%
MSDWCC
(the "MSDWCC MORTGAGE LOANS").......        1.12%           7.56%           2.29%          58.63%          88.17%
NetBank
(the "NETBANK").....................        0.49%             --            0.86%             --              --


                                      S-19

          Additional Collateral Mortgage Loans. Certain of the Mortgage Loans
with loan-to-value ratios in excess of 80% are "ADDITIONAL COLLATERAL MORTGAGE
LOANS," which, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or are supported by a third-party guarantee (together the "ADDITIONAL
COLLATERAL"). In connection with the liquidation of an Additional Collateral
Mortgage Loan, the related Servicer will attempt to realize for the benefit of the trust fund on the security interest in the Additional Collateral of a defaulted Additional Collateral Mortgage Loan that is in liquidation. Such
Additional Collateral may no longer be required when the principal balance of such Additional Collateral Mortgage Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such Additional Collateral Mortgage Loan is reduced to the related Servicer's applicable loan-to-value ratio limit for such
Mortgage Loan by virtue of an increase in the appraised value of the mortgaged property as determined by that servicer.

          On or prior to the Closing Date, the Depositor will have assigned to the Trust Fund its rights under a limited purpose surety bond issued to the related Originator by AMBAC Assurance Corporation (the "LIMITED PURPOSE SURETY
BOND"), which is intended to guarantee the receipt by the Trust Fund of certain shortfalls in the net proceeds realized from the liquidation of any required
Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Mortgage Loan) to the extent that any such shortfall results in a loss of principal as an Additional Collateral
Mortgage Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose
Surety Bond.

          Certain general information with respect to the Mortgage Loans as of the Cut-off Date is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Trust Fund and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing
Date, although the numerical data and certain other characteristics of the
Mortgage Loans described herein may vary within a range of plus or minus 5%.

          None of the Mortgage Loans will be guaranteed by any governmental agency. Pursuant to assignment, assumption and recognition agreements (the
"ASSIGNMENT AGREEMENTS"), each among the Depositor, the Seller or the Servicer, as applicable, the related Originator and the Trustee, on behalf of the Trust, the Seller or the Servicer, as applicable, and the Depositor will assign to the
Trustee their respective interests in the underlying mortgage loan purchase agreements (each, an "UNDERLYING MORTGAGE LOAN PURCHASE AGREEMENT") and/or the
underlying servicing agreements (each, an "UNDERLYING SERVICING AGREEMENT") with respect to the Mortgage Loans originally entered into between the Seller and the
Originators. With respect to the MSMC Mortgage Loans, the Seller will assign its interests in those Mortgage Loans, other than any retained servicing rights, to the Depositor and the Trustee under a mortgage loan purchase agreement (the
"MORTGAGE LOAN PURCHASE AGREEMENT").

          The Mortgage Loans other than the MSMC Mortgage Loans have been acquired by the Seller from the Originators in the ordinary course of its business. The Seller purchased the MSMC Mortgage Loans directly from correspondent lenders on its behalf. All of the Mortgage Loans were underwritten by the Originators substantially in accordance with the related underwriting criteria specified herein. See "--Loan Purchasing Guidelines and Underwriting
Standards" below. MSDWCC, EverBank and GreenPoint will service the MSDWCC
Mortgage Loans, EverBank Mortgage Loans and GreenPoint Mortgage Loans,
respectively, pursuant to existing underlying servicing agreements with the
Seller, which agreements, as they relate to the Mortgage Loans, have been assigned to the Trustee. Option One Mortgage Corporation ("OPTION ONE") and GMAC
Mortgage Corporation ("GMAC" and together with MSDWCC, EverBank, GreenPoint and
Option One, the "SERVICERS" and each a "SERVICER") will service the MSMC
Mortgage Loans, MortgageIT Mortgage Loans and the NetBank Mortgage Loans. Wells
Fargo Bank, National Association, as master servicer ("WELLS FARGO" or, in such capacity, the "MASTER SERVICER") will master service the Mortgage Loans.

          All of the Mortgage Loans provide for payments due on the first day of each month (the "DUE DATE"). Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.
Approximately 8.05%, 2.98%, 10.73%, 6.48% and 1.04% of the Group 1 Mortgage
Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans, Group 4 Mortgage Loans
and

                                      S-20

Group 5 Mortgage Loans, respectively, (in each case by Aggregate Cut-off Date
Loan Group Balance), will provide for the amortization of the amount financed over a series of substantially equal monthly payments. The remaining approximately 91.95%, 97.02%, 89.27%, 93.52% and 98.96% of the Group 1 Mortgage
Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans, Group 4 Mortgage Loans
and Group 5 Mortgage Loans, respectively, (in each case by Aggregate Cut-off
Date Loan Group Balance), will provide that the related mortgagors pay only interest on the principal balances of these Mortgage Loans for up to 36, 60, 84 or 120 months (with respect to Loan Group 1), up to 36 or 120 months (with respect to Loan Group 2), up to 60 or 120 months (with respect to Loan Group 3)
, up to 84 or 120 months (with respect to Loan Group 4) and up to 120 months
(with respect to Loan Group 5) after their origination, but require the entire principal balances of these Mortgage Loans to be fully amortized over the related remaining term of the Mortgage Loans (the "INTEREST ONLY LOANS"). Except
for approximately 29.83%, 14.68%, 46.60%, 9.05% and 3.33% of the Group 1
Mortgage Loans, Group 2 Mortgage Loans, Group 3 Mortgage Loans, Group 4 Mortgage
Loans and Group 5 Mortgage Loans, respectively, (in each case by Aggregate
Cut-off Date Loan Group Balance), the mortgagors may prepay their Mortgage Loans at any time without penalty. Any prepayment penalties received on these Mortgage
Loans will be distributed to the Class P Certificates and will not be available for distribution to the Offered Certificates.

          The mortgage rate (the "MORTGAGE RATE") of each of the Mortgage Loans will be fixed for a certain period of time after the origination of that
Mortgage Loan. Each mortgage note for the Mortgage Loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, either semi-annually or annually thereafter, depending on the terms of the related mortgage note (each such date, an "ADJUSTMENT DATE"), generally to equal the sum of, rounded to the nearest 0.125% of (1):

          o    if such Mortgage Rate adjusts based upon the Six-Month LIBOR
               Index, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "SIX-MONTH LIBOR INDEX"); or

          o    if such Mortgage Rate adjusts based upon the One-Year LIBOR
               Index, the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "ONE-YEAR LIBOR INDEX"); or

          o    if such Mortgage Rate adjusts based upon the One-Year CMT Index, the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the
               Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the day specified in the related
               Mortgage Note (the "ONE-YEAR CMT INDEX", and each of the
               Six-Month LIBOR Index, the One-Year LIBOR Index and the One-Year
               CMT Index, a "MORTGAGE INDEX"),

and (2) a fixed percentage amount specified in the related mortgage note (the
"GROSS MARGIN"); provided, however, that the Mortgage Rate for the Mortgage
Loans will not increase or decrease by more than a certain amount specified in the mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a "SUBSEQUENT PERIODIC RATE CAP"), with the exception of the initial
Adjustment Date for which the Mortgage Rate on each Mortgage Loan will not increase or decrease by more the certain amount specified in the related mortgage note (each limit on initial adjustments in the Mortgage Rate is referred to as a "INITIAL PERIODIC RATE CAP"). Adjustments to the Mortgage Rate
for each Mortgage Loan are subject to a lifetime maximum interest rate (the
"MAXIMUM MORTGAGE RATE"). Each Mortgage Loan specifies a lifetime minimum interest rate (the "MINIMUM MORTGAGE RATE"), which in some cases is equal to the
Gross Margin for that Mortgage Loan.

                                      S-21

          All of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans are
3/1 Mortgage Loans or 3/6 Month Mortgage Loans. All of the Group 3 Mortgage
Loans are 5/1 Mortgage Loans or 5/6 Month Mortgage Loans. All of the Group 4
Mortgage Loans are 7/1 Mortgage Loans or 7/6 Month Mortgage Loans. All of the
Group 5 Mortgage Loans are 10/1 Mortgage Loans or 10/6 Month Mortgage Loans. A
"3/1 MORTGAGE LOAN", a "5/1 MORTGAGE LOAN", a "7/1 MORTGAGE LOAN" and a "10/1
MORTGAGE LOAN" has a mortgage rate that is fixed for approximately 36, 60, 84 and 120 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to annual adjustment based on a Mortgage
Index described in the preceding paragraph. A "3/6 MONTH MORTGAGE LOAN," a "5/6
MONTH MORTGAGE LOAN" a "7/6 MONTH MORTGAGE LOAN" and a "10/6 MONTH MORTGAGE
LOAN" has a mortgage rate that is fixed for approximately 36, 60, 84 and 120 months, respectively, after origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to semi-annual adjustment based on a Mortgage
Index described in the preceding paragraph.

          The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan in each Loan Group is set forth in the following table:

                                                 EARLIEST STATED   LATEST STATED
                   EARLIEST FIRST PAYMENT DATE    MATURITY DATE    MATURITY DATE
                   ---------------------------   ---------------   -------------
Loan Group 1....         September 1, 2004        August 1, 2034    June 1, 2035
Loan Group 2....          November 1, 2004       October 1, 2034    June 1, 2035
Loan Group 3....            June 1, 2004           May 1, 2034      June 1, 2035
Loan Group 4....            June 1, 2004           May 1, 2034      June 1, 2035
Loan Group 5....          November 1, 2004       October 1, 2034    June 1, 2035

          As of the Cut-off Date, none of the Mortgage Loans was more than 30 days delinquent.

          No Mortgage Loan had a Loan-to-Value Ratio at origination of more than
100%. Except for the Additional Collateral Mortgage Loans and 32 Mortgage Loans
constituting approximately 1.12% of the Mortgage Loans, by aggregate Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, each mortgage loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of the related mortgage loan, the accrued interest thereon and the related foreclosure expenses. No primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

          The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. The "EFFECTIVE LOAN-TO-VALUE RATIO" of a Mortgage
Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal amount of the related Mortgage Loan, less the amount secured by the Additional Collateral required at the time of origination, if any, and the denominator of which is the appraised value of the related
Mortgaged Property at such time or, in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the sales price of the Mortgaged
Property, if such sales price is less than such appraised value. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the
Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such
Mortgage Loans.

          As set forth in the "Credit Scores" tables below, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which

                                      S-22

analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender,
i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general.
Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

          The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated
Principal Balance of the Mortgage Loans in the Mortgage Pool and in each Loan
Group, as applicable, as of the Cut-off Date and, due to rounding, may not total
100%.

                                      S-23

                  TABULAR CHARACTERISTICS OF THE MORTGAGE POOL

                            CURRENT MORTGAGE RATES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF CURRENT MORTGAGE         MORTGAGE       BALANCE         BALANCE
RATES (%)                          LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
4.001 - 4.500.................         9     $  2,902,853.74       0.35%
4.501 - 5.000.................       211       73,231,379.75       8.86
5.001 - 5.500.................       864      285,073,816.92      34.48
5.501 - 6.000.................       995      329,446,882.07      39.84
6.001 - 6.500.................       304      100,997,429.56      12.22
6.501 - 7.000.................        86       31,469,315.21       3.81
7.001 - 7.500.................        15        3,575,844.80       0.43
7.501 - 8.000.................         1          128,425.74       0.02
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average current mortgage rate of the
     Mortgage Loans in the Mortgage Pool is expected to be approximately 5.667%
     per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF CURRENT MORTGAGE LOAN    MORTGAGE       BALANCE         BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
0.01 - 100,000.00.............        97     $  7,969,445.29       0.96%
100,000.01 - 200,000.00.......       589       90,072,528.72      10.89
200,000.01 - 300,000.00.......       610      152,826,322.83      18.48
300,000.01 - 400,000.00.......       491      171,841,176.94      20.78
400,000.01 - 500,000.00.......       341      153,454,584.09      18.56
500,000.01 - 600,000.00.......       177       97,352,939.31      11.77
600,000.01 - 700,000.00.......        84       54,158,171.67       6.55
700,000.01 - 800,000.00.......        23       17,478,324.54       2.11
800,000.01 - 900,000.00.......        17       14,421,096.84       1.74
900,000.01 - 1,000,000.00.....        32       31,260,083.25       3.78
1,000,000.01 - 1,500,000.00...        14       17,830,014.16       2.16
1,500,000.01 and above........        10       18,161,260.15       2.20
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in the Mortgage Pool is approximately $332,727.

                              DOCUMENTATION PROGRAM

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
DOCUMENTATION LEVEL                LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Limited.......................     1,691     $555,943,691.17      67.24%
Full/Alternative..............       499      157,981,934.10      19.11
No Ratio......................       103       37,402,195.27       4.52
No Documentation..............        99       36,503,934.14       4.41
Lite..........................        83       35,971,925.77       4.35
Stated Documentation..........        10        3,022,267.34       0.37
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF ORIGINAL                 MORTGAGE       BALANCE         BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
30.00 and below...............        17     $  5,809,755.63       0.70%
30.01 - 35.00.................        11        4,041,296.20       0.49
35.01 - 40.00.................         9        3,296,634.63       0.40
40.01 - 45.00.................        16        4,732,250.60       0.57
45.01 - 50.00.................        36       15,995,568.51       1.93
50.01 - 55.00.................        29       11,808,907.36       1.43
55.01 - 60.00.................        57       25,057,221.43       3.03
60.01 - 65.00.................       106       46,280,814.67       5.60
65.01 - 70.00.................       124       51,785,758.30       6.26
70.01 - 75.00.................       156       62,245,921.83       7.53
75.01 - 80.00.................     1,844      576,840,287.85      69.77
80.01 - 85.00.................        11        2,089,194.77       0.25
85.01 - 90.00.................        30        6,111,735.77       0.74
90.01 - 95.00.................         7        2,195,539.34       0.27
95.01 - 100.00................        32        8,535,060.90       1.03
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in the Mortgage Pool by Aggregate Cut-off Date Pool Principal Balance is
     approximately 75.36%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in the Mortgage Pool that may exist at the time of origination or the value of any Additional Collateral.

                  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1)(2)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF ORIGINAL EFFECTIVE       MORTGAGE       BALANCE         BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
30.00 and below...............        19     $  6,643,755.63       0.80%
30.01 - 40.00.................        21        7,541,430.83       0.91
40.01 - 50.00.................        55       21,535,246.83       2.60
50.01 - 60.00.................        90       37,856,428.79       4.58
60.01 - 70.00.................       251      104,047,916.01      12.58
70.01 - 80.00.................     1,999      638,883,409.68      77.27
80.01 - 90.00.................        39        7,805,930.54       0.94
90.01 - 100.00................        11        2,511,829.48       0.30
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

----------
(1)  The weighted average original Effective Loan-to-Value Ratio of the Mortgage
     Loans in the Mortgage Pool by Aggregate Cut-off Date Pool Principal Balance
     is approximately 74.97%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in the Mortgage Pool that may exist at the time of origination.

                                      S-24

                                CREDIT SCORES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
RANGE OF CREDIT SCORES             LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
500 and below.................         1     $    319,673.75       0.04%
551 - 575.....................         2          727,000.00       0.09
576 - 600.....................         3          629,429.60       0.08
601 - 625.....................        16        5,091,549.17       0.62
626 - 650.....................        80       27,638,816.04       3.34
651 - 675.....................       238       86,409,656.41      10.45
676 - 700.....................       589      191,218,106.17      23.13
701 - 725.....................       607      199,410,412.07      24.12
726 - 750.....................       467      150,329,377.80      18.18
751 - 775.....................       284       96,019,691.26      11.61
776 - 800.....................       166       58,213,860.87       7.04
801 - 825.....................        32       10,818,374.65       1.31
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average current Credit Score of the
     Mortgagors related to the Mortgage Loans in the Mortgage Pool is approximately 716.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
STATE                              LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
California....................     1,205     $470,358,932.53      56.89%
Florida.......................       134       34,057,244.83       4.12
Washington....................       126       32,590,779.23       3.94
New York......................        71       31,049,099.37       3.76
Virginia......................        73       25,499,757.36       3.08
Arizona.......................        95       22,116,103.04       2.67
Colorado......................        71       21,213,584.56       2.57
Nevada........................        70       19,671,617.38       2.38
Georgia.......................        73       19,665,878.90       2.38
Illinois......................        60       18,578,790.20       2.25
Other.........................       507      132,024,160.39      15.97
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

----------
(1)  The Other row in the preceding table includes 30 other states and the
     District of Columbia. No more than approximately 0.56% of the Mortgage
     Loans in the Mortgage Pool will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Purchase......................     1,530     $481,669,598.75      58.26%
Refinance - Cash Out..........       541      208,351,644.11      25.20
Refinance - Rate/Term.........       414      136,804,704.93      16.55
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Single Family Residence.......     1,471     $501,416,411.26      60.64%
Planned Unit Development......       516      180,368,612.10      21.81
Condominium...................       398      111,155,555.26      13.44
2-4 Family Residence..........        87       31,205,479.73       3.77
Co-op.........................        11        2,212,705.13       0.27
Townhouse.....................         2          467,184.31       0.06
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

                               OCCUPANCY TYPES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
OCCUPANCY TYPES                    LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Primary Residence.............     2,161     $738,662,405.09      89.34%
Investment....................       265       62,592,346.89       7.57
Secondary Residence...........        59       25,571,195.81       3.09
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF REMAINING TERMS TO       MORTGAGE       BALANCE         BALANCE
MATURITY (MONTHS)                  LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
331 - 360.....................     2,485     $826,825,947.79     100.00%
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in the Mortgage Pool is approximately 357 months.

                                      S-25

                                  PRODUCT TYPES

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
PRODUCT TYPES                      LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
10 Year ARM...................        87     $ 41,381,923.83       5.00%
3 Year ARM....................     1,609      541,846,954.82      65.53
5 Year ARM....................       657      185,473,294.89      22.43
7 Year ARM....................       132       58,123,774.25       7.03
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

                                 MORTGAGE INDEX

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
MORTGAGE INDEX                     LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
One-Year CMT..................         6     $    881,499.60       0.11%
Six-Month LIBOR...............     2,126      699,051,562.16      84.55
One-Year LIBOR................       353      126,892,886.03      15.35
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

                                 GROSS MARGIN(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
RANGE OF GROSS MARGINS (%)         LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
1.501 - 2.000.................       202     $100,481,414.08      12.15%
2.001 - 2.500.................     2,208      707,704,259.22      85.59
2.501 - 3.000.................        48        8,909,307.94       1.08
3.001 - 3.500.................        18        7,645,681.62       0.92
3.501 - 4.000.................         2          371,515.60       0.04
4.501 - 5.000.................         4          989,281.67       0.12
5.001 - 5.500.................         2          613,175.05       0.07
7.001 - 7.500.................         1          111,312.61       0.01
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Mortgage
     Loans in the Mortgage Pool is approximately 2.243%.

                             INITIAL PERIODIC CAP(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
INITIAL PERIODIC CAP (%)           LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
2.000.........................        38     $ 11,557,807.96       1.40%
3.000.........................        15        3,673,820.20       0.44
4.000.........................         5        1,492,898.91       0.18
5.000.........................     1,524      465,976,214.90      56.36
6.000.........................       902      343,999,984.65      41.60
6.125.........................         1          125,221.17       0.02
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======
----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Mortgage Loans in the Mortgage Pool is approximately 5.364%.

                           SUBSEQUENT PERIODIC CAP(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
SUBSEQUENT PERIODIC CAP (%)        LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
1.000.........................     1,304     $405,487,842.57      49.04%
2.000.........................     1,180      421,046,155.22      50.92
6.000.........................         1          291,950.00       0.04
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Mortgage Loans in the Mortgage Pool is approximately 1.511%.

                            MAXIMUM MORTGAGE RATES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF MAXIMUM MORTGAGE         MORTGAGE       BALANCE         BALANCE
RATES (%)                          LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
6.001 - 7.000.................         1     $    400,000.00       0.05%
9.001 - 10.000................         9        2,753,640.00       0.33
10.001 - 11.000...............       556      168,771,614.07      20.41
11.001 - 12.000...............     1,623      547,456,995.29      66.21
12.001 - 13.000...............       284      104,127,202.79      12.59
13.001 - 14.000...............        12        3,316,495.64       0.40
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Mortgage Loans in the Mortgage Pool is expected to be approximately 11.511%
     per annum.

                        MONTHS TO NEXT RATE ADJUSTMENT(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF MONTHS TO NEXT RATE      MORTGAGE       BALANCE         BALANCE
ADJUSTMENT                         LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
24 - 29.......................       173     $ 45,425,803.93       5.49%
30 - 35.......................     1,409      481,611,157.67      58.25
36 - 41.......................        27       14,809,993.22       1.79
42 - 47.......................         1          126,233.58       0.02
48 - 53.......................        57       12,061,278.36       1.46
54 - 59.......................       596      172,341,832.95      20.84
60 - 65.......................         3          943,950.00       0.11
66 - 71.......................         4          852,042.87       0.10
72 - 77.......................        10        1,884,876.59       0.23
78 - 83.......................       102       46,013,358.79       5.57
84 - 89.......................        16        9,373,496.00       1.13
108 - 113.....................         8        1,684,634.46       0.20
114 - 119.....................        59       25,481,154.37       3.08
120 - 125.....................        20       14,216,135.00       1.72
                                   -----     ---------------     ------
   TOTAL......................     2,485     $826,825,947.79     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Mortgage Loans in the Mortgage Pool is approximately
     46 months.

                                      S-26

                     TABULAR CHARACTERISTICS OF LOAN GROUP 1

                            CURRENT MORTGAGE RATES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF CURRENT MORTGAGE         MORTGAGE       BALANCE         BALANCE
RATES (%)                          LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
4.001 - 4.500.................         5     $  1,220,299.33       0.51%
4.501 - 5.000.................       121       28,669,997.69      12.07
5.001 - 5.500.................       384       90,873,380.62      38.27
5.501 - 6.000.................       373       86,449,244.19      36.40
6.001 - 6.500.................       111       23,344,279.41       9.83
6.501 - 7.000.................        26        6,452,786.47       2.72
7.001 - 7.500.................         2          335,945.32       0.14
7.501 - 8.000.................         1          128,425.74       0.05
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average current mortgage rate of the
     Mortgage Loans in Loan Group 1 is expected to be approximately 5.592% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF CURRENT MORTGAGE LOAN    MORTGAGE       BALANCE         BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
0.01 - 100,000.00.............        45     $  3,643,334.89       1.53%
100,000.01 - 200,000.00.......       338       52,360,497.95      22.05
200,000.01 - 300,000.00.......       407      102,228,432.51      43.05
300,000.01 - 400,000.00.......       225       75,139,584.86      31.64
400,000.01 - 500,000.00.......         5        2,158,758.56       0.91
600,000.01 - 700,000.00.......         3        1,943,750.00       0.82
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $232,135.

                              DOCUMENTATION PROGRAM

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
DOCUMENTATION LEVEL                LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Limited.......................       809     $193,051,020.24      81.29%
Full/Alternative..............       158       31,470,670.49      13.25
No Ratio......................        23        5,737,586.94       2.42
No Documentation..............        21        4,615,448.92       1.94
Lite..........................        10        1,782,660.00       0.75
Stated Documentation..........         2          816,972.18       0.34
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF ORIGINAL                 MORTGAGE       BALANCE         BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
30.00 and below...............         2     $    388,785.68       0.16%
30.01 - 35.00.................         1          105,000.00       0.04
35.01 - 40.00.................         3          604,213.86       0.25
40.01 - 45.00.................         2          494,700.62       0.21
45.01 - 50.00.................         6        1,369,210.16       0.58
50.01 - 55.00.................         3          713,917.36       0.30
55.01 - 60.00.................        13        3,216,882.51       1.35
60.01 - 65.00.................        33        6,915,448.87       2.91
65.01 - 70.00.................        32        7,408,360.89       3.12
70.01 - 75.00.................        49       12,650,732.39       5.33
75.01 - 80.00.................       847      198,451,972.95      83.57
80.01 - 85.00.................         6          863,594.77       0.36
85.01 - 90.00.................        18        3,063,164.49       1.29
95.01 - 100.00................         8        1,228,374.22       0.52
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Loan Group 1 by Aggregate Cut-off Date Loan Group 1 Balance is
     approximately 78.12%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 1 that may exist at the time of origination or the value of any
     Additional Collateral.

                  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1)(2)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF ORIGINAL EFFECTIVE       MORTGAGE       BALANCE         BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
30.00 and below...............         2     $    388,785.68       0.16%
30.01 - 40.00.................         5          912,713.86       0.38
40.01 - 50.00.................         8        1,863,910.78       0.78
50.01 - 60.00.................        19        4,271,099.87       1.80
60.01 - 70.00.................        69       15,004,617.26       6.32
70.01 - 80.00.................       895      210,899,905.34      88.81
80.01 - 90.00.................        24        3,926,759.26       1.65
90.01 - 100.00................         1          206,566.72       0.09
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

----------
(1)  The weighted average original Effective Loan-to-Value Ratio of the Mortgage
     Loans in Loan Group 1 by Aggregate Cut-off Date Loan Group 1 Balance is
     approximately 77.94%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 1 that may exist at the time of origination.

                                      S-27

                                CREDIT SCORES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
RANGE OF CREDIT SCORES             LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
551 - 575.....................         1     $    272,000.00       0.11%
576 - 600.....................         1          247,001.88       0.10
601 - 625.....................         6        1,457,599.98       0.61
626 - 650.....................        30        6,992,128.25       2.94
651 - 675.....................        81       18,739,971.19       7.89
676 - 700.....................       271       62,949,407.24      26.51
701 - 725.....................       267       62,365,399.58      26.26
726 - 750.....................       205       46,734,951.35      19.68
751 - 775.....................        96       22,134,098.24       9.32
776 - 800.....................        57       13,141,957.44       5.53
801 - 825.....................         8        2,439,843.62       1.03
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average current Credit Score of the
     Mortgagors related to the Mortgage Loans in Loan Group 1 is approximately
     714.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
STATE                              LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
California....................       418     $117,079,688.53      49.30%
Washington....................        67       14,127,592.00       5.95
Florida.......................        57       10,627,664.30       4.48
Virginia......................        37        9,310,973.68       3.92
Arizona.......................        48        9,137,301.51       3.85
Colorado......................        44        8,581,625.40       3.61
Nevada........................        40        8,241,469.83       3.47
Illinois......................        37        8,146,889.52       3.43
Maryland......................        28        6,968,366.77       2.93
Utah..........................        32        5,465,293.78       2.30
Other.........................       215       39,787,493.45      16.75
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

----------
(1)  The Other row in the preceding table includes 26 other states and the
     District of Columbia. No more than approximately 0.74% of the Mortgage
     Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Purchase......................       692    $162,897,539.59      68.60%
Refinance - Cash Out..........       154      37,474,895.77      15.78
Refinance - Rate/Term.........       177      37,101,923.41      15.62
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Single Family Residence.......       569     $131,931,750.99      55.56%
Planned Unit Development......       215       49,708,950.22      20.93
Condominium...................       199       44,300,075.81      18.65
2-4 Family Residence..........        36       10,888,610.14       4.59
Townhouse.....................         2          467,184.31       0.20
Co-op.........................         2          177,787.30       0.07
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

                               OCCUPANCY TYPES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
OCCUPANCY TYPES                    LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Primary Residence.............       891     $209,875,973.18      88.38%
Investment....................       120       25,150,663.25      10.59
Secondary Residence...........        12        2,447,722.34       1.03
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF REMAINING TERMS TO       MORTGAGE       BALANCE         BALANCE
MATURITY (MONTHS)                  LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
331 - 360.....................     1,023     $237,474,358.77     100.00%
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 356 months.

                                  PRODUCT TYPES

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
PRODUCT TYPES                      LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
3 Year ARM....................     1,023     $237,474,358.77     100.00%
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

                                      S-28

                                 MORTGAGE INDEX

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
MORTGAGE INDEX                     LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
One Year CMT..................         1     $     50,287.31       0.02%
Six-Month LIBOR...............       929      217,289,458.97      91.50
One Year LIBOR................        93       20,134,612.49       8.48
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

                                 GROSS MARGIN(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
RANGE OF GROSS MARGINS (%)         LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
1.501 - 2.000.................        13     $  2,658,117.50       1.12%
2.001 - 2.500.................       991      230,839,339.29      97.21
2.501 - 3.000.................        12        2,295,705.38       0.97
3.001 - 3.500.................         3          847,730.00       0.36
3.501 - 4.000.................         2          371,515.60       0.16
4.501 - 5.000.................         2          461,951.00       0.19
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======
----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Mortgage
     Loans in Loan Group 1 is approximately 2.264%.

                             INITIAL PERIODIC CAP(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
INITIAL PERIODIC CAP (%)           LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
2.000.........................        25     $  5,981,722.27       2.52%
3.000.........................        13        2,438,820.20       1.03
4.000.........................         4          512,898.91       0.22
5.000.........................       707      162,565,022.42      68.46
6.000.........................       274       65,975,894.97      27.78
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Mortgage Loans in Loan Group 1 is approximately 5.180%.

                           SUBSEQUENT PERIODIC CAP(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
SUBSEQUENT PERIODIC CAP (%)        LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
1.000.........................       631     $145,164,981.65      61.13%
2.000.........................       391       92,017,427.12      38.75
6.000.........................         1          291,950.00       0.12
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Mortgage Loans in Loan Group 1 is approximately 1.394%.

                            MAXIMUM MORTGAGE RATES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF MAXIMUM MORTGAGE         MORTGAGE       BALANCE         BALANCE
RATES (%)                          LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
9.001 - 10.000................         5     $    594,140.00       0.25%
10.001 - 11.000...............       129       30,825,126.93      12.98
11.001 - 12.000...............       755      176,944,843.10      74.51
12.001 - 13.000...............       131       28,645,877.68      12.06
13.001 - 14.000...............         3          464,371.06       0.20
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Mortgage Loans in Loan Group 1 is expected to be approximately 11.578% per annum.

                        MONTHS TO NEXT RATE ADJUSTMENT(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF MONTHS TO NEXT RATE      MORTGAGE       BALANCE         BALANCE
ADJUSTMENT                         LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
24 - 29.......................       142     $ 31,008,224.42      13.06%
30 - 35.......................       874      204,188,634.35      85.98
36 - 41.......................         7        2,277,500.00       0.96
                                   -----     ---------------     ------
   TOTAL......................     1,023     $237,474,358.77     100.00%
                                   =====     ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Mortgage Loans in Loan Group 1 is approximately 32 months.

                                      S-29

                     TABULAR CHARACTERISTICS OF LOAN GROUP 2

                            CURRENT MORTGAGE RATES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF CURRENT MORTGAGE         MORTGAGE       BALANCE         BALANCE
RATES (%)                          LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
4.001 - 4.500 ................        2      $  1,093,054.41       0.36%
4.501 - 5.000 ................       74        40,628,926.51      13.35
5.001 - 5.500 ................      238       117,287,272.32      38.53
5.501 - 6.000 ................      202       102,392,674.83      33.64
6.001 - 6.500 ................       54        31,694,039.25      10.41
6.501 - 7.000 ................       14        10,229,128.73       3.36
7.001 - 7.500 ................        2         1,047,500.00       0.34
                                    ---      ---------------     ------
   TOTAL .....................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average current mortgage rate of the
     Mortgage Loans in Loan Group 2 is expected to be approximately 5.580% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF CURRENT MORTGAGE LOAN    MORTGAGE       BALANCE         BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
300,000.01 - 400,000.00 ......      114      $ 43,584,520.31      14.32%
400,000.01 - 500,000.00 ......      246       110,373,602.15      36.26
500,000.01 - 600,000.00 ......      131        71,972,266.79      23.65
600,000.01 - 700,000.00 ......       44        28,329,792.64       9.31
700,000.01 - 800,000.00 ......       14        10,694,128.54       3.51
800,000.01 - 900,000.00 ......        9         7,620,499.99       2.50
900,000.01 - 1,000,000.00 ....       20        19,407,131.01       6.38
1,000,000.01 - 1,500,000.00 ..        3         3,678,304.65       1.21
1,500,000.01 and above .......        5         8,712,349.97       2.86
                                    ---      ---------------     ------
   TOTAL .....................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $519,407.

                              DOCUMENTATION PROGRAM

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
DOCUMENTATION LEVEL                LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Limited.......................      456      $229,218,602.87      75.31%
Full/Alternative..............       85        47,737,604.90      15.68
No Ratio......................       18        12,849,292.69       4.22
No Documentation..............       20        11,070,078.87       3.64
Lite..........................        7         3,497,016.72       1.15
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF ORIGINAL                 MORTGAGE       BALANCE         BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
30.00 and below...............        2      $  1,043,000.00       0.34%
40.01 - 45.00.................        4         2,136,500.00       0.70
45.01 - 50.00.................        3         2,145,604.67       0.70
50.01 - 55.00.................        6         3,770,400.00       1.24
55.01 - 60.00.................       13         9,249,199.00       3.04
60.01 - 65.00.................       27        19,497,742.96       6.41
65.01 - 70.00.................       25        18,175,765.51       5.97
70.01 - 75.00.................       35        21,375,688.42       7.02
75.01 - 80.00.................      463       223,179,666.03      73.32
80.01 - 85.00.................        2           884,000.00       0.29
85.01 - 90.00.................        3         1,290,029.46       0.42
90.01 - 95.00.................        1           480,000.00       0.16
95.01 - 100.00................        2         1,145,000.00       0.38
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Loan Group 2 by Aggregate Cut-off Date Loan Group 2 Balance is
     approximately 76.11%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 2 that may exist at the time of origination or the value of any
     Additional Collateral.

                  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1)(2)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF ORIGINAL EFFECTIVE       MORTGAGE       BALANCE         BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
30.00 and below...............        2      $  1,043,000.00       0.34%
40.01 - 50.00.................        7         4,282,104.67       1.41
50.01 - 60.00.................       20        13,669,599.00       4.49
60.01 - 70.00.................       53        38,168,508.47      12.54
70.01 - 80.00.................      498       244,555,354.45      80.35
80.01 - 90.00.................        5         2,174,029.46       0.71
90.01 - 100.00................        1           480,000.00       0.16
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

----------
(1)  The weighted average original Effective Loan-to-Value Ratio of the Mortgage
     Loans in Loan Group 2 by Aggregate Cut-off Date Loan Group 2 Balance is
     approximately 75.97%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 2 that may exist at the time of origination.

                                      S-30

                                CREDIT SCORES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
RANGE OF CREDIT SCORES             LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
601 - 625.....................        2      $  1,171,676.78       0.38%
626 - 650.....................       15        11,167,013.36       3.67
651 - 675.....................       63        34,986,322.04      11.49
676 - 700.....................      130        69,798,878.64      22.93
701 - 725.....................      163        79,330,361.35      26.06
726 - 750.....................      120        59,143,523.58      19.43
751 - 775.....................       62        32,051,093.01      10.53
776 - 800.....................       27        14,621,010.31       4.80
801 - 825.....................        4         2,102,716.98       0.69
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======
----------
(1)  As of the Cut-off Date, the weighted average current Credit Score of the
     Mortgagors related to the Mortgage Loans in Loan Group 2 is approximately
     713.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
STATE                              LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
California....................      447      $223,861,724.16      73.55%
New York......................       12         7,984,798.20       2.62
Virginia......................       13         6,999,047.43       2.30
Florida.......................       13         6,682,539.00       2.20
Washington....................       11         6,401,650.00       2.10
Georgia.......................        9         6,333,350.00       2.08
Colorado......................        7         6,211,714.67       2.04
New Jersey....................        9         5,617,816.39       1.85
Massachusetts.................       10         5,403,152.38       1.78
Arizona.......................        9         5,023,590.53       1.65
Other.........................       46        23,853,213.29       7.84
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======
----------
(1)  The Other row in the preceding table includes 15 other states. No more than approximately 1.32% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Purchase......................      364      $179,303,063.81      58.91%
Refinance - Cash Out..........      129        75,972,555.78      24.96
Refinance - Rate/Term.........       93        49,096,976.46      16.13
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Single Family Residence.......      402      $203,382,425.90      66.82%
Planned Unit Development......      119        66,646,320.10      21.90
Condominium...................       55        27,095,150.06       8.90
2-4 Family Residence..........       10         7,248,699.99       2.38
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

                               OCCUPANCY TYPES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
OCCUPANCY TYPES                    LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Primary Residence.............      552      $285,069,415.72      93.66%
Investment....................       20        11,539,798.29       3.79
Secondary Residence...........       14         7,763,382.04       2.55
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF REMAINING TERMS TO       MORTGAGE       BALANCE         BALANCE
MATURITY (MONTHS)                  LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
331 - 360.....................      586      $304,372,596.05     100.00%
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 357 months.

                                      S-31

                                  PRODUCT TYPES

                                                               PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                 MORTGAGE        BALANCE         BALANCE
PRODUCT TYPES                      LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
3 Year ARM....................      586      $304,372,596.05     100.00%
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

                                 MORTGAGE INDEX

                                                               PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                 MORTGAGE        BALANCE         BALANCE
MORTGAGE INDEX                     LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Six Month LIBOR...............      488      $246,525,547.12      80.99%
One Year LIBOR................       98        57,847,048.93      19.01
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

                                 GROSS MARGIN(1)

                                                               PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF GROSS                   MORTGAGE        BALANCE         BALANCE
MARGINS (%)                        LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
1.501 - 2.000.................       38      $ 23,013,736.43       7.56%
2.001 - 2.500.................      541       276,819,859.62      90.95
2.501 - 3.000.................        2           990,000.00       0.33
3.001 - 3.500.................        5         3,549,000.00       1.17
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Mortgage
     Loans in Loan Group 2 is approximately 2.245%

                             INITIAL PERIODIC CAP(1)

                                                               PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                 MORTGAGE        BALANCE         BALANCE
INITIAL PERIODIC CAP (%)           LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
2.000.........................       12      $  5,477,128.03       1.80%
3.000.........................        1           590,000.00       0.19
4.000.........................        1           980,000.00       0.32
5.000.........................      372       181,617,961.71      59.67
6.000.........................      200       115,707,506.31      38.02
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Mortgage Loans in Loan Group 2 is approximately 5.319%.

                           SUBSEQUENT PERIODIC CAP(1)

                                                               PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                 MORTGAGE        BALANCE         BALANCE
SUBSEQUENT PERIODIC CAP (%)        LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
1.000.........................      347      $169,776,118.11      55.78%
2.000.........................      239       134,596,477.94      44.22
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Mortgage Loans in Loan Group 2 is approximately 1.442%.

                            MAXIMUM MORTGAGE RATES(1)

                                                               PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF MAXIMUM                 MORTGAGE        BALANCE         BALANCE
MORTGAGE RATES (%)                 LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------

6.001 - 7.000.................        1      $    400,000.00       0.13%
9.001 - 10.000................        2         1,570,000.00       0.52
10.001 - 11.000...............       75        40,675,246.74      13.36
11.001 - 12.000...............      438       218,756,681.33      71.87
12.001 - 13.000...............       68        41,923,167.98      13.77
13.001 - 14.000...............        2         1,047,500.00       0.34
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Mortgage Loans in Loan Group 2 is expected to be approximately 11.567% per annum.

                        MONTHS TO NEXT RATE ADJUSTMENT(1)

                                                               PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF MONTHS TO NEXT RATE     MORTGAGE        BALANCE         BALANCE
ADJUSTMENT                         LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
24 - 29.......................       31      $ 14,417,579.51       4.74%
30 - 35.......................      535       277,422,523.32      91.15
36 - 41.......................       20        12,532,493.22       4.12
                                    ---      ---------------     ------
   TOTAL......................      586      $304,372,596.05     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Mortgage Loans in Loan Group 2 is approximately 33 months.

                                      S-32

                     TABULAR CHARACTERISTICS OF LOAN GROUP 3

                            CURRENT MORTGAGE RATES(1)

                                                               PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF CURRENT                 MORTGAGE        BALANCE         BALANCE
MORTGAGE RATES (%)                 LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
4.501 - 5.000.................       14      $  3,442,455.55       1.86%
5.001 - 5.500.................      166        45,995,063.99      24.80
5.501 - 6.000.................      311        88,210,663.57      47.56
6.001 - 6.500.................      114        31,885,034.09      17.19
6.501 - 7.000.................       42        13,858,990.82       7.47
7.001 - 7.500.................       10         2,081,086.87       1.12
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average current mortgage rate of the
     Mortgage Loans in Loan Group 3 is expected to be approximately 5.868% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                               PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF CURRENT MORTGAGE LOAN   MORTGAGE        BALANCE         BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
0.01 - 100,000.00.............       43      $  3,694,155.98       1.99%
100,000.01 - 200,000.00.......      210        31,295,006.48      16.87
200,000.01 - 300,000.00.......      171        42,452,950.49      22.89
300,000.01 - 400,000.00.......      120        41,848,244.75      22.56
400,000.01 - 500,000.00.......       60        27,118,567.06      14.62
500,000.01 - 600,000.00.......       25        13,700,584.59       7.39
600,000.01 - 700,000.00.......       16        10,322,906.27       5.57
700,000.01 - 800,000.00.......        1           720,000.00       0.39
800,000.01 - 900,000.00.......        3         2,619,969.09       1.41
900,000.01 - 1,000,000.00.....        1           975,000.00       0.53
1,000,000.01 - 1,500,000.00...        4         4,777,000.00       2.58
1,500,000.01 and above........        3         5,948,910.18       3.21
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======
----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 3 is approximately $282,303.

                              DOCUMENTATION PROGRAM

                                                               PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                 MORTGAGE        BALANCE         BALANCE
DOCUMENTATION LEVEL                LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Limited.......................      365      $107,180,263.53      57.79%
Full/Alternative..............      169        38,857,860.56      20.95
No Documentation..............       55        18,584,406.87      10.02
No Ratio......................       56        17,551,501.58       9.46
Stated Documentation..........        6         1,770,645.16       0.95
Lite..........................        6         1,528,617.19       0.82
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF ORIGINAL                MORTGAGE        BALANCE         BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
30.00 and below...............        6      $  1,109,503.28       0.60%
30.01 - 35.00.................        2           625,000.00       0.34
35.01 - 40.00.................        1           440,000.00       0.24
40.01 - 45.00.................        7         1,473,949.98       0.79
45.01 - 50.00.................       12         5,253,414.90       2.83
50.01 - 55.00.................       15         5,193,895.80       2.80
55.01 - 60.00.................       22         7,791,939.92       4.20
60.01 - 65.00.................       36        12,978,815.51       7.00
65.01 - 70.00.................       41        13,690,512.16       7.38
70.01 - 75.00.................       54        16,571,720.62       8.93
75.01 - 80.00.................      441       116,120,524.02      62.61
80.01 - 85.00.................        3           341,600.00       0.18
85.01 - 90.00.................        6         1,223,155.94       0.66
90.01 - 95.00.................        5         1,115,539.34       0.60
95.01 - 100.00................        6         1,543,723.42       0.83
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Loan Group 3 by Aggregate Cut-off Date Loan Group 3 Balance is
     approximately 74.18%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 3 that may exist at the time of origination or the value of any
     Additional Collateral.

                  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF ORIGINAL EFFECTIVE      MORTGAGE        BALANCE         BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
30.00 and below...............        8      $  1,943,503.28       1.05%
30.01 - 40.00.................        3         1,065,000.00       0.57
40.01 - 50.00.................       19         6,727,364.88       3.63
50.01 - 60.00.................       37        12,985,835.72       7.00
60.01 - 70.00.................       77        26,669,327.67      14.38
70.01 - 80.00.................      495       132,692,244.64      71.54
80.01 - 90.00.................        9         1,564,755.94       0.84
90.01 - 100.00................        9         1,825,262.76       0.98
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

----------
(1)  The weighted average original Effective Loan-to-Value Ratio of the Mortgage
     Loans in Loan Group 3 by Aggregate Cut-off Date Loan Group 3 Balance is
     approximately 73.83%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 3 that may exist at the time of origination.

                                      S-33

                                CREDIT SCORES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
RANGE OF CREDIT SCORES             LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
500 and below.................        1      $    319,673.75       0.17%
551 - 575.....................        1           455,000.00       0.25
601 - 625.....................        6         2,234,959.80       1.21
626 - 650.....................       28         7,151,274.43       3.86
651 - 675.....................       74        24,014,088.85      12.95
676 - 700.....................      162        45,747,409.52      24.67
701 - 725.....................      144        42,175,985.83      22.74
726 - 750.....................      111        28,935,032.71      15.60
751 - 775.....................       83        22,117,668.48      11.92
776 - 800.....................       41        10,694,187.06       5.77
801 - 825.....................        6         1,628,014.46       0.88
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average current Credit Score of the
     Mortgagors related to the Mortgage Loans in Loan Group 3 is approximately
     711.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
STATE                              LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
California....................      278      $100,140,284.96      53.99%
Washington....................       39         9,217,479.50       4.97
New York......................       24         8,466,953.03       4.57
Florida.......................       44         8,366,101.66       4.51
Nevada........................       18         5,794,175.20       3.12
Georgia.......................       35         5,664,422.89       3.05
Colorado......................       18         5,482,944.50       2.96
Arizona.......................       32         5,405,284.20       2.91
Texas.........................       31         4,470,112.31       2.41
Oregon........................       23         3,763,630.27       2.03
Other.........................      115        28,701,906.37      15.47
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

----------
(1)  The Other row in the preceding table includes 23 other states and the
     District of Columbia. No more than approximately 1.08% of the Mortgage
     Loans in Loan Group 3 will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Purchase......................      386      $103,302,236.18      55.70%
Refinance - Cashout...........      177        57,350,876.74      30.92
Refinance - Rate/Term.........       94        24,820,181.97      13.38
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Single Family Residence.......      379      $106,726,328.21      57.54%
Planned Unit Development......      125        38,540,532.93      20.78
Condominium...................      115        29,184,531.65      15.74
2-4 Family Residence..........       32        10,006,061.20       5.39
Co-op.........................        6         1,015,840.90       0.55
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

                               OCCUPANCY TYPES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
OCCUPANCY TYPES                    LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Primary Residence.............      531      $157,027,821.27      84.66%
Investment....................      112        22,602,939.12      12.19
Secondary Residence...........       14         5,842,534.50       3.15
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF REMAINING TERMS          MORTGAGE       BALANCE         BALANCE
TO MATURITY (MONTHS)               LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
331 - 360.....................      657      $185,473,294.89     100.00%
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 3 is approximately 357 months.

                                  PRODUCT TYPES

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
PRODUCT TYPES                      LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
5 Year ARM....................      657      $185,473,294.89     100.00%
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

                                 MORTGAGE INDEX

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
MORTGAGE INDEX                     LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Six-Month LIBOR...............      519      $145,525,909.55      78.46%
One-Year LIBOR................      138        39,947,385.34      21.54
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

                                 GROSS MARGIN(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
RANGE OF GROSS MARGINS (%)         LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
1.501 - 2.000.................       15      $  4,242,955.67       2.29%
2.001 - 2.500.................      599       172,048,491.61      92.76
2.501 - 3.000.................       29         4,792,390.27       2.58
3.001 - 3.500.................       10         3,248,951.62       1.75
4.501 - 5.000.................        2           527,330.67       0.28
5.001 - 5.500.................        2           613,175.05       0.33
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Mortgage
     Loans in Loan Group 3 is approximately 2.300%.

                                      S-34

                             INITIAL PERIODIC CAP(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
INITIAL PERIODIC CAP (%)           LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
3.000.........................        1      $    645,000.00       0.35%
5.000.........................      384       103,213,717.83      55.65
6.000.........................      271        81,489,355.89      43.94
6.125.........................        1           125,221.17       0.07
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Mortgage Loans in Loan Group 3 is approximately 5.433%.

                           SUBSEQUENT PERIODIC CAP(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
SUBSEQUENT PERIODIC CAP (%)        LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
1.000.........................      290      $ 79,539,134.18      42.88%
2.000.........................      367       105,934,160.71      57.12
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Mortgage Loans in Loan Group 3 is approximately 1.571%.

                            MAXIMUM MORTGAGE RATES(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF MAXIMUM MORTGAGE         MORTGAGE       BALANCE         BALANCE
RATES (%)                          LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
10.001 - 11.000...............      311      $ 86,130,683.05      46.44%
11.001 - 12.000...............      264        71,766,528.10      38.69
12.001 - 13.000...............       75        25,771,459.16      13.89
13.001 - 14.000...............        7         1,804,624.58       0.97
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Mortgage Loans in Loan Group 3 is expected to be approximately 11.312% per annum.

                        MONTHS TO NEXT RATE ADJUSTMENT(1)

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
RANGE OF MONTHS TO NEXT RATE      MORTGAGE       BALANCE         BALANCE
ADJUSTMENT                         LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
42 - 47.......................        1      $    126,233.58       0.07%
48 - 53.......................       57        12,061,278.36       6.50
54 - 59.......................      596       172,341,832.95      92.92
60 - 65.......................        3           943,950.00       0.51
                                    ---      ---------------     ------
   TOTAL......................      657      $185,473,294.89     100.00%
                                    ===      ===============     ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Mortgage Loans in Loan Group 3 is approximately 57 months.

                                      S-35

                     TABULAR CHARACTERISTICS OF LOAN GROUP 4

                            CURRENT MORTGAGE RATES(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF CURRENT MORTGAGE         MORTGAGE       BALANCE        BALANCE
RATES (%)                          LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
4.001 - 4.500.................        2      $   589,500.00       1.01%
4.501 - 5.000.................        2          490,000.00       0.84
5.001 - 5.500.................       64       26,918,902.86      46.31
5.501 - 6.000.................       45       22,219,207.86      38.23
6.001 - 6.500.................       16        7,420,871.26      12.77
6.501 - 7.000.................        2          373,979.66       0.64
7.001 - 7.500.................        1          111,312.61       0.19
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average current mortgage rate of the
     Mortgage Loans in Loan Group 4 is expected to be approximately 5.655% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF CURRENT MORTGAGE LOAN    MORTGAGE       BALANCE        BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
0.01 - 100,000.00.............        4      $   326,375.75       0.56%
100,000.01 - 200,000.00.......       24        3,720,037.75       6.40
200,000.01 - 300,000.00.......       22        5,615,736.20       9.66
300,000.01 - 400,000.00.......       22        7,704,538.64      13.26
400,000.01 - 500,000.00.......       17        7,898,322.29      13.59
500,000.01 - 600,000.00.......       13        7,238,587.93      12.45
600,000.01 - 700,000.00.......       11        7,048,301.47      12.13
700,000.01 - 800,000.00.......        6        4,519,096.00       7.77
800,000.01 - 900,000.00.......        3        2,474,916.47       4.26
900,000.01 - 1,000,000.00.....        6        5,878,152.24      10.11
1,000,000.01 - 1,500,000.00...        4        5,699,709.51       9.81
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 4 is approximately $440,332.

                              DOCUMENTATION PROGRAM

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                  MORTGAGE       BALANCE        BALANCE
DOCUMENTATION LEVEL                LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
Limited.......................       43      $20,851,468.17      35.87%
Full/Alternative..............       52       18,801,363.93      32.35
Lite..........................       30       15,031,042.67      25.86
No Documentation..............        3        2,233,999.48       3.84
No Ratio......................        2          771,250.00       1.33
Stated Documentation..........        2          434,650.00       0.75
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF ORIGINAL                 MORTGAGE       BALANCE        BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
30.00 and below...............        2      $   603,700.00       1.04%
30.01 - 35.00.................        4        2,545,821.20       4.38
35.01 - 40.00.................        4        1,569,999.48       2.70
40.01 - 45.00.................        2          448,600.00       0.77
45.01 - 50.00.................       11        5,577,400.22       9.60
50.01 - 55.00.................        4        1,984,605.14       3.41
55.01 - 60.00.................        4        1,551,200.00       2.67
60.01 - 65.00.................        8        5,803,807.33       9.99
65.01 - 70.00.................       17        8,789,580.22      15.12
70.01 - 75.00.................       10        4,330,069.11       7.45
75.01 - 80.00.................       56       22,011,335.87      37.87
85.01 - 90.00.................        2          435,385.88       0.75
90.01 - 95.00.................        1          600,000.00       1.03
95.01 - 100.00................        7        1,872,269.80       3.22
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Loan Group 4 by Aggregate Cut-off Date Loan Group 4 Balance is
     approximately 67.74%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 4 that may exist at the time of origination or the value of any
     Additional Collateral.

                  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF ORIGINAL EFFECTIVE       MORTGAGE       BALANCE        BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
30.00 and below...............        2      $   603,700.00       1.04%
30.01 - 40.00.................        8        4,115,820.68       7.08
40.01 - 50.00.................       16        6,833,427.94      11.76
50.01 - 60.00.................        8        3,535,805.14       6.08
60.01 - 70.00.................       31       16,553,229.63      28.48
70.01 - 80.00.................       66       26,341,404.98      45.32
80.01 - 90.00.................        1          140,385.88       0.24
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

----------
(1)  The weighted average original Effective Loan-to-Value Ratio of the Mortgage
     Loans in Loan Group 4 by Aggregate Cut-off Date Loan Group 4 Balance is
     approximately 66.19%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 4 that may exist at the time of origination.

                                      S-36

                                CREDIT SCORES(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                  MORTGAGE       BALANCE        BALANCE
RANGE OF CREDIT SCORES             LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
576 - 600.....................        2      $   382,427.72       0.66%
601 - 625.....................        1          111,312.61       0.19
626 - 650.....................        4        1,037,700.00       1.79
651 - 675.....................       10        4,294,228.06       7.39
676 - 700.....................       14        6,682,432.36      11.50
701 - 725.....................       16        6,703,430.43      11.53
726 - 750.....................       20        8,638,703.49      14.86
751 - 775.....................       31       14,176,640.22      24.39
776 - 800.....................       28       14,151,374.75      24.35
801 - 825.....................        6        1,945,524.61       3.35
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average current Credit Score of the
     Mortgagors related to the Mortgage Loans in Loan Group 4 is approximately
     741.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                  MORTGAGE       BALANCE        BALANCE
STATE                              LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
California....................       42      $20,981,398.07      36.10%
Florida.......................       12        5,363,939.87       9.23
Illinois......................        6        3,485,603.97       6.00
New York......................        6        3,359,376.92       5.78
Texas.........................        8        3,169,758.39       5.45
Virginia......................        7        2,424,005.14       4.17
Massachusetts.................        5        2,174,880.19       3.74
Georgia.......................        4        2,126,139.58       3.66
South Carolina................        4        2,053,452.00       3.53
Washington....................        6        1,378,557.73       2.37
Other.........................       32       11,606,662.39      19.97
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

----------
(1)  The Other row in the preceding table includes 18 other states and the
     District of Columbia. No more than approximately 2.58% of the Mortgage
     Loans in Loan Group 4 will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                  MORTGAGE       BALANCE        BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
Purchase......................       59      $23,202,927.86      39.92%
Refinance - Cashout...........       31       17,918,940.63      30.83
Refinance - Rate/Term.........       42       17,001,905.76      29.25
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                  MORTGAGE       BALANCE        BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
Single Family Residence.......       76      $33,302,832.32      57.30%
Planned Unit Development......       34       16,109,710.41      27.72
Condominium...................       14        5,435,046.19       9.35
2-4 Family Residence..........        6        2,453,108.40       4.22
Co-op.........................        2          823,076.93       1.42
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

                               OCCUPANCY TYPES(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                  MORTGAGE       BALANCE        BALANCE
OCCUPANCY TYPES                    LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
Primary Residence.............      111      $49,020,209.67      84.34%
Secondary Residence...........       12        6,589,618.35      11.34
Investment....................        9        2,513,946.23       4.33
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF REMAINING TERMS TO       MORTGAGE       BALANCE        BALANCE
MATURITY (MONTHS)                  LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
331 - 360.....................      132      $58,123,774.25     100.00%
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 4 is approximately 357 months.

                                  PRODUCT TYPES

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                  MORTGAGE       BALANCE        BALANCE
PRODUCT TYPES                      LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
7 Year ARM....................      132      $58,123,774.25     100.00%
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

                                      S-37

                                 MORTGAGE INDEX

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                  MORTGAGE       BALANCE        BALANCE
MORTGAGE INDEX                     LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
One-Year CMT..................        5      $   831,212.29       1.43%
Six-Month LIBOR...............      104       48,849,722.69      84.04
One-Year LIBOR................       23        8,442,839.27      14.53
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

                                 GROSS MARGIN(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                  MORTGAGE       BALANCE        BALANCE
RANGE OF GROSS MARGINS (%)         LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
1.501 - 2.000.................       67      $34,079,616.98      58.63%
2.001 - 2.500.................       59       23,101,632.37      39.75
2.501 - 3.000.................        5          831,212.29       1.43
7.001 - 7.500.................        1          111,312.61       0.19
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Mortgage
     Loans in Loan Group 4 is approximately 2.120%.

                             INITIAL PERIODIC CAP(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                  MORTGAGE       BALANCE        BALANCE
INITIAL PERIODIC CAP (%)           LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
2.000.........................        1      $    98,957.66       0.17%
5.000.........................       45       14,596,476.61      25.11
6.000.........................       86       43,428,339.98      74.72
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Mortgage Loans in Loan Group 4 is approximately 5.742%.

                           SUBSEQUENT PERIODIC CAP(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                  MORTGAGE       BALANCE        BALANCE
SUBSEQUENT PERIODIC CAP (%)        LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
1.000.........................       23      $ 7,951,072.30      13.68%
2.000.........................      109       50,172,701.95      86.32
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Mortgage Loans in Loan Group 4 is approximately 1.863%.

                            MAXIMUM MORTGAGE RATES(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF MAXIMUM MORTGAGE         MORTGAGE       BALANCE        BALANCE
RATES (%)                          LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
9.001 - 10.000................        2      $   589,500.00       1.01%
10.001 - 11.000...............       32        8,985,156.10      15.46
11.001 - 12.000...............       92       46,142,420.18      79.39
12.001 - 13.000...............        6        2,406,697.97       4.14
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Mortgage Loans in Loan Group 4 is expected to be approximately 11.402% per annum.

                        MONTHS TO NEXT RATE ADJUSTMENT(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF MONTHS TO NEXT RATE      MORTGAGE       BALANCE        BALANCE
ADJUSTMENT                         LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
66 - 71.......................        4      $   852,042.87       1.47%
72 - 77.......................       10        1,884,876.59       3.24
78 - 83.......................      102       46,013,358.79      79.16
84 - 89.......................       16        9,373,496.00      16.13
                                    ---      --------------     ------
   TOTAL......................      132      $58,123,774.25     100.00%
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Mortgage Loans in Loan Group 4 is approximately 81 months.

                                      S-38

                     TABULAR CHARACTERISTICS OF LOAN GROUP 5

                            CURRENT MORTGAGE RATES(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF CURRENT                  MORTGAGE       BALANCE        BALANCE
MORTGAGE RATES (%)                 LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
5.001 - 5.500.................       12      $ 3,999,197.13       9.66%
5.501 - 6.000.................       64       30,175,091.62      72.92
6.001 - 6.500.................        9        6,653,205.55      16.08
6.501 - 7.000.................        2          554,429.53       1.34
                                    ---      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average current mortgage rate of the
     Mortgage Loans in Loan Group 5 is expected to be approximately 5.863% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF CURRENT MORTGAGE LOAN    MORTGAGE       BALANCE        BALANCE
PRINCIPAL BALANCES ($)             LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
0.01 - 100,000.00.............        5      $   305,578.67       0.74%
100,000.01 - 200,000.00.......       17        2,696,986.54       6.52
200,000.01 - 300,000.00.......       10        2,529,203.63       6.11
300,000.01 - 400,000.00.......       10        3,564,288.38       8.61
400,000.01 - 500,000.00.......       13        5,905,334.03      14.27
500,000.01 - 600,000.00.......        8        4,441,500.00      10.73
600,000.01 - 700,000.00.......       10        6,513,421.29      15.74
700,000.01 - 800,000.00.......        2        1,545,100.00       3.73
800,000.01 - 900,000.00.......        2        1,705,711.29       4.12
900,000.01 - 1,000,000.00.....        5        4,999,800.00      12.08
1,000,000.01 - 1,500,000.00...        3        3,675,000.00       8.88
1,500,000.01 and above........        2        3,500,000.00       8.46
                                    ---      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                    ===      ==============     ======

----------
(1)  As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in Loan Group 5 is approximately $475,654.

                              DOCUMENTATION PROGRAM

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                  MORTGAGE       BALANCE        BALANCE
DOCUMENTATION LEVEL                LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
Full/Alternative..............       35      $21,114,434.22      51.02%
Lite..........................       30       14,132,589.19      34.15
Limited.......................       18        5,642,336.36      13.63
No Ratio......................        4          492,564.06       1.19
                                    ---      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                    ===      ==============     ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF ORIGINAL                 MORTGAGE       BALANCE        BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
30.00 and below...............        5      $ 2,664,766.67       6.44%
30.01 - 35.00.................        4          765,475.00       1.85
35.01 - 40.00.................        1          682,421.29       1.65
40.01 - 45.00.................        1          178,500.00       0.43
45.01 - 50.00.................        4        1,649,938.56       3.99
50.01 - 55.00.................        1          146,089.06       0.35
55.01 - 60.00.................        5        3,248,000.00       7.85
60.01 - 65.00.................        2        1,085,000.00       2.62
65.01 - 70.00.................        9        3,721,539.52       8.99
70.01 - 75.00.................        8        7,317,711.29      17.68
75.01 - 80.00.................       37       17,076,788.98      41.27
85.01 - 90.00.................        1          100,000.00       0.24
95.01 - 100.00................        9        2,745,693.46       6.64
                                    ---      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                    ===      ==============     ======

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans in
     Loan Group 5 by Aggregate Cut-off Date Loan Group 5 Balance is
     approximately 69.92%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 5 that may exist at the time of origination or the value of any
     Additional Collateral.

                  ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS(1)(2)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF ORIGINAL EFFECTIVE       MORTGAGE       BALANCE        BALANCE
LOAN-TO-VALUE RATIOS (%)           LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
30.00 and below...............        5      $ 2,664,766.67       6.44%
30.01 - 40.00.................        5        1,447,896.29       3.50
40.01 - 50.00.................        5        1,828,438.56       4.42
50.01 - 60.00.................        6        3,394,089.06       8.20
60.01 - 70.00.................       21        7,652,232.98      18.49
70.01 - 80.00.................       45       24,394,500.27      58.95
                                    ---      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                    ===      ==============     ======

----------
(1)  The weighted average original Effective Loan-to-Value Ratio of the Mortgage
     Loans in Loan Group 5 by Aggregate Cut-off Date Loan Group 5 Balance is
     approximately 67.89%.

(2)  Does not take into account any secondary financing on the Mortgage Loans in
     Loan Group 5 that may exist at the time of origination.

                                      S-39

                                CREDIT SCORES(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                 MORTGAGE        BALANCE        BALANCE
RANGE OF CREDIT SCORES             LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
601 - 625.....................        1      $   116,000.00       0.28%
626 - 650.....................        3        1,290,700.00       3.12
651 - 675.....................       10        4,375,046.27      10.57
676 - 700.....................       12        6,039,978.41      14.60
701 - 725.....................       17        8,835,234.88      21.35
726 - 750.....................       11        6,877,166.67      16.62
751 - 775.....................       12        5,540,191.31      13.39
776 - 800.....................       13        5,605,331.31      13.55
801 - 825.....................        8        2,702,274.98       6.53
                                     --      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                     ==      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average current Credit Score of the
     Mortgagors related to the Mortgage Loans in Loan Group 5 is approximately
     730.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                 MORTGAGE        BALANCE        BALANCE
STATE                              LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
California....................       20      $ 8,295,836.81      20.05%
New York......................       12        7,030,229.53      16.99
Massachusetts.................        4        3,989,999.98       9.64
Virginia......................        6        3,700,153.48       8.94
Florida.......................        8        3,017,000.00       7.29
Arizona.......................        3        1,596,711.29       3.86
New Jersey....................        3        1,525,027.64       3.69
Oregon........................        3        1,517,600.00       3.67
Washington....................        3        1,465,500.00       3.54
Georgia.......................        2        1,256,800.00       3.04
Other.........................       23        7,987,065.10      19.30
                                     --      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                     ==      ==============     ======

----------
(1)  The Other row in the preceding table includes 15 other states and the
     District of Columbia. No more than approximately 4.74% of the Mortgage
     Loans in Loan Group 5 will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                 MORTGAGE        BALANCE        BALANCE
LOAN PURPOSE                       LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
Refinance - Cashout...........       39      $20,551,410.06      49.66%
Purchase......................       29       12,963,831.31      31.33
Refinance - Rate/Term.........       19        7,866,682.46      19.01
                                     --      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                     ==      ==============     ======

                          TYPES OF MORTGAGED PROPERTIES

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                 MORTGAGE        BALANCE        BALANCE
PROPERTY TYPE                      LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
Single Family Residence.......       45      $26,073,073.84      63.01%
Planned Unit Development......       23        9,363,098.44      22.63
Condominium...................       15        5,140,751.55      12.42
2-4 Family Residence..........        3          609,000.00       1.47
Co-op.........................        1          196,000.00       0.47
                                     --      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                     ==      ==============     ======

                               OCCUPANCY TYPES(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                 MORTGAGE        BALANCE        BALANCE
OCCUPANCY TYPES                    LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
Primary Residence.............       76      $37,668,985.25      91.03%
Secondary Residence...........        7        2,927,938.58       7.08
Investment....................        4          785,000.00       1.90
                                     --      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                     ==      ==============     ======

----------
(1)  Based upon representations of the related mortgagors at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF REMAINING TERMS TO      MORTGAGE        BALANCE        BALANCE
MATURITY (MONTHS)                  LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
331 - 360.....................       87      $41,381,923.83     100.00%
                                     --      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                     ==      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 5 is approximately 358 months.

                                  PRODUCT TYPES

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                 MORTGAGE        BALANCE        BALANCE
PRODUCT TYPES                      LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
10 Year ARM...................       87      $41,381,923.83     100.00%
                                     --      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                     ==      ==============     ======

                                      S-40

                                 MORTGAGE INDEX

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                 MORTGAGE        BALANCE        BALANCE
MORTGAGE INDEX                     LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
Six-Month LIBOR...............       86      $40,860,923.83      98.74%
One-Year LIBOR................        1          521,000.00       1.26
                                     --      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                     ==      ==============     ======

                                 GROSS MARGIN(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                 MORTGAGE        BALANCE        BALANCE
RANGE OF GROSS MARGINS (%)         LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
1.501 - 2.000.................       69      $36,486,987.50      88.17%
2.001 - 2.500.................       18        4,894,936.33      11.83
                                     --      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                     ==      ==============     ======
----------
(1)  As of the Cut-off Date, the weighted average Gross Margin of the Mortgage
     Loans in Loan Group 5 is approximately 2.030%.

                             INITIAL PERIODIC CAP(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                 MORTGAGE        BALANCE        BALANCE
INITIAL PERIODIC CAP (%)           LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
5.000.........................       16      $ 3,983,036.33       9.63%
6.000.........................       71       37,398,887.50      90.37
                                     --      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                     ==      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Initial Periodic Cap of the
     Mortgage Loans in Loan Group 5 is approximately 5.904%.

                           SUBSEQUENT PERIODIC CAP(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
                                 MORTGAGE        BALANCE        BALANCE
SUBSEQUENT PERIODIC CAP (%)        LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
1.000.........................       13      $ 3,056,536.33       7.39%
2.000.........................       74       38,325,387.50      92.61
                                     --      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                     ==      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average Subsequent Periodic Cap of the
     Mortgage Loans in Loan Group 5 is approximately 1.926%.

                            MAXIMUM MORTGAGE RATES(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF MAXIMUM                 MORTGAGE        BALANCE        BALANCE
MORTGAGE RATES (%)                 LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
10.001 - 11.000...............        9      $ 2,155,401.25       5.21%
11.001 - 12.000...............       74       33,846,522.58      81.79
12.001 - 13.000...............        4        5,380,000.00      13.00
                                     --      --------------     ------
   TOTAL......................       87      $41,381,923.83     100.00%
                                     ==      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average maximum mortgage rate of the
     Mortgage Loans in Loan Group 5 is expected to be approximately 11.767% per annum.

                        MONTHS TO NEXT RATE ADJUSTMENT(1)

                                                               PERCENT OF
                                                AGGREGATE      AGGREGATE
                                 NUMBER OF      PRINCIPAL      PRINCIPAL
RANGE OF MONTHS TO NEXT RATE     MORTGAGE        BALANCE        BALANCE
ADJUSTMENT                         LOANS       OUTSTANDING    OUTSTANDING
------------------------------   ---------   --------------   -----------
108 - 113.....................        8      $ 1,684,634.46       4.07%
114 - 119.....................       59       25,481,154.37      61.58
120 - 125.....................       20       14,216,135.00      34.35
                                     --      --------------     ------
   TOTAL.....................        87      $41,381,923.83     100.00%
                                     ==      ==============     ======

----------
(1)  As of the Cut-off Date, the weighted average number of months to the next rate adjustment of the Mortgage Loans in Loan Group 5 is approximately 118 months.

                                      S-41

ASSIGNMENT OF THE MORTGAGE LOANS

          Under the Assignment Agreements and the Mortgage Loan Purchase
Agreement, Morgan Stanley Mortgage Capital Inc. (the "SELLER") will sell the
Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Trust Fund. Pursuant to the Assignment Agreements, the Seller will transfer its rights and obligations under the underlying mortgage loan purchase agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans. Pursuant to the Pooling and Servicing Agreement and the
Mortgage Loan Purchase Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of certain Mortgage
Loans. Subject to the limitations described below, the Originator or the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any related Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a "DEFECTIVE MORTGAGE
LOAN"). See "Description of the Agreements--Assignment of Assets; Repurchases"
and "--Representations and Warranties; Repurchases" in the accompanying prospectus.

          Pursuant to a pooling and servicing agreement (the "POOLING AND
SERVICING AGREEMENT"), dated as of the Cut-off Date, among Morgan Stanley
Capital I Inc., as depositor (the "DEPOSITOR"), Wells Fargo Bank, National
Association ("WELLS FARGO"), as master servicer (in such capacity, the "MASTER
SERVICER") and as securities administrator (in such capacity, the "SECURITIES
ADMINISTRATOR"), Morgan Stanley Mortgage Capital Inc., as seller, and Deutsche
Bank National Trust Company, as trustee (the "TRUSTEE"), on the Closing Date the
Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, in its capacity as trustee, all of its rights to the
Mortgage Loans and its rights and obligations under the Assignment Agreements
(including the right to enforce the Originators' purchase obligations) and under the mortgage loan purchase agreement. The obligations of the Originators and the
Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

          In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian, among other things, the original promissory note or a lost note affidavit and a copy of the promissory note (the "MORTGAGE NOTE") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the
"MORTGAGE") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the
Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee as soon as the same is available to the
Depositor) (collectively, the "MORTGAGE FILE"). Assignments of the Mortgage
Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the
Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

          The Trustee or its custodian will review each Mortgage File within the time period specified in the Pooling and Servicing Agreement or promptly after the Trustee's receipt of any document permitted to be delivered after the
Closing Date. The Trustee will hold such Mortgage Files in trust for the benefit of the Certificateholders. If at the end of such specified period, any document in a Mortgage File is found to be missing or not in compliance with the review requirements set forth in the Pooling and Servicing Agreement and the related
Originator or the Seller, as applicable, does not cure such omission or noncompliance within the time period required under the applicable underlying mortgage loan purchase agreement or the mortgage loan purchase agreement, and such omission or noncompliance is deemed to have a material and adverse affect on the value of that Mortgage Loan, then the applicable Originator, pursuant to such underlying mortgage loan purchase agreement, as modified by the related
Assignment Agreement, or the Seller pursuant to the Pooling and Servicing
Agreement or the mortgage loan purchase agreement, is obligated to purchase the related Defective Mortgage Loan from the Trust Fund at a price equal to the sum of (a) 100% of the Stated Principal Balance thereof and (b) unpaid accrued interest thereon from the Due Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase. Rather than purchase the Defective Mortgage Loan as provided above, the applicable
Originator or the

                                      S-42

Seller may remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the
Mortgage Pool and substitute in its place one or more mortgage loans of like kind (such loan a "REPLACEMENT MORTGAGE LOAN"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC or result in a prohibited transaction tax under the Code.

          Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the related underlying servicing agreement, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the
Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account in the month of substitution (a "SUBSTITUTION ADJUSTMENT AMOUNT")), (ii) have a maximum Mortgage
Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan, (iii) have a Loan-to-Value
Ratio equal to or less than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) is otherwise acceptable to the
Seller, (vi) have the same adjustment date as that of the Deleted Mortgage Loan,
(vii) have a minimum Mortgage Rate not less than that of the Deleted Mortgage
Loan, (viii) have the same Index as that of the Deleted Mortgage Loan and (ix)
comply with all of the representations and warranties set forth in the related underlying servicing agreement, as modified by the related Assignment Agreement.
This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

LOAN PURCHASING GUIDELINES AND UNDERWRITING STANDARDS

          General. Each of the Originators, and in certain circumstances the
Seller, will represent and warrant that each of the Mortgage Loans originated and/or sold by it was underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.
The Seller will represent and warrant that each of the Mortgage Loans sold by it conformed to the requirements of its seller guide.

          The following information has been provided by the Seller or the related Originators, as applicable, and neither the Depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information.

LOAN PURCHASING GUIDELINES - MORGAN STANLEY MORTGAGE CAPITAL INC.

          The standards applicable to the purchase of mortgage loans by Morgan
Stanley Mortgage Capital Inc. typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by FNMA or FHLMC primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of FNMA and FHLMC, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the loan purchasing guidelines described herein are made in the event that compensating factors are demonstrated by a prospective borrower.

          Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy.
The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for loan purchasing purposes, in addition to the income of the mortgagor from other sources.

                                      S-43

With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for loan purchasing purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

          Based on the data provided in the application and certain verification
(if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of loan purchasing criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

          Certain of the mortgage loans have been originated under alternative, reduced documentation, no-stated-income, no-documentation, no-ratio or stated
income/stated assets programs, which require less documentation and verification than do traditional full documentation programs. Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets. Under a reduced documentation program, no verification of one of either a mortgagor's income or a mortgagor's assets is undertaken by the originator. Under a no-stated-income program or a no-ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a stated income/stated
assets program, no verification of both a mortgagor's income and a mortgagor's assets is undertaken by the originator. Under a no-documentation program, no verification of a mortgagor's income or assets is undertaken by the originator and such information may not even be stated by the mortgagor. The loan purchasing decisions for such mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

          The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the
Uniform Standards of Professional Appraisal Practice adopted by the Appraisal
Standards Board of the Appraisal Foundation and must be on forms acceptable to
FNMA and/or FHLMC. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed.
The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

UNDERWRITING STANDARDS - MORGAN STANLEY DEAN WITTER CREDIT CORP.

          General. MSDWCC is an indirect wholly-owned subsidiary of Morgan
Stanley. MSDWCC is a retail residential mortgage lender that originates and services loans for borrowers who are clients of Morgan Stanley. Clients are introduced to MSDWCC typically through Morgan Stanley brokerage account relationships, and through Discover Card cardmember relationships. MSDWCC utilizes each of these companies' sales forces to reinforce brand identity and customer relationships, in addition to marketing to these consumers directly through the mail or via inserts in existing account statements. MSDWCC is structured to operate nationally on a remote basis. Clients are provided toll-free telephone number access to loan officers who will discuss alternative products to meet specific needs. Loan officers take mortgage loan applications, and lead customers through the entire mortgage loan origination process.
MSDWCC's loan origination, servicing, and collection systems are fully integrated and provide a more flexible, user-friendly technology foundation and enhanced customer service.

                                      S-44

In order to provide convenient customer service for all U.S. properties, MSDWCC maintains corporate licensing/authorization to conduct business in all 50 states. MSDWCC's loans are serviced and supported by seller's servicing center located in Sioux Falls, South Dakota.

          Origination. Generally, a potential borrower may submit a written or telephone application which provides pertinent information about the applicant's ability to repay the proposed loan. Information supporting the potential borrower's assets, liabilities, income and expenses is required. Such information typically includes verification of income, deposits and mortgage payment history. Additionally, MSDWCC obtains and reviews a property appraisal, title policy, a credit bureau report of the applicant's credit history, analysis of income supporting repayment ability and proof of insurance coverage.

          A potential borrower's ability to make the proposed loan payments is measured by the applicant's income, credit, residence stability and assets. One test to determine this ability is the debt-to-income ratio, which is the borrower's total monthly debt service divided by total monthly gross income.
MSDWCC typically allows for a debt-to-income ratio of 45%. Debt-to-income exceptions must be approved by the appropriate level underwriter, and supported by compensating factors.

          The adequacy of the mortgaged property as security for the proposed mortgage loan will generally be determined by an appraisal acceptable to MSDWCC.
Appraisals are conducted by independent appraisers acceptable to MSDWCC. If the proposed loan amount exceeds $1,000,000, a second appraisal will be required.

          Loans that have a loan-to-value ratio in excess of 80% are, in general, also either (i) secured by a security interest in additional collateral
(generally securities) owned by the borrower or (ii) supported by a third party guarantee (generally a parent of the borrower), which in turn is secured by a security interest in collateral (generally securities). Such loans are also referred to herein as "FLEXSOURCE(TM) LOANS", and the collateral referred to in clauses (i) and (ii) is herein referred to as "ADDITIONAL COLLATERAL". The amount of such Additional Collateral generally does not exceed 30% of the loan amount, although the amount of the Additional Collateral may exceed 30% of the loan amount in some cases. In limited cases, MSDWCC may require Additional
Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of such FlexSource(TM) Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such
FlexSource(TM) Loan is reduced to MSDWCC's applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by MSDWCC. The pledge agreement and the guaranty agreement, as applicable, and the security interest in such
Additional Collateral, if any, provided in the case of a FlexSource(TM) Loan will be assigned to the trustee but will not be part of a REMIC. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. Proceeds from the liquidation of any such Additional
Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable.

UNDERWRITING STANDARDS - GREENPOINT MORTGAGE FUNDING, INC.

          GreenPoint, an indirect wholly-owned subsidiary of North Fork
Bancorporation, Inc., is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one-to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint's wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint and through its retail lending division and correspondent lending division.

          GreenPoint's executive offices are located at 100 Wood Hollow Drive,
Novato, California, 94945.

          GreenPoint's underwriting guidelines are generally not as strict as
Fannie Mae or Freddie Mac guidelines. Generally, GreenPoint's underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Based on these and other factors, GreenPoint will determine the level of documentation to be provided by the prospective borrower. Exceptions to
GreenPoint's underwriting guidelines are permitted where compensating factors are present.

                                      S-45

          In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations,
GreenPoint generally considers, when required by the applicable documentation program, the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios and are determined on a loan-by-loan basis.

          GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under the limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation or alternative documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower.
Documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

UNDERWRITING STANDARDS - MORTGAGEIT, INC.

          MortgageIT offers a wide variety of mortgage loan products pursuant to various mortgage loan origination programs. The following generally describes
MortgageIT's underwriting guidelines with respect to mortgage loans originated pursuant to its "prime" underwriting standards for mortgage loans with non-conforming balances and its "Alt-A" underwriting guidelines for mortgage loans with documentation requirements that do not conform with agency requirements.

          MortgageIT's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, MortgageIT expects and encourages underwriters to use professional judgment based on their experience in making a lending decision. MortgageIT underwrites a borrower's creditworthiness based solely on information that MortgageIT believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

          Every MortgageIT mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of
Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by a MortgageIT underwriter or a mortgage insurance company contract underwriter.

          The appraiser's value conclusion is used to calculate the ratio
(loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. MortgageIT sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, MortgageIT requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-

                                      S-46

value ratio exceeds 80%, MortgageIT requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie
Mac. Higher loan-to-value ratios require higher coverage levels.

          The mortgage loans have been originated under "full" or "alternative,"
"reduced documentation," "stated income/stated assets" or "no income/no asset"
programs. The "alternative," "reduced," "stated income/stated asset" and "no income/no asset" programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories.
Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a "full doc" loan; however, alternative forms of standard verifications are used. Generally, under both "full" and
"alternative" documentation programs, at least one year of income documentation is provided. Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a
"stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test"
is applied. Generally, under a "no income/no asset" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

          MortgageIT obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by MortgageIT loan guidelines for non-conforming loans is
620 and the average is typically over 700. For MortgageIT Alt-A products, the minimum credit score is generally 650. If the borrowers do not have a credit score, they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

          In addition to reviewing the borrower's credit history and credit score, MortgageIT underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent 24 months. In general, for Alt-A loans the borrower may have no more than one payment that was made over 30 days after the due date for the most recent 24 months.

          The Alt-A mortgage loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc.
Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain Alt-A products also allow for less verification documentation than Fannie Mae or
Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both. For some other
Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

          In order to determine if a borrower qualifies for an Alt-A loan, the loans have been either approved by Fannie Mae's Desktop Underwriter or Freddie
Mac's Loan Prospector automated underwriting systems or they have been manually underwritten by MortgageIT underwriters. MortgageIT's Alt-A loan products have been approved manually by either MortgageIT's underwriting staff or contract underwriters provided by certain mortgage insurance companies. For manually underwritten loans, the underwriter must ensure that the borrower's income will

                                      S-47

support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

          MortgageIT realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense"
underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, exceptions to these underwriting guidelines are considered, so long as the borrower has other reasonable compensating factors, on a case-by-case basis.

                                  THE SERVICERS

GENERAL

          Each Servicer will initially have primary responsibility for servicing the Mortgage Loans originated and/or sold by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.
All of the Mortgage Loans will be master serviced by Wells Fargo Bank, National
Association.

          Each of the Servicers listed below has provided disclosure regarding the performance of the mortgage loans serviced by it. The methodology used by each Servicer to compile and present this information may be different.
Accordingly, this information should not be considered as a basis for comparing the performance of the Servicers. In addition, no assurances can be given that the foreclosure and delinquency experience presented in these tables will be indicative of the actual experience on the Mortgage Loans.

          The following information has been provided by the Servicers, and neither the Depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information.

MORGAN STANLEY DEAN WITTER CREDIT CORPORATION

          General. Morgan Stanley Dean Witter Credit Corporation is a Delaware
corporation and an affiliate of the depositor and the underwriter. MSDWCC's address is 2500 Lake Cook Road, Riverwoods, Illinois 60015, telephone number
(224) 405-0900.

          MSDWCC will be responsible for servicing the MSDWCC Mortgage Loans in accordance with the terms set forth in the underlying servicing agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the mortgage loans serviced by MSDWCC for itself or others.

          Foreclosure, Delinquency and Loss Experience. The table below sets forth information relating to the delinquency and loan loss experience on the loans originated under the Morgan Stanley Dean Witter First Mortgage Program which includes mortgage loans originated pursuant to guidelines similar to those applicable to the MSDWCC Mortgage Loans included in the mortgage pool. These loans were originated by MSDWCC and were being serviced by MSDWCC on November
30, 2000, November 30, 2001, November 30, 2002, November 30, 2003 and November
30, 2004. The delinquency and loan loss experience represents the historical experience of MSDWCC, and there can be no assurance that the future experience on the MSDWCC Mortgage Loans in the trust fund will be more or less favorable than set forth below.

                                      S-48

                       MSDWCC DELINQUENCY AND LOSS HISTORY



                                                             FISCAL YEAR ENDED NOVEMBER 30,
                   -----------------------------------------------------------------------------------------------------------------
                            2000                   2001                   2002                   2003                    2004
                   ---------------------  ---------------------  ---------------------  ---------------------  ---------------------
                               BY NO. OF              BY NO. OF              BY NO. OF              BY NO. OF              BY NO. OF
                    BY DOLLAR   MORTGAGE   BY DOLLAR   MORTGAGE   BY DOLLAR   MORTGAGE   BY DOLLAR   MORTGAGE   BY DOLLAR   MORTGAGE
                     AMOUNT      LOANS       AMOUNT     LOANS      AMOUNT      LOANS      AMOUNT      LOANS      AMOUNT      LOANS
                   ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------
                                                                 (DOLLARS IN THOUSANDS)

First Mortgage
   Program
   Mortgage
   Loans
   Outstanding ..  $1,988,245    9,029    $2,749,306   12,218    $4,944,219   19,354    $7,468,471   27,540    $8,791,708   31,013
Delinquency
   Period(1)
   30-59 Days ...  $    2,022       15    $    1,613       12    $    3,038       18    $    2,599       14    $    2,296       15
60-89 Days ......  $    2,559        3    $      459        4    $    1,203       10    $    1,965        9    $    1,287        4
90 Days or
   More .........  $      429        3    $    1,132       10    $    2,673       12    $    5,275       22    $    4,825       22
                   ----------    -----    ----------   ------    ----------   ------    ----------   ------    ----------   ------
Total
   Delinquency ..  $    5,010       21    $    3,204       26    $    6,914       40    $    9,839       45    $    8,408       41
Percent of
   Loan
   Portfolio ....        0.25%    0.23%         0.12%    0.21%         0.14%    0.21%         0.13%    0.16%         0.10%    0.13%
Foreclosures:
   Outstanding ..         314        2         1,208        8         3,084       16         5,275       22         1,140        7
Percent of
   Loan
   Portfolio ....        0.02%    0.02%         0.04%    0.07%         0.06%    0.08%         0.07%    0.08%         0.01%    0.02%
                   ----------    -----    ----------   ------    ----------   ------    ----------   ------    ----------   ------
Average
   Portfolio
   Balance (2) ..  $1,644,072    7,939    $2,295,376   10,284    $3,761,663   15,658    $6,276,264   23,733    $8,198,057   29,530
Gross Losses ....  $       98             $       52             $      206             $      264             $      388
Recoveries ......  $       (0)            $       --             $       --             $       (2)            $       --
Net Losses ......  $       98             $       52             $      206             $      262             $      388
Percent of
   Average
   Portfolio
   Balance ......        0.01%                  0.00%                  0.01%                  0.00%                  0.00%


----------
          (1) Delinquency is based on the number of days payments are contractually past due. Any loans in foreclosure status are included in the respective aging category in the chart.

          (2) Average portfolio balance is the sum of the prior fiscal year-end balance plus the sum of each month-end balance for the year indicated divided by thirteen periods.

          No assurance can be given that values of the mortgaged properties as of the dates of origination of the MSDWCC Mortgage Loans have remained or will remain constant. If the residential real estate market in an area should experience an overall decline in property values such that the outstanding balances of the MSDWCC Mortgage Loans in that area equal or exceed the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions
(which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the MSDWCC
Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the MSDWCC Mortgage Loans. In addition, primary residences with above average values may experience greater declines in value during adverse economic conditions than properties with lower values.

GMAC MORTGAGE CORPORATION

          GMAC is an indirect wholly-owned subsidiary of General Motors
Acceptance Corporation and is one of the nation's largest mortgage bankers. GMAC is engaged in the mortgage banking business, including origination, purchase, sale and servicing of residential loans. GMAC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

          Foreclosure, Delinquency and Loss Experience. GMAC has not had
sufficient experience servicing Alt A mortgage loans to provide meaningful disclosure of its delinquency and loss experience with respect to such mortgage loans.

                                      S-49

          The following tables summarize the delinquency experience for all mortgage loans originated under the GMAC Alt-A Mortgage Loan Program. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the Mortgage Loans serviced by
GMAC included in the Mortgage Pool will be similar to that set forth below.



                                            AT DECEMBER 31, 2004                           AT MARCH 31, 2005
                                 ------------------------------------------   ------------------------------------------
                                                                 PERCENT OF                                   PERCENT OF
                                 NUMBER OF     CURRENT UNPAID     SERVICING   NUMBER OF     CURRENT UNPAID     SERVICING
                                   LOANS     PRINCIPAL BALANCE    PORTFOLIO     LOANS     PRINCIPAL BALANCE    PORTFOLIO
                                 ---------   -----------------   ----------   ---------   -----------------   ----------

Total Portfolio...............     3,113      $747,065,890.97                   5,517     $1,309,533,114.17
Period of Delinquency
   30-59 days.................        36      $  8,961,283.16       1.20%          74     $   14,837,717.63      1.13%
   60-89 days.................         5      $    735,994.13       0.10%          10     $    2,572,611.15      0.20%
   90 days or more............         1      $     60,350.00       0.01%           1     $      135,200.00      0.01%
                                   -----      ---------------       ----        -----     -----------------      ----
Total Delinquencies
   (excluding Foreclosures and
   Bankruptcies)..............        42      $  9,757,627.29       1.31%          85     $   17,545,528.78      1.34%
                                   =====      ===============       ====        =====     =================      ====
Bankruptcies..................         0                 0.00       0.00%           2     $      382,006.44      0.03%
Foreclosures Pending..........         2      $    518,101.95       0.07%           7     $    1,402,013.52      0.11%
                                   =====      ===============       ====        =====     =================      ====
Total Delinquencies...........        44      $ 10,275,729.24       1.38%          94     $   19,329,548.74      1.48%


GREENPOINT MORTGAGE FUNDING, INC.

          The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by GreenPoint. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

                        GREENPOINT MORTGAGE FUNDING, INC.
        OVERALL MORTGAGE PORTFOLIO DELINQUENCY AND FORECLOSURE EXPERIENCE
                             (DOLLARS IN THOUSANDS)



                                                            AT DECEMBER 31,                                     MARCH 31,
                                 ---------------------------------------------------------------------   ----------------------
                                         2002                    2003                    2004                     2005
                                 --------------------   ---------------------   ----------------------   ----------------------
                                             PERCENT                 PERCENT
                                               OF                       OF                  PERCENT OF               PERCENT OF
                                  NUMBER    SERVICING   NUMBER OF   SERVICING   NUMBER OF    SERVICING   NUMBER OF    SERVICING
                                 OF LOANS   PORTFOLIO     LOANS     PORTFOLIO     LOANS      PORTFOLIO     LOANS      PORTFOLIO
                                 --------   ---------   ---------   ---------   ---------   ----------   ---------   ----------

Total Portfolio*..............    198,483     6.73%      212,711      6.20%      286,698       3.41%      303,097       3.08%

Period of Delinquency
   30-59 days.................      7,026     3.54%        6,381      3.00%        4,931       1.72%        5,123       1.69%
   60-89 days.................      2,101     1.06%        2,056      0.97%        1,333       0.46%        1,137       0.38%
   90 days or more............      1,910     0.96%        1,922      0.90%        1,799       0.63%        1,692       0.56%

Total Delinquencies (excluding
   Foreclosures)**............     11,037     5.56%       10,359      4.87%        8,063       2.81%        7,952       2.62%

Foreclosures Pending..........      2,319     1.17%        2,831      1.33%        1,709       0.60%        1,393       0.46%


*    The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.

**   Percentages may not total properly due to rounding.

                                      S-50

OPTION ONE MORTGAGE CORPORATION

          Option One was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One is the origination, sale and servicing of non-conforming mortgage loans.

          Option One is a wholly-owned subsidiary of Block Financial, which is in turn a wholly-owned subsidiary of H&R Block, Inc. ("H&R BLOCK").

          The following table sets forth, as of December 31, 2002, 2003 and 2004 and as of March 31, 2005, certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four family residential mortgage loans included in
Option One's entire servicing portfolio (which portfolio includes mortgage loans originated under Option One's guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan.

                         OPTION ONE MORTGAGE CORPORATION
            MORTGAGE PORTFOLIO DELINQUENCY AND FORECLOSURE EXPERIENCE
                             (DOLLARS IN THOUSANDS)



                                       AS OF OR FOR THE YEAR ENDED                       AS OF OR FOR THE YEAR ENDED
                                            DECEMBER 31, 2002                                 DECEMBER 31, 2003
                             -----------------------------------------------   -----------------------------------------------
                                                        Percent   Percent by                              Percent   Percent by
                             By No. of    By Dollar     by No.      Dollar     By No. of    By Dollar     by No.      Dollar
                               Loans        Amount     of Loans     Amount       Loans        Amount     of Loans     Amount
                             ---------   -----------   --------   ----------   ---------   -----------   --------   ----------

Total Portfolio(4)            226,286    $28,070,873     N/A         N/A        301,778    $41,364,855     N/A         N/A

Period of Delinquency
30-59 days                      4,536    $   494,896     2.00%       1.76%        5,207    $   604,945     1.73%       1.46%
60-89 days                      2,345    $   249,011     1.04%       0.89%        2,564    $   293,412     0.85%       0.71%
90 days or more                14,075    $ 1,371,377     6.22%       4.89%       15,387    $ 1,597,177     5.10%       3.86%
                              -------    -----------     ----        ----       -------    -----------     ----        ----

Total Delinquent Loans         20,956    $ 2,115,285     9.26%       7.54%       23,158    $ 2,495,534     7.68%       6.03%
Loans in Foreclosure(1)        10,491    $ 1,059,786     4.64%       3.78%       10,764    $ 1,161,361     3.57%       2.81%

Total Portfolio(4)            226,286    $28,070,873     N/A         N/A        301,778    $41,364,855     N/A         N/A
Foreclosed Loans(2)             3,461    $   282,689     N/A         N/A          3,361    $   293,629     N/A         N/A
Foreclosure Ratio(3)             1.53%          1.01%    N/A         N/A           1.11%          0.71%    N/A         N/A

Net Losses(5)(6)                         $   167,535                                       $   239,019

Net Losses as a Percentage
of Total Portfolio(7)                           0.60%                                             0.58%

                                       AS OF OR FOR THE YEAR ENDED                        FOR THE THREE MONTHS ENDED
                                            DECEMBER 31, 2004                                   MARCH 31, 2005
                             -----------------------------------------------   -----------------------------------------------
                                                        Percent   Percent by                              Percent   Percent by
                             By No. of    By Dollar     by No.      Dollar     By No. of    By Dollar     by No.      Dollar
                               Loans        Amount     of Loans     Amount       Loans        Amount     of Loans     Amount
                             ---------   -----------   --------   ----------   ---------   -----------   --------   ----------

Total Portfolio(4)            386,770    $59,156,057     N/A         N/A        410,569    $63,779,060     N/A         N/A

Period of Delinquency
30-59 days                      6,495    $   819,245     1.68%       1.38%        5,508    $   730,830     1.34%       1.15%
60-89 days                      2,989    $   359,917     0.77%       0.61%        2,589    $   327,222     0.63%       0.51%
90 days or more                15,940    $ 1,722,996     4.12%       2.91%       15,789    $ 1,730,305     3.85%       2.71%
                              -------    -----------     ----        ----       -------    -----------     ----        ----

Total Delinquent Loans         25,424    $ 2,902,158     6.57%       4.91%       23,886    $ 2,788,357     5.82%       4.37%
Loans in Foreclosure(1)         9,361    $ 1,044,624     2.42%       1.77%        9,622    $ 1,069,305     2.34%       1.68%

Total Portfolio(4)            386,770    $59,156,057     N/A         N/A        410,569    $63,779,060     N/A         N/A
Foreclosed Loans(2)             2,536    $   225,362     N/A         N/A          2,885    $   254,460     N/A         N/A
Foreclosure Ratio(3)             0.66%          0.38%    N/A         N/A           0.70%          0.40%    N/A         N/A

Net Losses(5)(6)                         $   246,662                                       $    39,131

Net Losses as a Percentage
of Total Portfolio(7)                           0.42%                                             0.25%


----------
          (1) Loans in foreclosure are also included under the heading "Total
Delinquent Loans."

          (2) For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

          (3) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of "Foreclosed Loans" divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the "Total Portfolio" at the end of the indicated period.

                                      S-51

          (4) "Total Portfolio" on the date stated above is the aggregate of the principal balances of the mortgage loans outstanding on the last day of the period.

          (5) "Net Losses" means "Gross Losses" minus "Recoveries." "Gross
Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation.
"Recoveries" are recoveries from liquidation proceeds, deficiency judgments and
MI proceeds.

          (6) "Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the "Net Losses" reported in the table may change in future periods. The information in this table reflects costs and recoveries through March 31, 2005.

          (7) For March 31, 2005, "Net Losses as a Percentage of Total
Portfolio" was annualized by multiplying Net Losses by 4.0 before calculating the percentage of "Net Losses as a Percentage of Total Portfolio".

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

          Wells Fargo Bank, National Association ("WELLS FARGO"), with its principal master servicing offices at 9062 Old Annapolis Road, Columbia,
Maryland 21045, will perform the duties of Master Servicer in accordance with the terms set forth in the Pooling and Servicing Agreement. Wells Fargo is one
of the banking subsidiaries of Wells Fargo & Company. Wells Fargo will not be ultimately responsible for the performance of the servicing activities by a
Servicer under its supervision as Master Servicer, except as described under
"--Servicing Compensation and Payment of Expenses; Master Servicing
Compensation," "--Adjustment to Servicing Fees in Connection with Certain
Prepaid Mortgage Loans" and "--Advances" below. If any Servicer fails to fulfill its obligations under the applicable underlying servicing agreement, as modified by the related Assignment Agreement, Wells Fargo, as master servicer, is obligated to terminate that Servicer and appoint a successor servicer as provided in the Pooling and Servicing Agreement.

SERVICING AND COLLECTION PROCEDURES

          Servicing functions to be performed by each Servicer under the related underlying servicing agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. Each Servicer may contract with subservicers to perform some or all of such Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the related underlying servicing agreement. When used in this prospectus supplement with respect to servicing obligations, the term Servicer includes a subservicer.

          Each Servicer will make reasonable efforts to collect all payments called for under each Mortgage Loan serviced by it and will, consistent with the related underlying servicing agreement or the Pooling and Servicing Agreement, as applicable, and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans serviced by it. Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not consistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. Prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted
Mortgage Loan or REO Property.

          Pursuant to each underlying servicing agreement, each Servicer will deposit collections on the Mortgage Loans serviced by it into the Custodial
Account established by it. Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related underlying servicing agreement. If permitted under the related underlying servicing agreement, amounts on deposit

                                      S-52

in the related Custodial Account may be invested in certain permitted investments described therein. Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds.

          On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related underlying servicing agreement (net of such Servicer's servicing compensation)
on, with respect to each Servicer other than Option One, the 18th day of each month (or, if the 18th is not a Business Day, then no later than the immediately following Business Day) and, with respect to Option One, the fourth Business Day immediately following the related Determination Date (each such date, the
"SERVICER REMITTANCE DATE").

          Events of default under the underlying servicing agreements include, among other things, (i) any failure of the Servicers to remit to the
Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related underlying servicing agreement, which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; and
(iii) certain events of insolvency and certain actions by or on behalf of the
Servicers indicating their insolvency, reorganization or inability to pay their obligations.

          In the event of a default by a Servicer under its underlying servicing agreement, the Master Servicer will have the right to remove such Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Master Servicer removes a
Servicer, the Master Servicer will, in accordance with the Pooling and Servicing
Agreement, act as successor servicer under the related underlying servicing agreement or will appoint a successor servicer reasonably acceptable to the
Depositor and the Trustee. In connection with the removal of a Servicer, the
Master Servicer will be entitled to be reimbursed from the assets of the Trust
Fund for all of its reasonable costs associated with the termination of such
Servicer and the transfer of servicing to a successor servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES; MASTER SERVICING COMPENSATION

          Each Servicer will be entitled to receive, from interest actually collected on each Mortgage Loan serviced by it, a servicing fee (the "SERVICING
FEE") as follows:

               o    MSDWCC will be entitled to receive a Servicing Fee on each
                    Mortgage Loan serviced by it (each, a "MSDWCC SERVICED
                    MORTGAGE LOAN") equal to 1/12 of the product of (1) the
                    principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) a per annum rate (the
                    "SERVICING FEE RATE") as follows:

                                      S-53

                                                                       SERVICING
                                                                       FEE RATE
                                                           INITIAL       AFTER
                                                          SERVICING   ADJUSTMENT
                 TYPE OF MORTGAGE LOAN                     FEE RATE      DATE
-------------------------------------------------------   ---------   ----------
3/6 Month Mortgage Loan (conforming principal balance)      0.25%       0.375%
3/6 Month Mortgage Loan (principal balance in excess
   of conforming principal balance limits)                  0.25%        0.25%
5/6 Month Mortgage Loan (conforming principal balance)      0.25%       0.375%
5/6 Month Mortgage Loan (principal balance in excess
   of conforming principal balance limits)                  0.25%        0.25%
7/6 Month Mortgage Loan (conforming principal balance)      0.25%       0.375%
7/6 Month Mortgage Loan (principal balance in excess
   of conforming principal balance limits)                  0.25%        0.25%
10/6 Month Mortgage Loan (conforming principal balance)     0.25%       0.375%
10/6 Month Mortgage Loan (principal balance in excess
   of conforming principal balance limits)                  0.25%        0.25%

                    As of the Cut-off Date the weighted average Servicing Fee
                    Rate on the MSDWCC Serviced Mortgage Loans is approximately
                    0.250% per annum.

               o    EverBank will be entitled to receive a Servicing Fee on each
                    Mortgage Loan serviced by it (each, an "EVERBANK SERVICED
                    MORTGAGE LOAN") equal to 1/12 of the product of (1) the
                    principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) a Servicing Fee Rate as
                    follows:

                                                                       SERVICING
                                                                       FEE RATE
                                                           INITIAL       AFTER
                                                          SERVICING   ADJUSTMENT
                 TYPE OF MORTGAGE LOAN                     FEE RATE      DATE
-------------------------------------------------------   ---------   ----------
3/1 Mortgage Loan (conforming principal balance)            0.25%       0.375%
3/1 Mortgage Loan (principal balance in excess of
   conforming principal balance limits)                     0.25%        0.25%
5/1 Mortgage Loan (conforming principal balance)            0.25%       0.375%
5/1 Mortgage Loan (principal balance in excess of
   conforming principal balance limits)                     0.25%        0.25%
7/1 Mortgage Loan (conforming principal balance)            0.25%       0.375%

                    As of the Cut-off Date the weighted average Servicing Fee
                    Rate on the EverBank Serviced Mortgage Loans is
                    approximately 0.250% per annum.

               o    GreenPoint will be entitled to receive a Servicing Fee on
                    each Mortgage Loan serviced by it (each, a "GREENPOINT
                    SERVICED MORTGAGE LOAN") equal to 1/12 of the product of (1)
                    the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) a Servicing Fee Rate of 0.250%.

                                      S-54

               o    GMAC will be entitled to receive a Servicing Fee on each
                    Mortgage Loan serviced by it (each, a "GMAC SERVICED
                    MORTGAGE LOAN") equal to 1/12 of the product of (1) the
                    principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) a Servicing Fee Rate as
                    follows:

                                                                       SERVICING
                                                                       FEE RATE
                                                           INITIAL       AFTER
                                                          SERVICING   ADJUSTMENT
                 TYPE OF MORTGAGE LOAN                     FEE RATE      DATE
-------------------------------------------------------   ---------   ----------
3/1 Mortgage Loan or 3/6 Month Mortgage Loan                0.375%      0.375%
5/1 Mortgage Loan or 5/6 Month Mortgage Loan                0.375%      0.375%
7/1 Mortgage Loan or 7/6 Month Mortgage Loan                0.375%      0.375%
10/1 Mortgage Loan or 10/6 Month Mortgage Loan
(principal balance in excess of conforming principal
   balance limits)                                          0.25%       0.25%

                    As of the Cut-off Date the weighted average Servicing Fee
                    Rate on the GMAC Serviced Mortgage Loans is approximately
                    0.374% per annum.

               o    Option One Mortgage Corporation will be entitled to receive a Servicing Fee on each Mortgage Loan serviced by it (each, an "OPTION ONE SERVICED MORTGAGE LOAN") equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) a
                    Servicing Fee Rate of 0.375%.

          The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees (other than any Prepayment Penalties), assumption fees and other similar charges with respect to the Mortgage Loans directly serviced by such Servicer and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Accounts.

          Wells Fargo is entitled to receive as its master servicing compensation the investment earnings on amounts on deposit in the Distribution
Account. The Master Servicer will pay all of the fees of the Trustee and, for so long as Wells Fargo is the Master Servicer, the Master Servicer will pay all of the fees of the Securities Administrator. Each of the Master Servicer, the
Trustee, any custodian and each Servicer will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payments to
Certificateholders.

          The amount of each Servicer's respective Servicing Fees are subject to adjustment with respect to prepaid Mortgage Loans serviced thereby, as described below under "--Adjustment to Servicing Fees in Connection with Certain Prepaid
Mortgage Loans."

          The net mortgage rate (the "NET MORTGAGE RATE") with respect to any
Mortgage Loan is the related Mortgage Rate minus the related Servicing Fee Rate.
The weighted average net mortgage rate (the "WEIGHTED AVERAGE NET MORTGAGE
RATE") for any Loan Group and Distribution Date is the weighted average of the
Net Mortgage Rates of each Mortgage Loan in that Loan Group, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the
month preceding the month of the applicable Distribution Date.

ADJUSTMENT TO SERVICING FEES IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

          When a borrower prepays a Mortgage Loan in full or in part between Due
Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by a Servicer or the Master Servicer during the related Prepayment
Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Thus, less than one month's interest may have been collected on Mortgage Loans that have been prepaid with respect to any
Distribution Date. Pursuant to each underlying servicing agreement, the related
Servicer, or the Master Servicer, pursuant to the Pooling and

                                      S-55

Servicing Agreement, will be required to make payments in respect of certain prepayment interest shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer or the Master Servicer, as applicable.

          The Servicers are each obligated to compensate the Trust Fund for prepayment interest shortfalls on the Mortgage Loans that they service. The amount of the compensation may be limited by their Servicing Fees for that
Prepayment Period or by the provisions of the underlying servicing agreements.
The Master Servicer is obligated to reduce a portion of its master servicing compensation for the related Distribution Date to the extent necessary to fund any prepayment interest shortfalls required to be paid but not paid by the
Servicers. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated prepayment interest shortfalls (referred to as "NET PREPAYMENT INTEREST SHORTFALLS").

ADVANCES

          Subject to the limitations described in the following paragraph, each
Servicer will be required to advance prior to each Distribution Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for such Distribution Date, an amount equal to the scheduled payment of interest at the related Net Mortgage Rate and scheduled principal payment on each Mortgage Loan serviced by it which were due on the related Due Date and which were not received prior to the 15th calendar day of each month or such other date as may be specified in the related underlying servicing agreement (each such date, the "DETERMINATION DATE" and any such advance, a "MONTHLY ADVANCE"). The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement and the related underlying servicing agreement.

          Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer fails to make a Monthly Advance as required under the related underlying servicing agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make, a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer determines on any Determination Date to make a Monthly Advance, such
Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a Monthly
Advance, as required under the Pooling and Servicing Agreement, will constitute a Master Servicer Default thereunder, in which case the successor Master
Servicer (which may be the Trustee) will be obligated to make such Monthly
Advance.

EVIDENCE AS TO COMPLIANCE

          Each underlying servicing agreement, as modified by the related
Assignment Agreement, and the Pooling and Servicing Agreement provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Master Servicer, the Depositor and the Trustee
to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers, the servicing by or on behalf of the related Servicer was conducted in compliance with its underlying servicing agreement, except for any material exceptions or such other exception set forth in such statement that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage
Bankers requires it to report.

          Each underlying servicing agreement and the Pooling and Servicing
Agreement also provide for delivery to the Master Servicer, the Depositor and the Trustee, on or before a specified date in each, of an annual officer's certificate to the effect that the related Servicer has fulfilled its obligations under its underlying servicing agreement throughout the preceding year.

                                      S-56

MASTER SERVICER DEFAULT; SERVICER DEFAULT

          Events of default by the Master Servicer under the Pooling and
Servicing Agreement (each a "MASTER SERVICER DEFAULT") include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

          If the Master Servicer is in default in its obligations under the
Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Balance applicable to each Class of Certificates affected thereby, terminate the Master
Servicer and either appoint a successor Master Servicer in accordance with the
Pooling and Servicing Agreement or succeed to the responsibilities of the Master
Servicer. See "--Resignation of the Master Servicer or a Servicer; Assignment
and Merger" below. In connection with the removal of the Master Servicer, the
Master Servicer will be responsible for the reasonable costs associated with the transfer of master servicing to its successor (which may be the Trustee) and if the Master Servicer does not make such payments, the Trustee will be entitled to be reimbursed from the assets of the Trust Fund for all of its reasonable costs associated with the termination of the Master Servicer and the transfer of master servicing to a successor master servicer.

          If a Servicer is in default in its obligations under the applicable underlying servicing agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer in accordance with the applicable underlying servicing agreement and the Pooling and Servicing Agreement or succeed to the responsibilities of the terminated
Servicer. Notwithstanding the foregoing, the Master Servicer shall terminate any
Servicer who fails to make the required Monthly Advance as required under the underlying servicing agreement and assume (or appoint a successor servicer to assume) the role of the successor servicer to that Servicer. The successor servicer will then make all required Monthly Advances.

RESIGNATION OF THE MASTER SERVICER OR A SERVICER; ASSIGNMENT AND MERGER

          Neither the Master Servicer nor any Servicer may resign from its obligations and duties under the Pooling and Servicing Agreement or its underlying servicing agreement, as applicable, or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law or (ii) with the approval of the
Depositor, which approval may not be unreasonably withheld. No such resignation will become effective until a successor servicer or master servicer has assumed the related Servicer's or the Master Servicer's respective obligations and duties under such underlying servicing agreement or the Pooling and Servicing
Agreement, as applicable. The Pooling and Servicing Agreement provides that, if
Wells Fargo is removed in its capacity as either Master Servicer or Securities
Administrator, it will be required to resign or be removed in its other capacity.

          Any person into which the Master Servicer or a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which the
Master Servicer or a Servicer is a party, any person succeeding to the business of the Master Servicer or a Servicer or any person to whom the Master Servicer or a Servicer assigns or transfers its duties and obligations, will be the successor of the Master Servicer or such Servicer under the Pooling and
Servicing Agreement or the related underlying servicing agreement, as applicable.

SELLER'S RETENTION OF SERVICING RIGHTS

          Although the Seller is selling the Mortgage Loans to the Trust Fund on the Closing Date, with respect to certain of the Mortgage Loans the Seller has retained the right to terminate the Servicer of those Mortgage Loans without cause and transfer the servicing to a third party. Should the Seller choose to do so, the transfer must meet certain conditions set forth in the Pooling and
Servicing Agreement, including that the Seller must provide 30 days' notice, the terminated Servicer must be reimbursed for any unreimbursed Monthly Advances,
Servicing Fees and

                                      S-57

any related expenses, and the replacement Servicer must be qualified to service mortgage loans for Fannie Mae and Freddie Mac. Any such successor must be reasonably acceptable to the Master Servicer, and requires the receipt of confirmation from the Rating Agencies that the transfer of the servicing of these Mortgage Loans will not result in a downgrade, qualification or withdrawal of the then current rating of the Certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          On or about June 30, 2005 (the "CLOSING DATE"), the Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing
Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.
When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference.

SENIOR CERTIFICATES

The Morgan Stanley Mortgage Loan Trust 2005-3AR, Mortgage Pass-Through
Certificates, Series 2005-3AR will include the following eight Classes of
Certificates (the "SENIOR CERTIFICATES") which are offered hereby:

o    Class 1-A Certificates;

o    Class 2-A-1 Certificates;

o    Class 2-A-2 Certificates;

o    Class 2-A-3 Certificates;

o    Class 3-A Certificates;

o    Class 4-A Certificates;

o    Class 5-A Certificates; and

o    Class A-R Certificates.

SUBORDINATED CERTIFICATES

          In addition to the Senior Certificates, the Morgan Stanley Mortgage
Loan Trust 2005-3AR, Mortgage Pass-Through Certificates, Series 2005-3AR, will also include the following Classes of Subordinated Certificates (the
"SUBORDINATED CERTIFICATES"):

               (a) the Class B-1 Certificates, which are subordinate to the
          Group 1, Group 2, Group 3, Group 4 and Group 5 Certificates,

               (b) the Class B-2 Certificates, which are subordinate to the
          Group 1, Group 2, Group 3, Group 4, Group 5 and Class B-1
          Certificates,

               (c) the Class B-3 Certificates, which are subordinate to the
          Group 1, Group 2, Group 3, Group 4, Group 5, Class B-1 and Class B-2
          Certificates,

               (d) the Class B-4 Certificates, which are subordinate to the
          Group 1, Group 2, Group 3, Group 4, Group 5, Class B-1, Class B-2 and
          Class B-3 Certificates,

                                      S-58

               (e) the Class B-5 Certificates, which are subordinate to the
          Group 1, Group 2, Group 3, Group 4, Group 5, Class B-1, Class B-2,
          Class B-3 and Class B-4 Certificates, and

               (f) the Class B-6 Certificates, which are subordinate to the
          Group 1, Group 2, Group 3, Group 4, Group 5, Class B-1, Class B-2,
          Class B-3, Class B-4 and Class B-5 Certificates.

CLASS P CERTIFICATES

          In addition to the Senior Certificates and the Subordinated
Certificates, the Morgan Stanley Mortgage Loan Trust 2005-3AR will also issue the Class P Certificates (the "CLASS P CERTIFICATES"). The Class P Certificates
will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the Holders of the
Offered Certificates.

          All Classes of Subordinated Certificates, other than the Class B-4,
Class B-5 and Class B-6 Certificates and the Class P Certificates (together, the
"PRIVATELY OFFERED CERTIFICATES"), are offered by this prospectus supplement.
The Privately Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Privately Offered Certificates provided in this prospectus supplement is solely for informational purposes.

DESIGNATIONS

o    The Class 1-A and Class A-R Certificates are referred to as the "GROUP 1
     CERTIFICATES."

o    The Class 2-A-1, Class 2-A-2, and Class 2-A-3 Certificates are referred to as the "GROUP 2 CERTIFICATES."

o    The Class 3-A Certificates are referred to as the "GROUP 3 CERTIFICATES."

o    The Class 4-A Certificates are referred to as the "GROUP 4 CERTIFICATES."

o    The Class 5-A Certificates are referred to as the "GROUP 5 CERTIFICATES."

o    The Group 1 Certificates, Group 2 Certificates, the Group 3 Certificates,
     the Group 4 Certificates and the Group 5 Certificates are each referred to as a "SENIOR CERTIFICATE GROUP."

o    The Class A-R Certificates are also referred to as the "RESIDUAL
     CERTIFICATES."

          The Offered Certificates (the "OFFERED CERTIFICATES") will be issued in the initial Class Principal Balances set forth on page iii in the table under
"The Series 2005-3AR Certificates." The Privately Offered Certificates will be issued in the approximate initial Class Principal Balances set forth on page iii of this prospectus supplement. The initial Class Principal Balances of each
Class of Certificates may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Loans."

          The "CLASS PRINCIPAL BALANCE" of any Class of Certificates as of any
Distribution Date is the initial Class Principal Balance of the Class listed on the page iii of this prospectus supplement reduced by the sum of:

          o    all amounts previously distributed to holders of Certificates of the Class as payments of principal, and

          o    the amount of Realized Losses (including Excess Losses) allocated to the Class;

provided, however, that the Class Principal Balance of each Class of
Certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent
Recoveries on the related Mortgage Loans distributed as principal to any related
Class of Certificates, but not by

                                      S-59

more than the amount of Realized Losses previously allocated to reduce the Class
Principal Balance of such Class of Certificates.

          In addition, the Class Principal Balance of the Class of Subordinated
Certificates then outstanding with the highest numerical Class designation will be reduced if and to the extent that the aggregate Class Principal Balance of all Classes of Certificates, following all distributions and the allocation of
Realized Losses on the Mortgage Loans on any Distribution Date exceeds the Pool
Principal Balance as of the Due Date occurring in the month of the Distribution
Date.

          The initial Class Principal Balance of the Class P Certificates is
equal to $100. The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to the Class P Certificates.

          The Senior Certificates will have an initial aggregate Class Principal
Balance of approximately $760,679,100, and will evidence in the aggregate an initial beneficial ownership interest of approximately 92.00% in the Trust Fund.
The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 3.40%,1.50%,0.90%,0.95%,0.75% and 0.50%, respectively, in the Trust Fund.

          Distributions of interest and principal on the Subordinated
Certificates will be based on interest and principal, as applicable, received on, or advanced with respect to, the Mortgage Loans.

FORMS AND DENOMINATIONS OF OFFERED CERTIFICATES; DISTRIBUTIONS TO CERTIFICATES

          The Offered Certificates, other than the Class A-R Certificates, will be issued in book-entry form as described below. The Offered Certificates will be issued in the minimum dollar denominations described in the table below, except that one Certificate of each Class may be issued in a different denomination.

                                   ORIGINAL          MINIMUM
          CLASS                CERTIFICATE FORM   DENOMINATION   DENOMINATION
-------------------------      ----------------   ------------   ------------
Offered Certificates
   (other than the Class A-RT
   Certificates)                  Book-Entry         $25,000        $1,000

Class A-R Certificates             Physical          $   100          N/A

          Distributions on the Certificates will be made by the Securities
Administrator, on behalf of the Trustee, on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in July 2005 (each, a "DISTRIBUTION DATE"), to the persons in whose names such
Certificates are registered on the applicable Record Date. For this purpose, a
"BUSINESS DAY" is any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the states of
Maryland or Minnesota or the city in which the Corporate Trust Office of the
Trustee is located are authorized or obligated by law or executive order to be closed. A "RECORD DATE" with respect to each Class of Offered Certificates is the last Business Day of the month preceding the month of that Distribution
Date.

          On each Distribution Date distributions on the Certificates will be made by check mailed to the address of the holder of the certificate (the
"CERTIFICATEHOLDER") entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds the Class
A-R Certificate or who holds Certificates with an aggregate initial Class
Principal Balance of $1,000,000 or more and who has so notified the Securities
Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such
Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities
Administrator. See "--Book-Entry Certificates" below for the method of payment to beneficial owners of Book-Entry Certificates.

                                      S-60

BOOK-ENTRY CERTIFICATES

          The Offered Certificates of each Class, other than the Class A-R
Certificates, will be issued as "BOOK-ENTRY CERTIFICATES." Persons acquiring beneficial ownership interests in the offered certificates will hold certificates through The Depository Trust Company ("DTC") or indirectly through organizations which are participants in that system. The book-entry certificates of each Class will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be
Certificateholders as that term is used in the Pooling and Servicing Agreement.
Beneficial owners are only permitted to exercise their rights indirectly through
DTC and participants of DTC.

          The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant.

          Beneficial owners will receive all distributions of principal of and interest on the book-entry certificates from the Securities Administrator through DTC and the participants of DTC. While the book-entry certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among the DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants of DTC with whom beneficial owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

          Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not participants of DTC may transfer ownership of book-entry certificates only through participants of DTC and indirect participants of DTC by instructing the participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants of DTC. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants of
DTC will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

          For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--REMICs--Taxation of
Owners of REMIC Regular Certificates" in the accompanying prospectus.

          Transfers between participants of DTC will occur in accordance with
DTC rules.

          In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of
DTC, as in effect from time to time.

          Distributions on the book-entry certificates will be made on each
Distribution Date by the Securities Administrator to Cede & Co., as nominee of
DTC. DTC will be responsible for crediting the amount of such

                                      S-61

payments to the accounts of the applicable DTC participants in accordance with
DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

          Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Because
DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of those certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

          Monthly and annual reports relating to the trust will be provided to
Cede & Co., as nominee of DTC. These reports may be made available by Cede & Co.
to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC participants to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

          DTC has advised the Securities Administrator that, unless and until
Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Pooling and
Servicing Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. DTC may take actions, at the direction of the related participants of DTC, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

          Definitive Certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

          (1) DTC or the Depositor advises the Trustee or Securities
Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the Depositor is unable to locate a qualified successor; or

          (2) beneficial owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the Trustee or Securities
Administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through
DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of the event and the availability through
DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the book-entry certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates. The Securities
Administrator will then recognize the holders of the Definitive Certificates as
Certificateholders under the Pooling and Servicing Agreement.

          Although DTC has agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          None of the Depositor, the Master Servicer, the Servicers, the
Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.

                                      S-62

PHYSICAL CERTIFICATES

          The Residual Certificates will be issued in fully-registered, certificated form. The Residual Certificates will be transferable and exchangeable on a certificate register to be maintained at the Corporate Trust
Office of the Securities Administrator. Under the Pooling and Servicing
Agreement, the Securities Administrator will be required to maintain, or cause to be maintained, a register of certificates. No service charge will be made for any registration of transfer or exchange of the Residual Certificates but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Securities Administrator. The Residual Certificates will be subject to certain restrictions on transfer. See "Material Federal Income Tax
Consequences--The Class A-R Certificates," and "ERISA Matters" below.

          Distributions of principal and interest, if any, on each Distribution
Date on the Residual Certificates will be made to the persons in whose names such certificates are registered at the close of business on the Record Date.
Distributions will be made by check or money order mailed to the person entitled to them at the address appearing in the certificate register or, to the extent permitted in the Pooling and Servicing Agreement, upon written request by the
Certificateholder to the Securities Administrator, by wire transfer to a United
States depository institution designated by such Certificateholder and acceptable to the Securities Administrator or by such other means of payment as such Certificateholder and the Securities Administrator may agree; provided, however, that the final distribution in retirement of the Residual Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the Securities Administrator specified in the notice to the holders of the Residual Certificates of such final distribution.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

          On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer's or Master Servicer's (in its capacity as successor servicer)
other assets (each, a "CUSTODIAL ACCOUNT"). On or prior to the Closing Date, the
Securities Administrator will establish an account (the "DISTRIBUTION ACCOUNT"), which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders. On the 18th day of each month (or, if such
18th day is not a Business Day, on the immediately following Business Day), each
Servicer other than Option One will remit all amounts on deposit in the related
Custodial Account to the Distribution Account. On the fourth Business Day immediately following the related Determination Date, Option One will remit all amounts on deposit in the related Custodial Account to the Distribution Account.
On each Distribution Date, to the extent of the Available Distribution Amount on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will withdraw the Available Funds related to each Loan Group to pay the Certificateholders.

          As further compensation, if permitted under the related underlying servicing agreement, funds credited to the Custodial Account established by a
Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

          As more fully described in this prospectus supplement, distributions on the Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4
Certificates and Group 5 Certificates will be made on each Distribution Date primarily from Available Funds of the related Loan Group for such Distribution
Date and, as described below under "--Transfer Payments," from any Available
Funds from the other Loan Groups remaining after distributions to the Senior
Certificates related to the other Loan Groups. Distributions on the Subordinated
Certificates will be based on any remaining Available Funds for all of the Loan
Groups for such Distribution Date, in each case after giving effect to distributions on all Classes of Senior Certificates as described in the preceding sentence. These distributions will be made in the following order of priority:

          o    to interest on each Class of Senior Certificates related to that
               Loan Group, pro rata, based on their respective interest
               distribution amounts;

                                      S-63

          o    to principal of the Classes of Senior Certificates relating to each Loan Group then entitled to receive distributions of
               principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in each case up to the maximum amount of principal to be distributed to those Classes on that Distribution Date;

          o    to interest on and principal of the Classes of the Senior
               Certificates not relating to that Loan Group in the manner, order and priority described under "Description of the Certificates--
               Transfer Payments;"

          o    to interest on and then principal of each Class of Subordinated
               Certificates, in the order of their numerical class designations, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth under "Description of the
               Certificates--Interest" and "--Principal" in this prospectus supplement; and

          o    any remaining amounts to the Class A-R Certificates.

          "AVAILABLE FUNDS" for a Loan Group for any Distribution Date will be equal to the sum of:

          o    all scheduled installments of interest (net of the related
               Servicing Fees) and principal due on the Mortgage Loans in that
               Loan Group on the Due Date in the month in which the Distribution
               Date occurs and received before the related Determination Date, together with any advances with respect to them;

          o    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage
               Loans in that Loan Group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the related
               Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that Loan Group, by foreclosure or otherwise during the calendar month preceding the month of the
               Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that Loan Group;

          o    all partial or full prepayments with respect to Mortgage Loans in that Loan Group received during the related Prepayment Period;
               and

          o    amounts received with respect to the Distribution Date as the
               Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that Loan Group repurchased by the Seller or the related Originator as of the
               Distribution Date;

reduced by amounts in reimbursement for Monthly Advances previously made and other amounts as to which the Servicers are entitled to reimbursement from the
Custodial Accounts pursuant to the underlying servicing agreements, and as to which the Servicers, the Master Servicer, the Securities Administrator, the
Trustee and/or any custodian, as applicable, are entitled with respect to the
Mortgage Loans in that Loan Group or otherwise allocable to the Certificates related to that Loan Group to be reimbursed from the Distribution Account or otherwise pursuant to the Pooling and Servicing Agreement, the underlying servicing agreements or the custody agreements, as applicable;

plus

          o    Transfer Payments Received, plus interest thereon, for such Loan
               Group and Distribution Date;

minus

          o    Transfer Payments Made, plus interest thereon, for such Loan
               Group and Distribution Date.

                                      S-64

INTEREST

          The Classes of Certificates will have the respective pass-through rates set forth or described on pages iii and iv hereof.

          On each Distribution Date, to the extent of funds available therefor, each interest-bearing Class of Certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This
"INTEREST DISTRIBUTION AMOUNT" for any interest-bearing Class will be equal to the sum of (a) interest at the applicable pass-through rate on the related Class
Principal Balance immediately prior to the applicable Distribution Date and (b)
the sum of the amounts, if any, by which the amount described in clause (a)
above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed
(which are called unpaid interest amounts).

          With respect to each Distribution Date for all of the interest bearing certificates, the "INTEREST ACCRUAL PERIOD" will be the calendar month preceding the month of the Distribution Date. Each Interest Accrual Period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a
360-day year divided into twelve 30-day months.

          The interest entitlement described above for each Class of
Certificates for any Distribution Date will be reduced by the amount of Net
Interest Shortfalls experienced by (a) the related Loan Group, with respect to the Senior Certificates and (b) all of the Loan Groups, with respect to the
Subordinated Certificates. With respect to any Distribution Date and Loan Group, the "NET INTEREST SHORTFALL" is equal to

          o    any net prepayment interest shortfalls for that Loan Group and
               Distribution Date, and

          o    the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that Loan Group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud
               Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the
               Subordinated Certificates for those types of losses.

          Net Interest Shortfalls for a Loan Group on any Distribution Date will be allocated pro rata among all interest-bearing Classes of the related Senior
Certificates and the Classes of Subordinated Certificates on such Distribution
Date, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive (or, in the case of the Subordinated
Certificates, be deemed to be entitled to receive based on each Subordinated
Class' share of the Subordinated Portion, as described more fully below) on such
Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

          For purposes of allocating Net Interest Shortfalls for a Loan Group to the Subordinated Certificates on any Distribution Date, the amount of interest each Class of Subordinated Certificates would otherwise be deemed to be entitled to receive from Available Funds for that Loan Group on such Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that Class' pro rata share of the Subordinated Portion for that
Distribution Date and Loan Group. Notwithstanding the foregoing, on any
Distribution Date after the fourth Senior Termination Date, Net Interest
Shortfalls for the related Loan Group will be allocated to the Classes of
Subordinated Certificates based on the amount of interest each such Class of
Subordinated Certificates would otherwise be entitled to receive on that
Distribution Date.

          A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers' Civil Relief
Act. See "Legal Aspects of the Mortgage Loans--Servicemembers' Civil Relief Act"
in the accompanying prospectus. With respect to any Distribution Date, a net prepayment interest shortfall for a Loan Group is the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans in that Loan Group during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date exceeds the aggregate amount payable on the Distribution Date by the Servicers and the
Master Servicer as described under "Servicing of the Mortgage Loans--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement. A prepayment interest shortfall is the amount by which interest paid by a borrower in

                                      S-65

connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related mortgage rate on the Stated Principal Balance of the Mortgage Loan. Each Class' pro rata share of the Net Interest Shortfalls on the related Mortgage Loans will be based on the amount of interest the Class otherwise would have been entitled to receive on such Distribution Date.

          If on a particular Distribution Date, Available Funds for a Loan Group
in the Distribution Account applied in the order described above under
"--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the Certificates related to that Loan Group, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each Class of
Certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the related Mortgage
Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

          Principal Amount. On each Distribution Date, from remaining Available
Funds after distributions in respect of interest, the Principal Amount for each
Loan Group will be distributed as principal with respect to the related Senior
Certificates in an amount up to the related Senior Principal Distribution Amount for such Loan Group and as principal of the Subordinated Certificates, as a portion of the Subordinated Principal Distribution Amount.

          The "PRINCIPAL AMOUNT" for any Distribution Date and Loan Group will equal the sum of:

               1.   all monthly payments of principal due on each Mortgage Loan
                    (other than a Liquidated Mortgage Loan) in that Loan Group on the related Due Date,

               2.   the principal portion of the purchase price of each Mortgage
                    Loan in that Loan Group that was repurchased by the Seller pursuant to the Pooling and Servicing Agreement or the
                    related Originator pursuant to the related underlying
                    mortgage loan purchase agreement as of the Distribution
                    Date,

               3.   the Substitution Adjustment Amount in connection with any
                    deleted Mortgage Loan in that Loan Group received with
                    respect to the Distribution Date,

               4.   any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution
                    Date,

               5.   with respect to each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received
                    with respect to that Mortgage Loan, and, if such Liquidated
                    Mortgage Loan is an Additional Collateral Mortgage Loan, the
                    principal portion of the proceeds of any related Additional
                    Collateral,

               6.   all partial and full principal prepayments by borrowers on the Mortgage Loans in that Loan Group received during the
                    related Prepayment Period, and

               7.   any Subsequent Recoveries on the Mortgage Loans in that Loan
                    Group received during the calendar month preceding the month of the Distribution Date,

plus

          o    any Transfer Payments Received for such Loan Group and
               Distribution Date,

                                      S-66

minus

          o    any Transfer Payments Made for such Loan Group and Distribution
               Date.

SUBORDINATED PORTIONS

          A portion of each Loan Group is related to the Subordinated
Certificates. That portion (the "SUBORDINATED PORTION") for any Distribution
Date will be equal to the aggregate Stated Principal Balance of the Mortgage
Loans in the related Loan Group as of the Due Date in the month preceding the month of such Distribution Date minus the sum of the Class Principal Balances of the related Senior Certificates immediately prior to such Distribution Date.

TRANSFER PAYMENTS

          Transfer Payments due to disproportionate principal payments. On each
Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the fourth Senior
Termination Date, all principal on the Mortgage Loans in that Loan Group will be paid on a pro rata basis, based on Class Principal Balance, to the Senior
Certificates then outstanding relating to the other Loan Groups. However, principal will not be distributed as described above if on that Distribution
Date (a) the Aggregate Subordinated Percentage (as defined in this prospectus supplement) for that Distribution Date is greater than or equal to 200% of the
Aggregate Subordinated Percentage as of the closing date and (b) the aggregate
Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more
(averaged over the preceding six month period), as a percentage of the aggregate
Class Principal Balance of the Subordinated Certificates, is less than 50%. If principal from one Loan Group is distributed to the Senior Certificates of another Loan Group according to this paragraph, the Subordinated Certificates will not receive that principal amount on that Distribution Date.

          Transfer Payments due to disproportionate Realized Losses in one Loan
Group. If on any Distribution Date the aggregate Class Principal Balance of the
Senior Certificates related to a Loan Group immediately prior to such
Distribution Date is greater than the aggregate Stated Principal Balance of the
Mortgage Loans in that Loan Group on the Due Date in the month preceding the month of such Distribution Date (the "UNDERCOLLATERALIZED GROUP"), then the following will occur:

          o    the Available Funds in each other Loan Group that is not an
               Undercollateralized Group (each, an "OVERCOLLATERALIZED GROUP")
               will be reduced, after distributions of interest to the Senior
               Certificates of the Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the
               Undercollateralized Group at the pass-through rate applicable to the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

          o    the portion of the Available Funds in respect of principal on the
               Mortgage Loans in the Overcollateralized Group, after
               distributions of principal to the Senior Certificates of each
               Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the Senior
               Certificates of each Undercollateralized Group until the Class
               Principal Balance of the Senior Certificates of each
               Undercollateralized Group equals the aggregate Stated Principal
               Balance of the Mortgage Loans in the related Loan Group.

          Consequently, the Subordinated Certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized. If more than one Loan Group on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments shall be allocated among such Loan Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Balance of the related Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Stated
Principal Balance of the Mortgage Loans in that Loan Group on the Due Date in the month preceding the month of such Distribution Date. If more than one Loan
Group on any Distribution Date is required to make a Transfer Payment Made, such
Transfer Payments shall be allocated among such Loan Groups, pro rata, on the basis of the Class Principal Balance of the related Senior Certificates.

                                      S-67

          On each Distribution Date, the "TRANSFER PAYMENT" for the
Undercollateralized Group will equal the excess, if any, of the Class Principal
Balance of the Senior Certificates immediately prior to such Distribution Date related to such Undercollateralized Group over the aggregate Stated Principal
Balance of the Mortgage Loans in such Loan Group on the Due Date in the month preceding -the month of such Distribution Date. The Transfer Payment received by the Undercollateralized Group is referred to as a "TRANSFER PAYMENT RECEIVED."
The Transfer Payment made by the Overcollateralized Group is referred to as a
"TRANSFER PAYMENT MADE."

          All or a portion of the distributions to the Senior Certificates pursuant to the transfer payment provisions described above may be made on the
Distribution Date in the month following the month during which such Transfer
Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

          Senior Principal Distribution Amount. On each Distribution Date, the
Principal Amount for a Loan Group, up to the amount of the related Senior
Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following Classes of Senior Certificates, in the following order of priority:

          The Group 1 Senior Certificates

          o    with respect to Loan Group 1, sequentially, to the Class A-R and
               Class 1-A Certificates, in that order, until their respective
               Class Principal Balances are reduced to zero.

          The Group 2 Senior Certificates

          o    with respect to Loan Group 2, concurrently, to the Class 2-A-1,
               Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero.

          The Group 3 Senior Certificates

          o    with respect to Loan Group 3, to the Class 3-A Certificates, until its Class Principal Balance is reduced to zero.

          The Group 4 Senior Certificates

          o    with respect to Loan Group 4, to the Class 4-A Certificates, until its Class Principal Balance is reduced to zero.

          The Group 5 Senior Certificates

          o    with respect to Loan Group 5, to the Class 5-A Certificates, until its Class Principal Balance is reduced to zero.

          In addition, on each Distribution Date, the Class P Distribution
Amount shall be distributed to the Class P Certificates.

GLOSSARY

          The capitalized terms used herein shall have the following meanings:

          "CLASS P DISTRIBUTION AMOUNT" for each Distribution Date and the Class
P Certificates is an amount equal to the total of all prepayment penalties received on the Mortgage Loans since the Due Date related to the prior
Distribution Date. The Class P Distribution Amount is not part of the Available
Distribution Amount and is therefore not available for distributions to the
Classes of Offered Certificates.

                                      S-68

          "DUE DATE" means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

          "PREPAYMENT PERIOD" means (i) for any Mortgage Loan other than an
Option One Serviced Mortgage Loan, the calendar month preceding that
Distribution Date and (ii) for any Option One Serviced Mortgage Loan, the period from the fifteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution
Date, from June 1, 2005) through the fourteenth day of the calendar month in which the Distribution Date occurs.

          The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
and Loan Group will equal the sum of

          o    the related Senior Percentage of all amounts described in clauses
               1. through 4. of the definition of Principal Amount for that Loan
               Group and that Distribution Date,

          o    for each Mortgage Loan in that Loan Group that became a
               Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                    o    the related Senior Percentage of the Stated Principal
                         Balance of the Mortgage Loan as of the Due Date in the
                         month preceding the month of that Distribution Date and

                    o    either (i) the related Senior Prepayment Percentage of
                         the amount of the liquidation proceeds allocable to
                         principal received on the Mortgage Loan or (ii) if an
                         Excess Loss was sustained on the Liquidated Mortgage
                         Loan during the preceding calendar month, the related
                         Senior Percentage of the amount of the liquidation
                         proceeds allocable to principal received on the
                         Mortgage Loan,

          o    the sum of the related Senior Prepayment Percentage of amounts described in clauses 6. and 7. of the definition of Principal
               Amount for that Loan Group and that Distribution Date, and

          o    any Transfer Payments Received for that Loan Group and
               Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that Loan Group that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related
Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided, further, however, that on any Distribution Date after the fourth Senior Termination Date, the Senior Principal Distribution
Amount for the remaining Senior Certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the Mortgage Pool, as opposed to only the Mortgage Loans in the related Loan Group.

          "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii)
prepayments of principal and liquidation proceeds received with respect to that
Mortgage Loan through the last day of the related Prepayment Period. The "POOL
PRINCIPAL BALANCE" equals the aggregate of the Stated Principal Balances of the
Mortgage Loans. The "LOAN GROUP PRINCIPAL BALANCE" with respect to any Loan
Group equals the aggregate of the Stated Principal Balances of the Mortgage
Loans in that Loan Group.

          The "SENIOR PERCENTAGE" for any Senior Certificate Group and
Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior
Certificates of such Senior Certificate Group immediately before that
Distribution Date and the denominator of which is the aggregate of the Stated
Principal Balances of the Mortgage Loans in the related Loan Group as of the Due
Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments

                                      S-69

in the Prepayment Period related to such prior Due Date); provided, however, that on any Distribution Date after the fourth Senior Termination Date, the
Senior Percentage of the remaining Senior Certificate Group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class
Principal Balances of each class of Senior Certificates of such remaining Senior
Certificate Group immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Principal Balances of all
Classes of Certificates immediately prior to such Distribution Date.

          For any Distribution Date on and prior to the fourth Senior
Termination Date, the "SUBORDINATED PERCENTAGE" for the portion of the
Subordinated Certificates relating to a Loan Group will be calculated as the difference between 100% and the Senior Percentage of the Senior Certificate
Group relating to that Loan Group on such Distribution Date. After the fourth
Senior Termination Date, the Subordinated Percentage will represent the entire interest of the Subordinated Certificates in the Mortgage Pool and will be calculated as the difference between 100% and the Senior Percentage for such
Distribution Date.

          The "SENIOR PREPAYMENT PERCENTAGE" of a Senior Certificate Group for
any Distribution Date occurring during the seven years beginning on the first
Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph.
This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates which receive these unscheduled payments of principal while, in the absence of
Realized Losses, increasing the interest in the Mortgage Loans evidenced by the
Subordinated Certificates. Increasing the respective interest of the
Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the
Subordinated Certificates.

          The Senior Prepayment Percentage of a Senior Certificate Group for any
Distribution Date occurring on or after the seventh anniversary of the first
Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related
Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution
Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for such Distribution Date; for any Distribution
Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for such Distribution Date; and for any
Distribution Date thereafter, the related Senior Percentage for such
Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Closing Date, in which case the Senior
Prepayment Percentage for each Loan Group for the Distribution Date will once again equal 100%).

          Notwithstanding the foregoing, no decrease in the Senior Prepayment
Percentage for any Loan Group will occur unless both of the step down conditions listed below are satisfied:

          o    the outstanding principal balance of all Mortgage Loans in a Loan
               Group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the Trust Fund and Mortgage
               Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the fourth Senior Termination Date, the
               Subordinated Percentage for such Loan Group of the aggregate
               Stated Principal Balances of the Mortgage Loans in that Loan
               Group, or (b) if such date is after the fourth Senior Termination
               Date, the aggregate Class Principal Balance of the Subordinated
               Certificates, does not equal or exceed 50% of the aggregate principal balance of the Subordinated Certificates on that
               Distribution Date, and

          o    cumulative Realized Losses on all of the Mortgage Loans do not
               exceed

                    o    commencing with the Distribution Date on the seventh
                         anniversary of the first Distribution Date, 30% of the
                         aggregate Class Principal Balance of the Subordinated
                         Certificates as of the Closing Date (with respect to
                         the Subordinated Certificates, the "ORIGINAL
                         SUBORDINATE PRINCIPAL BALANCE"),

                                      S-70

                    o    commencing with the Distribution Date on the eighth
                         anniversary of the first Distribution Date, 35% of the
                         original subordinate principal balance,

                    o    commencing with the Distribution Date on the ninth
                         anniversary of the first Distribution Date, 40% of the
                         original subordinate principal balance,

                    o    commencing with the Distribution Date on the tenth
                         anniversary of the first Distribution Date, 45% of the
                         original subordinate principal balance, and

                    o    commencing with the Distribution Date on the eleventh
                         anniversary of the first Distribution Date, 50% of the
                         original subordinate principal balance.

          Notwithstanding the preceding paragraph, if (x) on or before the
Distribution Date in June 2008, the Aggregate Subordinated Percentage is at
least 200% of the Aggregate Subordinated Percentage as of the Closing Date, the
delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the original subordinate principal balance, the Senior Prepayment Percentage for each Loan Group will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage and (y) after the Distribution
Date in June 2008, the Aggregate Subordinated Percentage is at least 200% of the
Aggregate Subordinated Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage
Loans do not exceed 30% of the original subordinate principal balance (the "TWO
TIMES TEST"), the Senior Prepayment Percentage for each Loan Group will equal the related Senior Percentage (unless on any Distribution Date the Senior
Percentage of a Senior Certificate Group exceeds the initial Senior Percentage of such Senior Certificate Group as of the Closing Date, in which case the
Senior Prepayment Percentage for each Loan Group for such Distribution Date will once again equal 100%).

          If on any Distribution Date the allocation to the Class or Classes of
Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of the Class or Classes below zero, the distribution to the Class or Classes of Certificates of the related Senior Percentage and/or Senior Prepayment Percentage, as applicable, of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Balance(s) to zero.

          The "SUBORDINATED PREPAYMENT PERCENTAGE" for a Loan Group as of any
Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

          The "SENIOR TERMINATION DATE" for a Senior Certificate Group is the
date on which the aggregate Class Principal Balance of the Senior Certificates of such Senior Certificate Group is reduced to zero.

          The "AGGREGATE SUBORDINATED PERCENTAGE" for any Distribution Date is a
fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Principal Balance of the Subordinated Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate
Stated Principal Balance of all the Mortgage Loans as of the Due Date in the
month preceding the month of such Distribution Date.

          Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the Loan Groups, to the extent of Available Funds available therefor, the Principal Amount for each Loan Group, up to the amount of the Subordinated Principal Distribution Amount for each Loan Group for the
Distribution Date, will be distributed as principal of the Subordinated
Certificates. Except as provided below, each Class of Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal
Distribution Amount from all of the Loan Groups (based on its respective Class
Principal Balance), in each case to the extent of the amount available from
Available Funds from all of the Loan Groups for distribution of principal.
Distributions of principal of the Subordinated Certificates will be made sequentially to the Classes of Subordinated Certificates in the order of their numerical Class designations, beginning with the Class B-1 Certificates, until their respective Class Principal Balances are reduced to zero.

                                      S-71

          With respect to each Class of Subordinated Certificates (other than the Class of Subordinated Certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related
Class Subordination Percentages of such Class and all Classes of Subordinated
Certificates which have higher numerical Class designations than such Class (the
"APPLICABLE CREDIT SUPPORT PERCENTAGE") is less than the Applicable Credit
Support Percentage for such Class on the date of issuance of the Certificates
(the "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full from any Loan
Group will be made to any of those Classes of Subordinated Certificates (the
"RESTRICTED CLASSES") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining Classes of Subordinated Certificates, pro rata, based upon their respective Class Principal Balances, and distributed in the sequential order described above.

          The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution
Date and each Class of Subordinated Certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Principal Balance of the Class of Subordinated Certificates immediately before the Distribution
Date and the denominator of which is the aggregate of the Class Principal
Balances of all Classes of Certificates immediately before the Distribution
Date.

          The approximate Original Applicable Credit Support Percentages for the
Subordinated Certificates on the date of issuance of the certificates are expected to be as follows:

Class B-1.........................................   8.00%
Class B-2.........................................   4.60%
Class B-3.........................................   3.10%
Class B-4.........................................   2.20%
Class B-5.........................................   1.25%
Class B-6.........................................   0.50%

          The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Loan Group
and Distribution Date will equal the sum of

          o    the Subordinated Percentage for that Loan Group of all amounts described in clauses 1. through 4. of the definition of Principal
               Amount for that Loan Group and that Distribution Date,

          o    for each Mortgage Loan in that Loan Group that became a
               Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds
               allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that Loan Group up to the related Subordinated Percentage of the
               Stated Principal Balance of the Liquidated Mortgage Loan as of
               the Due Date in the month preceding the month of that
               Distribution Date, and

          o    the related Subordinated Prepayment Percentage for that Loan
               Group of the sum of the amounts described in clauses 6. and 7. of the definition of Principal Amount for that Loan Group and that
               Distribution Date

minus

          o    any Transfer Payments Made for that Loan Group;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinated
Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinated Percentage of the principal portion of the Bankruptcy Loss.

          On any Distribution Date after the fourth Senior Termination Date, the
Subordinated Principal Distribution Amount will not be calculated by Loan Group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as
applicable, for the

                                      S-72

Subordinated Certificates for such Distribution Date with respect to all of the
Mortgage Loans in the Mortgage Pool as opposed to the Mortgage Loans only in the related Loan Group.

          Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution
Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the Pooling and Servicing Agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

          The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the aggregate Class Principal Balance of the Subordinated Certificates has been reduced to zero.

          On each Distribution Date, after the allocation of principal, the amount of any Realized Loss with respect to any Loan Group, other than any
Excess Loss, will be allocated first to the Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of
Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective
Class of Certificates has been reduced to zero, and then to the Senior
Certificates of the related Senior Certificate Group, pro rata, based upon their respective Class Principal Balances, except that any Realized Losses on the
Group 2 Mortgage Loans that would otherwise be allocated to the Class 2-A-2
Certificates will instead be allocated to the Class 2-A-3 Certificates, until its Class Principal Balance is reduced to zero.

          On each Distribution Date, after the allocation of principal, Excess
Losses on the Mortgage Loans in a Loan Group will be allocated pro rata among the Classes of Senior Certificates of the related Senior Certificate Group and the Subordinated Certificates as follows: (i) in the case of the Senior
Certificates, the Senior Percentage of such Excess Loss will be allocated among the Classes of Senior Certificates in the related Senior Certificate Group pro rata based on their Class Principal Balances immediately prior to that
Distribution Date and (ii) in the case of the Subordinated Certificates the
Subordinated Percentage of such Excess Loss will be allocated among the Classes of Subordinated Certificates pro rata based on each Class' share of the
Subordinated Portion for the related Loan Group. Each Class of Subordinated
Certificates share of the Subordinated Portion for a Loan Group will be based on the Class Principal Balance of each Class of Subordinated Certificates;
provided, however, on any Distribution Date after the fourth Senior Termination
Date, such Excess Losses on the Mortgage Loans in the related Loan Group will be allocated to the Senior Certificates and the Subordinated Certificates based upon their respective Class Principal Balances immediately prior to such
Distribution Date; provided further, however, on any Distribution Date on and after the Senior Credit Support Depletion Date, any Excess Loss will be allocated pro rata among the Classes of Senior Certificates based on their respective Class Principal Balances immediately prior to such Distribution Date.

          Unlike Realized Losses, any Excess Losses on the Group 2 Mortgage
Loans will be allocated proportionately among all related Classes of
Certificates, including the Class 2-A-2 Certificates, without any reallocation of those Excess Losses to the Class 2-A-3 Certificates.

          Because principal distributions are paid to some Classes of
Certificates before other Classes of Certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

          The Pooling and Servicing Agreement does not permit the allocation of
Realized Losses to the Class P Certificates.

          In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds (which for this purpose includes the principal portion of the proceeds of any Additional Collateral with respect to any Liquidated Mortgage Loan that is an Additional Collateral Mortgage Loan)
applied to the principal balance of the related Mortgage Loan. "EXCESS LOSSES"
are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount,
Bankruptcy

                                      S-73

Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in
excess of the Fraud Loss Coverage Amount. "BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations.
"SPECIAL HAZARD LOSSES" are Realized Losses in respect of Special Hazard
Mortgage Loans. "FRAUD LOSSES" are losses sustained on a Liquidated Mortgage
Loan by reason of a default arising from fraud, dishonesty or misrepresentation.
See "Credit Enhancement--Subordination" in this prospectus supplement and
"Description of Credit Support--Subordinate Certificates" in the accompanying prospectus.

          A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a
Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the accompanying prospectus under "Description of the Agreements--Hazard Insurance Policies." See
"Credit Enhancement--Subordination" in this prospectus supplement and
"Description of Credit Support--Subordinate Certificates" in the accompanying prospectus.

SUBSEQUENT RECOVERIES

          The Pooling and Servicing Agreement will provide that Class Principal
Balances that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. If a final liquidation of a Mortgage Loan resulted in a Realized Loss and thereafter the related
Servicer receives a recovery specifically related to that Mortgage Loan, such recovery (net of any reimbursable expenses) shall be distributed to the
Certificateholders in the same manner as prepayments received in the related
Prepayment Period, to the extent that the related Realized Loss was allocated to any Class of Certificates. In addition, the Class Principal Balance of each
Class of Certificates to which Realized Losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such Subsequent Recoveries are distributed as principal to any Class of
Certificates. However, the Class Principal Balance of each such Class of
Certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the Class Principal Balance of each such Class of
Certificates. Holders of certificates whose Class Principal Balance is increased in this manner will not be entitled to interest on the increased balance for any
Interest Accrual Period preceding the Distribution Date on which the increase occurs. The foregoing provisions will apply even if the Class Principal Balance of a Class of Certificates was previously reduced to zero. Accordingly, each
Class of Certificates will be considered to remain outstanding until the termination of the related trust.

          "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, received by the related Servicer and remitted by it to the Securities
Administrator, with respect to a Liquidated Mortgage Loan that resulted in a
Realized Loss in a month prior to the month of receipt of such recoveries.

          An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the Certificateholder as ordinary (or capital) income to the extent that the Certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent
Recoveries.

REPORTS TO CERTIFICATEHOLDERS

          On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the Rating
Agencies a statement (based on information received from the Master Servicer and each Servicer) generally setting forth, among other things:

                                      S-74

          o    the amount of the distributions, separately identified, with respect to each Class of Certificates;

          o    the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the
               aggregate amount of any principal prepayments or other
               unscheduled recoveries of principal included in that amount;

          o    the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

          o    the amount of any unpaid Interest Shortfall with respect to each
               Class of Certificates;

          o    the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on that
               Distribution Date;

          o    the Pool Principal Balance, the aggregate Stated Principal
               Balance of the Mortgage Loans in each Loan Group at the end of the related Prepayment Period, and the applicable Weighted
               Average Net Mortgage Rate of each of each Loan Group and the
               Mortgage Pool at the beginning of the related Due Period;

          o    the Senior Percentage and the Subordinated Percentage for each
               Loan Group for the following Distribution Date;

          o    the Senior Prepayment Percentage and Subordinate Prepayment
               Percentage for each Loan Group for the following Distribution
               Date;

          o    in the aggregate and with respect to each Loan Group, the amount of the Servicing Fee paid to or retained by the Master Servicer and by each Servicer;

          o    in the aggregate and with respect to each Loan Group, the amount of Monthly Advances for the related Due Period;

          o    in the aggregate and with respect to each Loan Group, the number and aggregate principal balance of the Mortgage Loans that were
               (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1)
               30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that
               Distribution Date;

          o    in the aggregate and with respect to each Loan Group, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

          o    in the aggregate and with respect to each Loan Group, the amount of Realized Losses incurred during the preceding calendar month;

          o    in the aggregate and with respect to each Loan Group, the
               cumulative amount of Realized Losses incurred since the Closing
               Date;

          o    the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on the
               Distribution Date;

          o    the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage
               Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date;

          o    the Pass-Through Rate for each Class of Certificates for that
               Distribution Date; and

                                      S-75

          o    the total amount of prepayment penalties that are payable to the
               Class P Certificates received with respect to such Distribution
               Date.

          The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities
Administrator's website. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600.
Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the
Securities Administrator at the following address: Wells Fargo Bank, National
Association, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Securities
Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

          In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

LAST SCHEDULED DISTRIBUTION DATE

          The "LAST SCHEDULED DISTRIBUTION DATE" for the Certificates is the
Distribution Date in July 2035, which is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan in the Mortgage Pool. The actual final Distribution Date of any Class of
Certificates may be earlier or later, and could be substantially earlier, than such class' Last Scheduled Distribution Date.

                                      S-76

STRUCTURING ASSUMPTIONS

          Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which combined are the "STRUCTURING ASSUMPTIONS":

          o    Loan Group 1 consists of 52 Mortgage Loans with the following characteristics:



                                                                  SERVICING
                                           CURRENT                FEE AFTER   ORIGINAL   REMAINING    INITIAL
                                CURRENT      NET      CURRENT      INITIAL     TERM TO    TERM TO    PERIODIC
                  PRINCIPAL    MORTGAGE   MORTGAGE   SERVICING   ADJUSTMENT   MATURITY    MATURITY     RATE
    INDEX        BALANCE($)    RATE (%)   RATE (%)    FEE (%)     DATE (%)    (MONTHS)    (MONTHS)    CAP (%)
-------------   ------------   --------   --------   ---------   ----------   --------   ---------   --------

6 Month LIBOR      38,847.20    6.12500    5.75000    0.37500      0.37500       360        356       3.00000
6 Month LIBOR     229,951.00    6.12500    5.75000    0.37500      0.37500       360        358       3.00000
6 Month LIBOR   2,782,649.87    5.61601    5.36601    0.25000      0.25000       360        357       5.00000
6 Month LIBOR   1,644,409.61    5.31095    5.06095    0.25000      0.25000       360        355       5.00000
6 Month LIBOR   6,939,886.60    5.68073    5.30573    0.37500      0.37500       360        358       6.00000
6 Month LIBOR     349,284.57    5.87500    5.50000    0.37500      0.37500       360        358       6.00000
6 Month LIBOR     206,566.72    5.75000    5.37500    0.37500      0.37500       360        358       6.00000
6 Month LIBOR   1,186,440.52    6.46778    6.09278    0.37500      0.37500       360        358       6.00000
1 Year LIBOR    2,799,607.77    5.55616    5.30616    0.25000      0.37500       360        357       2.00000
1 Year LIBOR      773,861.59    5.91739    5.54239    0.37500      0.37500       360        357       2.00000
1 Year LIBOR      248,125.60    5.87500    5.50000    0.37500      0.37500       360        353       2.00000
1 Year LIBOR    1,261,873.62    6.21248    5.83748    0.37500      0.37500       360        358       6.00000
1 Year LIBOR      314,054.55    6.00000    5.62500    0.37500      0.37500       360        357       6.00000
1 Year LIBOR      302,125.33    5.33790    4.96290    0.37500      0.37500       360        358       6.00000
1 Year CMT         50,287.31    5.25000    5.00000    0.25000      0.37500       360        351       2.00000
6 Month LIBOR   1,022,012.00    5.47512    5.10012    0.37500      0.37500       360        356       3.00000
6 Month LIBOR   2,786,330.65    5.58401    5.33401    0.25000      0.25000       360        352       5.00000
6 Month LIBOR     193,200.00    6.12500    5.87500    0.25000      0.25000       360        353       5.00000
6 Month LIBOR   1,335,349.97    5.55844    5.30844    0.25000      0.25000       360        352       5.00000
6 Month LIBOR   2,658,117.50    4.90241    4.65241    0.25000      0.37500       360        358       6.00000
6 Month LIBOR   2,815,760.32    5.82415    5.44915    0.37500      0.37500       360        358       6.00000
6 Month LIBOR     771,900.00    6.23530    5.86030    0.37500      0.37500       360        359       6.00000
6 Month LIBOR     435,000.00    6.07328    5.69828    0.37500      0.37500       360        359       6.00000
1 Year LIBOR    2,109,840.00    5.69302    5.44302    0.25000      0.37500       360        358       2.00000
1 Year LIBOR      101,700.00    4.75000    4.37500    0.37500      0.37500       360        356       3.00000

                                                                                  REMAINING
                SUBSEQUENT                                                        INTEREST-
                 PERIODIC     GROSS     MAXIMUM    MINIMUM   MONTHS     RESET        ONLY
                   RATE       MARGIN   MORTGAGE   MORTGAGE     TO     FREQUENCY     PERIOD
    INDEX         CAP (%)      (%)     RATE (%)   RATE (%)    ROLL     (MONTHS)    (MONTHS)
-------------   ----------   -------   --------   --------   ------   ---------   ---------

6 Month LIBOR     1.00000    2.25000   11.12500    3.12500     32          6         N/A
6 Month LIBOR     1.00000    5.00000   11.12500    5.00000     34          6         N/A
6 Month LIBOR     1.04138    2.25000   11.61601    2.25000     33          6         N/A
6 Month LIBOR     1.21845    2.25000   11.31095    2.25000     31          6         N/A
6 Month LIBOR     2.00000    2.25000   11.68073    2.25000     34          6         N/A
6 Month LIBOR     2.00000    2.25000   11.87500    2.25000     34          6         N/A
6 Month LIBOR     2.00000    2.25000   11.75000    2.25000     34          6         N/A
6 Month LIBOR     2.00000    2.25000   12.46778    2.25000     34          6         N/A
1 Year LIBOR      2.00000    2.25000   11.55616    2.25000     33         12         N/A
1 Year LIBOR      1.82452    2.43145   11.91739    3.09160     33         12         N/A
1 Year LIBOR      2.00000    4.00000   11.87500    4.00000     29         12         N/A
1 Year LIBOR      2.00000    2.25000   12.21248    2.25000     34         12         N/A
1 Year LIBOR      2.00000    2.25000   12.00000    2.25000     33         12         N/A
1 Year LIBOR      2.00000    2.25000   11.33790    2.25000     34         12         N/A
1 Year CMT        2.00000    2.25000   11.25000    2.25000     27         12         N/A
6 Month LIBOR     1.00000    2.36005   10.47512    2.36005     32          6          32
6 Month LIBOR     1.12628    2.43873   11.58401    2.43873     28          6          28
6 Month LIBOR     1.00000    2.25000   12.12500    2.25000     29          6          29
6 Month LIBOR     1.00000    2.25000   11.55844    2.25000     28          6          28
6 Month LIBOR     2.00000    2.00000   10.90241    2.00000     34          6          34
6 Month LIBOR     2.00000    2.25000   11.82415    2.25000     34          6          34
6 Month LIBOR     2.00000    2.25000   12.23530    2.25000     35          6          35
6 Month LIBOR     2.00000    2.25000   12.07328    2.25000     35          6          35
1 Year LIBOR      2.00000    2.25000   11.69302    2.25000     34         12          34
1 Year LIBOR      2.00000    2.25000    9.75000    2.25000     32         12          32


                                      S-77



                                                                    SERVICING
                                             CURRENT                FEE AFTER   ORIGINAL   REMAINING    INITIAL
                                  CURRENT      NET      CURRENT      INITIAL    TERM TO     TERM TO    PERIODIC
                   PRINCIPAL     MORTGAGE   MORTGAGE   SERVICING   ADJUSTMENT   MATURITY    MATURITY     RATE
    INDEX         BALANCE($)     RATE (%)   RATE (%)    FEE (%)     DATE (%)    (MONTHS)    (MONTHS)    CAP (%)
-------------   --------------   --------   --------   ---------   ----------   --------   ---------   --------

1 Year LIBOR      8,943,282.59    5.86978    5.49478    0.37500      0.37500       360        357       6.00000
1 Year LIBOR        230,999.31    6.62500    6.25000    0.37500      0.37500       360        355       6.00000
1 Year LIBOR        251,911.38    5.25000    4.87500    0.37500      0.37500       360        352       6.00000
1 Year LIBOR        298,080.75    5.37500    5.00000    0.37500      0.37500       360        358       6.00000
1 Year LIBOR        212,000.00    5.50000    5.12500    0.37500      0.37500       360        357       6.00000
1 Year LIBOR        229,500.00    6.62500    6.25000    0.37500      0.37500       360        356       6.00000
6 Month LIBOR       384,000.00    6.87500    6.50000    0.37500      0.37500       360        358       3.00000
6 Month LIBOR       232,000.00    7.00000    6.62500    0.37500      0.37500       360        358       3.00000
6 Month LIBOR       123,390.00    6.45000    6.07500    0.37500      0.37500       360        358       3.00000
6 Month LIBOR       163,920.00    6.00000    5.62500    0.37500      0.37500       360        357       3.00000
6 Month LIBOR       143,000.00    6.12500    5.75000    0.37500      0.37500       360        358       3.00000
6 Month LIBOR       253,040.00    5.00000    4.62500    0.37500      0.37500       360        356       4.00000
6 Month LIBOR       259,858.91    4.99018    4.61518    0.37500      0.37500       360        356       4.00000
6 Month LIBOR   111,452,694.78    5.54460    5.29460    0.25000      0.25000       360        356       5.00000
6 Month LIBOR       148,179.00    5.12500    4.75000    0.37500      0.37500       360        356       5.00000
6 Month LIBOR     2,897,150.27    5.63847    5.38847    0.25000      0.25000       360        356       5.00000
6 Month LIBOR     2,880,957.63    5.52209    5.27209    0.25000      0.25000       360        356       5.00000
6 Month LIBOR    35,926,500.64    5.43261    5.18261    0.25000      0.25000       360        356       5.00000
6 Month LIBOR       174,400.00    6.00000    5.62500    0.37500      0.37500       360        357       5.00000
6 Month LIBOR       343,200.00    5.37500    5.12500    0.25000      0.25000       360        357       5.00000
6 Month LIBOR    17,683,529.09    5.82686    5.45186    0.37500      0.37500       360        358       6.00000
6 Month LIBOR       510,530.00    6.03846    5.66346    0.37500      0.37500       360        358       6.00000
6 Month LIBOR    17,958,402.12    5.58646    5.21146    0.37500      0.37500       360        358       6.00000
6 Month LIBOR       359,000.00    5.50000    5.12500    0.37500      0.37500       360        360       6.00000
1 Year LIBOR      1,615,250.00    6.29653    5.92153    0.37500      0.37500       360        358       6.00000
1 Year LIBOR        262,500.00    5.25000    4.87500    0.37500      0.37500       360        351       6.00000
1 Year LIBOR        179,900.00    6.37500    6.00000    0.37500      0.37500       360        359       6.00000

                                                                                  REMAINING
                SUBSEQUENT                                                        INTEREST-
                 PERIODIC     GROSS     MAXIMUM    MINIMUM   MONTHS     RESET        ONLY
                   RATE       MARGIN   MORTGAGE   MORTGAGE     TO     FREQUENCY     PERIOD
    INDEX         CAP (%)      (%)     RATE (%)   RATE (%)    ROLL     (MONTHS)    (MONTHS)
-------------   ----------   -------   --------   --------   ------   ---------   ---------

1 Year LIBOR      2.00000    2.25000   11.86978    2.25000     33         12          33
1 Year LIBOR      2.00000    2.25000   12.62500    2.25000     31         12          31
1 Year LIBOR      2.00000    2.25000   11.25000    2.25000     28         12          28
1 Year LIBOR      2.00000    2.25000   11.37500    2.25000     34         12          34
1 Year LIBOR      2.00000    2.25000   11.50000    2.25000     33         12          57
1 Year LIBOR      2.00000    2.25000   12.62500    2.25000     32         12          80
6 Month LIBOR     1.00000    2.25000   11.87500    2.25000     34          6         118
6 Month LIBOR     1.00000    5.00000   12.00000    5.00000     34          6         118
6 Month LIBOR     1.00000    3.70000   11.45000    3.70000     34          6         118
6 Month LIBOR     1.00000    3.00000   11.00000    3.00000     33          6         117
6 Month LIBOR     1.00000    2.25000   11.12500    2.25000     34          6         118
6 Month LIBOR     1.00000    2.25000   10.00000    2.25000     32          6         116
6 Month LIBOR     1.00000    2.39411    9.99018    2.39411     32          6         116
6 Month LIBOR     1.13016    2.25135   11.54460    2.25135     32          6         116
6 Month LIBOR     1.00000    2.25000   10.12500    2.25000     32          6         116
6 Month LIBOR     1.10572    2.25000   11.63847    2.25000     32          6         116
6 Month LIBOR     1.11697    2.25000   11.52209    2.25000     32          6         116
6 Month LIBOR     1.12275    2.25000   11.43261    2.25000     32          6         116
6 Month LIBOR     1.00000    3.00000   11.00000    3.00000     33          6         117
6 Month LIBOR     1.00000    2.25000   11.37500    2.25000     33          6         117
6 Month LIBOR     2.06604    2.25000   11.82686    2.25000     34          6         118
6 Month LIBOR     2.00000    2.68588   12.03846    2.68588     34          6         118
6 Month LIBOR     2.00000    2.28481   11.58646    2.28481     34          6         118
6 Month LIBOR     2.00000    2.25000   11.50000    2.25000     36          6         120
1 Year LIBOR      2.00000    2.25000   12.29653    2.25000     34         12         118
1 Year LIBOR      2.00000    2.25000   11.25000    2.25000     27         12         111
1 Year LIBOR      2.00000    2.25000   12.37500    2.25000     35         12         119


                                      S-78

          o    Loan Group 2 consists of 31 Mortgage Loans with the following characteristics:



                                                                     SERVICING
                                              CURRENT                FEE AFTER   ORIGINAL   REMAINING    INITIAL
                                  CURRENT       NET      CURRENT      INITIAL     TERM TO    TERM TO    PERIODIC
                  PRINCIPAL      MORTGAGE    MORTGAGE   SERVICING   ADJUSTMENT   MATURITY    MATURITY     RATE
    INDEX         BALANCE($)      RATE (%)   RATE (%)    FEE (%)     DATE (%)    (MONTHS)    (MONTHS)    CAP (%)
-------------   --------------   ---------   --------   ---------   ----------   --------   ---------   --------

6 Month LIBOR     1,637,282.78    5.87500     5.62500    0.25000      0.25000       360        357       5.00000
6 Month LIBOR       370,684.14    5.12500     4.87500    0.25000      0.25000       360        357       5.00000
6 Month LIBOR       499,983.70    5.62500     5.37500    0.25000      0.25000       360        357       5.00000
6 Month LIBOR       948,134.49    6.45746     6.08246    0.37500      0.37500       360        359       6.00000
6 Month LIBOR       447,043.75    5.87500     5.50000    0.37500      0.37500       360        359       6.00000
1 Year LIBOR        372,162.21    5.37500     5.12500    0.25000      0.25000       360        358       2.00000
1 Year LIBOR      4,806,146.88    6.08859     5.71359    0.37500      0.37500       360        358       6.00000
6 Month LIBOR     1,785,041.39    5.67317     5.42317    0.25000      0.25000       360        353       5.00000
6 Month LIBOR       360,000.00    6.50000     6.25000    0.25000      0.25000       360        353       5.00000
6 Month LIBOR       544,000.00    5.25000     5.00000    0.25000      0.25000       360        356       5.00000
6 Month LIBOR    23,013,736.43    5.09600     4.84600    0.25000      0.25000       360        359       6.00000
6 Month LIBOR     2,240,050.00    6.42890     6.05390    0.37500      0.37500       360        359       6.00000
6 Month LIBOR     1,000,000.00    6.25000     5.87500    0.37500      0.37500       360        360       6.00000
6 Month LIBOR       991,500.00    5.76683     5.39183    0.37500      0.37500       360        359       6.00000
1 Year LIBOR      1,408,000.00    5.34588     5.09588    0.25000      0.25000       360        358       2.00000
1 Year LIBOR      3,230,465.83    5.24717     4.87217    0.37500      0.37500       360        356       2.00000
1 Year LIBOR     40,085,025.42    5.87957     5.50457    0.37500      0.37500       360        358       6.00000
1 Year LIBOR        910,000.00    5.75000     5.37500    0.37500      0.37500       360        359       6.00000
6 Month LIBOR       590,000.00    4.37500     4.00000    0.37500      0.37500       360        358       3.00000
6 Month LIBOR       980,000.00    4.62500     4.25000    0.37500      0.37500       360        356       4.00000
6 Month LIBOR   157,252,376.06    5.45900     5.20900    0.25000      0.25000       360        356       5.00000
6 Month LIBOR       559,999.99    5.00000     4.75000    0.25000      0.25000       360        357       5.00000
6 Month LIBOR       904,799.98    5.60080     5.35080    0.25000      0.25000       360        357       5.00000
6 Month LIBOR    17,703,793.67    5.52076     5.27076    0.25000      0.25000       360        357       5.00000
6 Month LIBOR    16,432,107.00    5.92832     5.55332    0.37500      0.37500       360        359       6.00000
6 Month LIBOR       480,800.00    6.37500     6.00000    0.37500      0.37500       360        359       6.00000
6 Month LIBOR    17,144,213.74    5.95982     5.58482    0.37500      0.37500       360        358       6.00000
6 Month LIBOR       640,000.00    6.37500     6.00000    0.37500      0.37500       360        358       6.00000
1 Year LIBOR        466,499.99    5.50000     5.12500    0.37500      0.37500       360        357       2.00000
1 Year LIBOR      6,018,748.60    5.95647     5.58147    0.37500      0.37500       360        358       6.00000
1 Year LIBOR        550,000.00    6.12500     5.75000    0.37500      0.37500       360        357       6.00000

                                                                                  REMAINING
                SUBSEQUENT                                                        INTEREST-
                 PERIODIC      GROSS    MAXIMUM    MINIMUM   MONTHS     RESET       ONLY
                   RATE       MARGIN   MORTGAGE   MORTGAGE     TO     FREQUENCY    PERIOD
    INDEX         CAP (%)       (%)    RATE (%)   RATE (%)    ROLL    (MONTHS)    (MONTHS)
-------------   ----------   -------   --------   --------   ------   ---------   ---------

6 Month LIBOR     1.00000    2.25000   11.87500    2.25000     33          6         N/A
6 Month LIBOR     1.00000    2.25000   11.12500    2.25000     33          6         N/A
6 Month LIBOR     1.00000    2.25000   11.62500    2.25000     33          6         N/A
6 Month LIBOR     2.00000    2.25000   12.45746    2.25000     35          6         N/A
6 Month LIBOR     2.00000    2.25000   11.87500    2.25000     35          6         N/A
1 Year LIBOR      2.00000    2.25000   11.37500    2.25000     34         12         N/A
1 Year LIBOR      2.00000    2.25000   12.08859    2.25000     34         12         N/A
6 Month LIBOR     1.00000    2.25000   11.67317    2.25000     29          6          29
6 Month LIBOR     1.00000    2.25000   12.50000    2.25000     29          6          29
6 Month LIBOR     1.00000    2.25000   11.25000    2.25000     32          6          32
6 Month LIBOR     2.00000    2.00000   11.09600    2.00000     35          6          35
6 Month LIBOR     2.00000    2.25000   12.42890    2.25000     35          6          35
6 Month LIBOR     2.00000    2.25000   12.25000    2.25000     36          6          36
6 Month LIBOR     2.00000    2.25000   11.76683    2.25000     35          6          35
1 Year LIBOR      2.00000    2.25000   11.34588    2.25000     34         12          34
1 Year LIBOR      2.00000    2.32739   10.61050    2.53948     32         12          32
1 Year LIBOR      2.00000    2.25000   11.87957    2.25000     34         12          34
1 Year LIBOR      2.00000    2.25000   11.75000    2.25000     35         12          35
6 Month LIBOR     1.00000    2.75000    9.37500    2.75000     34          6         118
6 Month LIBOR     1.00000    2.25000    9.62500    2.25000     32          6         116
6 Month LIBOR     1.07979    2.25000   11.45900    2.25000     32          6         116
6 Month LIBOR     1.00000    2.25000   11.00000    2.25000     33          6         117
6 Month LIBOR     1.00000    2.25000   11.60080    2.25000     33          6         117
6 Month LIBOR     1.04880    2.25000   11.52076    2.25000     33          6         117
6 Month LIBOR     2.00000    2.25000   11.92832    2.25000     35          6         119
6 Month LIBOR     2.00000    2.25000   12.37500    2.25000     35          6         119
6 Month LIBOR     2.00000    2.45701   11.95982    2.45701     34          6         118
6 Month LIBOR     2.00000    2.25000   12.37500    2.25000     34          6         118
1 Year LIBOR      2.00000    2.25000   10.50000    3.50000     33         12         117
1 Year LIBOR      2.00000    2.25000   11.95647    2.25000     34         12         118
1 Year LIBOR      2.00000    2.25000   12.12500    2.25000     33         12         117


                                      S-79

          o    Loan Group 3 consists of 74 Mortgage Loans with the following characteristics:



                                                             SERVICING
                                        CURRENT              FEE AFTER  ORIGINAL  REMAINING   INITIAL
                              CURRENT     NET     CURRENT     INITIAL    TERM TO   TERM TO   PERIODIC
                 PRINCIPAL   MORTGAGE  MORTGAGE  SERVICING  ADJUSTMENT  MATURITY   MATURITY    RATE
    INDEX       BALANCE($)   RATE (%)  RATE (%)   FEE (%)    DATE (%)   (MONTHS)   (MONTHS)   CAP (%)
-------------  ------------  --------  --------  ---------  ----------  --------  ---------  --------

6 Month LIBOR  1,388,180.55   5.96741   5.71741   0.25000     0.25000      360       356      5.00000
6 Month LIBOR    648,311.62   6.75000   6.50000   0.25000     0.25000      360       357      5.00000
6 Month LIBOR    339,398.39   6.62500   6.25000   0.37500     0.37500      360       358      5.00000
6 Month LIBOR    207,312.22   6.24339   5.86839   0.37500     0.37500      360       357      5.00000
6 Month LIBOR    442,045.85   5.51692   5.26692   0.25000     0.25000      360       356      5.00000
6 Month LIBOR    413,356.36   5.48026   5.10526   0.37500     0.37500      360       358      5.00000
6 Month LIBOR  1,437,660.81   6.13956   5.76456   0.37500     0.37500      360       357      5.00000
6 Month LIBOR  2,017,058.12   6.12194   5.74694   0.37500     0.37500      360       359      6.00000
6 Month LIBOR     71,830.47   7.25000   6.87500   0.37500     0.37500      360       357      6.00000
6 Month LIBOR    137,856.85   5.50000   5.12500   0.37500     0.37500      360       358      6.00000
6 Month LIBOR     71,830.47   7.25000   6.87500   0.37500     0.37500      360       357      6.00000
6 Month LIBOR    162,833.44   5.37500   5.00000   0.37500     0.37500      360       358      6.00000
6 Month LIBOR  2,239,571.17   5.94797   5.57297   0.37500     0.37500      360       358      6.00000
6 Month LIBOR    280,583.01   5.50000   5.12500   0.37500     0.37500      360       358      6.00000
1 Year LIBOR   1,000,353.56   5.63130   5.38130   0.25000     0.25000      360       358      5.00000
1 Year LIBOR   6,777,704.91   5.63763   5.38763   0.25000     0.37500      360       358      5.00000
1 Year LIBOR     126,233.58   6.12500   5.75000   0.37500     0.37500      360       347      5.00000
1 Year LIBOR     295,046.23   5.62500   5.25000   0.37500     0.37500      360       357      6.00000
1 Year LIBOR     402,102.60   5.67390   5.29890   0.37500     0.37500      360       358      6.00000
1 Year LIBOR   1,444,825.56   5.69220   5.31720   0.37500     0.37500      360       358      6.00000
6 Month LIBOR    645,000.00   4.87500   4.50000   0.37500     0.37500      360       358      3.00000
6 Month LIBOR  1,971,202.93   6.03915   5.78915   0.25000     0.25000      360       353      5.00000
6 Month LIBOR  1,601,392.58   6.00179   5.62679   0.37500     0.37500      360       355      5.00000
6 Month LIBOR  1,248,300.00   5.82921   5.45421   0.37500     0.37500      360       358      5.00000
6 Month LIBOR    792,682.50   6.08629   5.83629   0.25000     0.25000      360       355      5.00000
6 Month LIBOR  1,945,988.87   5.69026   5.31526   0.37500     0.37500      360       358      5.00000
6 Month LIBOR    344,000.00   5.50000   5.12500   0.37500     0.37500      360       354      5.00000
6 Month LIBOR  1,101,700.00   5.31279   4.93779   0.37500     0.37500      360       358      5.00000
6 Month LIBOR  2,317,000.00   5.16498   4.91498   0.25000     0.25000      360       355      6.00000
6 Month LIBOR  1,925,955.67   4.89477   4.64477   0.25000     0.37500      360       354      6.00000

                                                                           REMAINING
               SUBSEQUENT                                                  INTEREST-
                PERIODIC    GROSS    MAXIMUM   MINIMUM  MONTHS    RESET       ONLY
                  RATE      MARGIN  MORTGAGE  MORTGAGE    TO    FREQUENCY    PERIOD
    INDEX        CAP (%)     (%)    RATE (%)  RATE (%)   ROLL    (MONTHS)   (MONTHS)
-------------  ----------  -------  --------  --------  ------  ---------  ---------

6 Month LIBOR    1.00000   2.25000  10.96741   2.25000    56         6        N/A
6 Month LIBOR    1.00000   2.25000  11.75000   2.25000    57         6        N/A
6 Month LIBOR    1.00000   3.25000  11.62500   3.25000    58         6        N/A
6 Month LIBOR    1.00000   4.12471  11.24339   4.12471    57         6        N/A
6 Month LIBOR    1.00000   2.25000  10.51692   2.25000    56         6        N/A
6 Month LIBOR    1.00000   4.25879  10.48026   4.25879    58         6        N/A
6 Month LIBOR    1.00000   2.82225  11.13956   2.82225    57         6        N/A
6 Month LIBOR    2.00000   2.25000  12.12194   2.25000    59         6        N/A
6 Month LIBOR    2.00000   2.25000  13.25000   2.25000    57         6        N/A
6 Month LIBOR    2.00000   2.25000  11.50000   2.25000    58         6        N/A
6 Month LIBOR    2.00000   2.25000  13.25000   2.25000    57         6        N/A
6 Month LIBOR    2.00000   2.25000  11.37500   2.25000    58         6        N/A
6 Month LIBOR    2.00000   2.25000  11.94797   2.25000    58         6        N/A
6 Month LIBOR    2.00000   2.25000  11.50000   2.25000    58         6        N/A
1 Year LIBOR     2.00000   2.25000  10.63130   2.25000    58        12        N/A
1 Year LIBOR     2.00000   2.25000  10.63763   2.25000    58        12        N/A
1 Year LIBOR     2.00000   2.25000  11.12500   2.25000    47        12        N/A
1 Year LIBOR     2.00000   2.25000  11.62500   2.25000    57        12        N/A
1 Year LIBOR     2.00000   2.25000  11.67390   2.25000    58        12        N/A
1 Year LIBOR     2.00000   2.25000  11.69220   2.25000    58        12        N/A
6 Month LIBOR    1.00000   3.25000  10.87500   3.25000    58         6        58
6 Month LIBOR    1.26578   2.33434  11.03915   2.33434    53         6        53
6 Month LIBOR    1.00000   2.25000  11.00179   2.25000    55         6        55
6 Month LIBOR    1.00000   2.45453  10.82921   2.45453    58         6        58
6 Month LIBOR    1.00000   2.25000  11.08629   2.25000    55         6        55
6 Month LIBOR    1.00000   2.45278  10.69026   2.45278    58         6        58
6 Month LIBOR    1.00000   2.25000  10.50000   2.25000    54         6        54
6 Month LIBOR    1.00000   2.30480  10.31279   2.30480    58         6        58
6 Month LIBOR    2.00000   2.00000  11.16498   2.00000    55         6        55
6 Month LIBOR    2.00000   2.00000  10.89477   2.00000    54         6        54


                                      S-80



                                                                   SERVICING
                                            CURRENT                FEE AFTER   ORIGINAL   REMAINING    INITIAL
                                 CURRENT      NET      CURRENT      INITIAL     TERM TO    TERM TO    PERIODIC
                  PRINCIPAL     MORTGAGE   MORTGAGE   SERVICING   ADJUSTMENT   MATURITY    MATURITY     RATE
    INDEX         BALANCE($)    RATE (%)   RATE (%)    FEE (%)     DATE (%)    (MONTHS)    (MONTHS)    CAP (%)
-------------   -------------   --------   --------   ---------   ----------   --------   ---------   --------

6 Month LIBOR      885,786.58    5.95717    5.58217    0.37500      0.37500       360        356       6.00000
6 Month LIBOR      975,000.00    6.87500    6.50000    0.37500      0.37500       360        356       6.00000
6 Month LIBOR      148,000.00    7.25000    6.87500    0.37500      0.37500       360        359       6.00000
6 Month LIBOR      178,998.61    6.00000    5.62500    0.37500      0.37500       360        356       6.00000
6 Month LIBOR    1,154,869.88    5.99811    5.62311    0.37500      0.37500       360        358       6.00000
6 Month LIBOR      122,263.47    6.50000    6.12500    0.37500      0.37500       360        357       6.00000
6 Month LIBOR      315,250.00    5.87500    5.50000    0.37500      0.37500       360        358       6.00000
6 Month LIBOR    3,604,210.18    6.37977    6.00477    0.37500      0.37500       360        357       6.00000
1 Year LIBOR     1,041,788.66    5.67993    5.42993    0.25000      0.25000       360        358       5.00000
1 Year LIBOR     7,863,139.25    5.70861    5.45861    0.25000      0.37500       360        358       5.00000
1 Year LIBOR       459,000.00    5.75000    5.37500    0.37500      0.37500       360        358       5.00000
1 Year LIBOR     9,067,155.94    6.14492    5.76992    0.37500      0.37500       360        358       6.00000
1 Year LIBOR       306,000.00    6.00000    5.62500    0.37500      0.37500       360        356       6.00000
1 Year LIBOR       234,452.87    6.00000    5.62500    0.37500      0.37500       360        357       6.00000
1 Year LIBOR     2,971,160.81    5.67552    5.30052    0.37500      0.37500       360        358       6.00000
1 Year LIBOR     3,212,300.00    5.75901    5.38401    0.37500      0.37500       360        359       6.00000
6 Month LIBOR   45,739,888.84    5.84635    5.59635    0.25000      0.25000       360        356       5.00000
6 Month LIBOR      221,000.00    6.12500    5.75000    0.37500      0.37500       360        359       5.00000
6 Month LIBOR      843,200.00    6.39445    6.14445    0.25000      0.25000       360        357       5.00000
6 Month LIBOR      115,955.95    7.37500    7.00000    0.37500      0.37500       360        349       5.00000
6 Month LIBOR      130,400.00    6.62500    6.25000    0.37500      0.37500       360        350       5.00000
6 Month LIBOR    2,048,835.20    5.67408    5.29908    0.37500      0.37500       360        356       5.00000
6 Month LIBOR    1,137,931.46    5.98419    5.73419    0.25000      0.25000       360        356       5.00000
6 Month LIBOR      480,000.00    5.25000    5.00000    0.25000      0.25000       360        357       5.00000
6 Month LIBOR   14,269,341.80    5.80376    5.55376    0.25000      0.25000       360        356       5.00000
6 Month LIBOR    3,054,332.00    5.92314    5.54814    0.37500      0.37500       360        357       5.00000
6 Month LIBOR      450,400.00    6.21980    5.84480    0.37500      0.37500       360        357       5.00000
6 Month LIBOR      230,000.00    5.99000    5.61500    0.37500      0.37500       360        358       5.00000
6 Month LIBOR      632,800.00    5.28350    4.90850    0.37500      0.37500       360        356       5.00000
6 Month LIBOR      134,900.00    6.37500    6.00000    0.37500      0.37500       360        357       5.00000
6 Month LIBOR    1,948,759.94    5.92586    5.55086    0.37500      0.37500       360        357       5.00000
6 Month LIBOR   12,290,437.11    6.09812    5.72312    0.37500      0.37500       360        358       6.00000

                                                                                  REMAINING
                SUBSEQUENT                                                        INTEREST-
                 PERIODIC     GROSS     MAXIMUM    MINIMUM   MONTHS     RESET        ONLY
                   RATE       MARGIN   MORTGAGE   MORTGAGE     TO     FREQUENCY     PERIOD
    INDEX         CAP (%)      (%)     RATE (%)   RATE (%)    ROLL     (MONTHS)    (MONTHS)
-------------   ----------   -------   --------   --------   ------   ---------   ---------

6 Month LIBOR     2.00000    2.25000   11.95717    2.25000     56          6          56
6 Month LIBOR     2.00000    2.25000   12.87500    2.25000     56          6          56
6 Month LIBOR     2.00000    2.25000   13.25000    2.25000     59          6          59
6 Month LIBOR     2.00000    2.25000   12.00000    2.25000     56          6          56
6 Month LIBOR     1.76664    2.48336   11.99811    2.48336     58          6          58
6 Month LIBOR     2.00000    2.25000   12.50000    2.25000     57          6          57
6 Month LIBOR     2.00000    2.25000   11.87500    2.25000     58          6          58
6 Month LIBOR     2.00000    2.25000   12.37977    2.25000     57          6          57
1 Year LIBOR      2.00000    2.25000   10.67993    2.25000     58         12          58
1 Year LIBOR      2.00000    2.25000   10.70861    2.25000     58         12          58
1 Year LIBOR      2.00000    2.25000   10.75000    2.25000     58         12          58
1 Year LIBOR      2.00000    2.25000   12.14492    2.25000     58         12          58
1 Year LIBOR      2.00000    2.25000   12.00000    2.25000     56         12          56
1 Year LIBOR      2.00000    2.25000   12.00000    2.25000     57         12          57
1 Year LIBOR      2.00000    2.26259   11.67552    2.26259     58         12          58
1 Year LIBOR      2.00000    2.25000   11.75901    2.25000     59         12          59
6 Month LIBOR     1.11120    2.25000   10.84635    2.25000     56          6         116
6 Month LIBOR     1.00000    3.25000   11.12500    3.25000     59          6         119
6 Month LIBOR     1.00000    2.25000   11.39445    2.25000     57          6         117
6 Month LIBOR     1.00000    3.00000   12.37500    3.00000     49          6         109
6 Month LIBOR     1.00000    3.00000   11.62500    3.00000     50          6         110
6 Month LIBOR     1.00000    2.25000   10.67408    2.25000     56          6         116
6 Month LIBOR     1.00000    2.25000   10.98419    2.25000     56          6         116
6 Month LIBOR     1.00000    2.25000   10.25000    2.25000     57          6         117
6 Month LIBOR     1.08693    2.25000   10.80376    2.25000     56          6         116
6 Month LIBOR     1.00000    2.95534   10.92314    2.95534     57          6         117
6 Month LIBOR     1.00000    3.00000   11.21980    3.00000     57          6         117
6 Month LIBOR     1.00000    5.00000   10.99000    5.00000     58          6         118
6 Month LIBOR     1.00000    2.25000   10.28350    2.25000     56          6         116
6 Month LIBOR     1.00000    3.00000   11.37500    3.00000     57          6         117
6 Month LIBOR     1.00000    2.71033   10.92586    2.71033     57          6         117
6 Month LIBOR     2.00000    2.25000   12.09812    2.25000     58          6         118


                                      S-81



                                                                   SERVICING
                                            CURRENT                FEE AFTER   ORIGINAL   REMAINING    INITIAL
                                 CURRENT      NET      CURRENT      INITIAL     TERM TO    TERM TO    PERIODIC
                  PRINCIPAL     MORTGAGE   MORTGAGE   SERVICING   ADJUSTMENT   MATURITY    MATURITY     RATE
    INDEX         BALANCE($)    RATE (%)   RATE (%)    FEE (%)     DATE (%)    (MONTHS)    (MONTHS)    CAP (%)
-------------   -------------   --------   --------   ---------   ----------   --------   ---------   --------

6 Month LIBOR    1,140,000.00    6.81579    6.44079    0.37500      0.37500       360        358       6.00000
6 Month LIBOR      223,500.00    5.00000    4.62500    0.37500      0.37500       360        358       6.00000
6 Month LIBOR      307,000.00    5.87500    5.50000    0.37500      0.37500       360        359       6.00000
6 Month LIBOR   22,535,940.32    5.86111    5.48611    0.37500      0.37500       360        358       6.00000
6 Month LIBOR    6,330,635.16    5.74674    5.37174    0.37500      0.37500       360        356       6.00000
6 Month LIBOR      125,221.17    6.12500    5.75000    0.37500      0.37500       360        358       6.12500
1 Year LIBOR       470,300.00    5.87500    5.50000    0.37500      0.37500       360        355       5.00000
1 Year LIBOR       155,920.00    6.62500    6.25000    0.37500      0.37500       360        358       5.00000
1 Year LIBOR     1,930,601.67    6.14247    5.76747    0.37500      0.37500       360        356       6.00000
1 Year LIBOR       180,000.00    5.99000    5.61500    0.37500      0.37500       360        353       6.00000
1 Year LIBOR       246,800.00    5.95300    5.57800    0.37500      0.37500       360        357       6.00000
1 Year LIBOR     1,762,499.70    5.56985    5.19485    0.37500      0.37500       360        358       6.00000

                                                                                  REMAINING
                SUBSEQUENT                                                        INTEREST-
                 PERIODIC     GROSS     MAXIMUM    MINIMUM   MONTHS     RESET        ONLY
                   RATE       MARGIN   MORTGAGE   MORTGAGE     TO     FREQUENCY     PERIOD
    INDEX         CAP (%)      (%)     RATE (%)   RATE (%)    ROLL     (MONTHS)    (MONTHS)
-------------   ----------   -------   --------   --------   ------   ---------   ---------

6 Month LIBOR     2.00000    2.25000   12.81579    2.25000     58          6         118
6 Month LIBOR     2.00000    2.25000   11.00000    2.25000     58          6         118
6 Month LIBOR     2.00000    2.25000   11.87500    2.25000     59          6         119
6 Month LIBOR     2.00000    2.25000   11.86111    2.25000     58          6         118
6 Month LIBOR     2.00000    2.50060   11.74674    2.50060     56          6         116
6 Month LIBOR     2.00000    2.25000   12.12500    2.25000     58          6         118
1 Year LIBOR      2.00000    2.25000   10.87500    2.25000     55         12         115
1 Year LIBOR      1.00000    2.25000   11.87500    2.25000     58         12         118
1 Year LIBOR      2.00000    2.25000   12.14247    2.25000     56         12         116
1 Year LIBOR      2.00000    2.25000   11.99000    2.25000     53         12         113
1 Year LIBOR      2.00000    2.25000   11.95300    2.25000     57         12         117
1 Year LIBOR      2.00000    2.25000   11.56985    2.25000     58         12         118


                                      S-82

          o    Loan Group 4 consists of 26 Mortgage Loans with the following characteristics:



                                                                   SERVICING
                                            CURRENT                FEE AFTER   ORIGINAL   REMAINING    INITIAL
                                 CURRENT      NET      CURRENT      INITIAL     TERM TO    TERM TO    PERIODIC
                   PRINCIPAL    MORTGAGE   MORTGAGE   SERVICING   ADJUSTMENT   MATURITY    MATURITY     RATE
    INDEX         BALANCE($)    RATE (%)   RATE (%)    FEE (%)     DATE (%)    (MONTHS)    (MONTHS)    CAP (%)
-------------   -------------   --------   --------   ---------   ----------   --------   ---------   --------

6 Month LIBOR      699,310.40    5.79697    5.54697    0.25000      0.25000       360        354       5.00000
6 Month LIBOR      637,432.30    6.00000    5.75000    0.25000      0.25000       360        356       5.00000
6 Month LIBOR      111,312.61    7.37500    7.00000    0.37500      0.37500       360        357       5.00000
1 Year LIBOR        98,957.66    5.87500    5.50000    0.37500      0.37500       360        350       2.00000
1 Year LIBOR       610,102.42    5.67701    5.42701    0.25000      0.37500       360        358       5.00000
1 Year LIBOR       398,611.07    5.75139    5.37639    0.37500      0.37500       360        349       5.00000
1 Year LIBOR       901,621.24    5.57117    5.19617    0.37500      0.37500       360        357       6.00000
1 Year CMT         308,337.07    5.41985    5.04485    0.37500      0.37500       360        352       5.00000
6 Month LIBOR    1,149,618.67    5.40387    5.02887    0.37500      0.37500       360        354       5.00000
6 Month LIBOR      251,999.99    5.62500    5.25000    0.37500      0.37500       360        357       5.00000
6 Month LIBOR      424,000.00    5.75000    5.37500    0.37500      0.37500       360        357       5.00000
6 Month LIBOR   29,754,173.47    5.54514    5.29514    0.25000      0.25000       360        359       6.00000
6 Month LIBOR    4,325,443.51    5.32454    5.07454    0.25000      0.37500       360        358       6.00000
6 Month LIBOR      576,000.00    6.37500    6.00000    0.37500      0.37500       360        358       6.00000
1 Year LIBOR       794,300.00    5.48668    5.23668    0.25000      0.37500       360        358       5.00000
1 Year LIBOR       988,598.20    5.60955    5.23455    0.37500      0.37500       360        355       5.00000
1 Year LIBOR     1,621,991.02    5.55506    5.18006    0.37500      0.37500       360        356       6.00000
1 Year LIBOR       183,748.15    5.50000    5.12500    0.37500      0.37500       360        357       6.00000
1 Year CMT         522,875.22    4.89607    4.52107    0.37500      0.37500       360        347       5.00000
6 Month LIBOR    4,626,467.53    6.21065    5.96065    0.25000      0.25000       360        356       5.00000
6 Month LIBOR    1,573,601.62    5.63945    5.38945    0.25000      0.25000       360        355       5.00000
6 Month LIBOR    3,488,863.11    5.81882    5.44382    0.37500      0.37500       360        357       6.00000
6 Month LIBOR    1,231,499.48    5.31501    4.94001    0.37500      0.37500       360        358       6.00000
1 Year LIBOR     1,499,909.51    6.50000    6.12500    0.37500      0.37500       360        356       5.00000
1 Year LIBOR       500,000.00    6.25000    5.87500    0.37500      0.37500       360        357       6.00000
1 Year LIBOR       845,000.00    6.37500    6.00000    0.37500      0.37500       360        358       6.00000

                                                                                  REMAINING
                SUBSEQUENT                                                        INTEREST-
                 PERIODIC     GROSS     MAXIMUM    MINIMUM   MONTHS     RESET        ONLY
                   RATE       MARGIN   MORTGAGE   MORTGAGE     TO     FREQUENCY     PERIOD
    INDEX         CAP (%)      (%)     RATE (%)   RATE (%)    ROLL     (MONTHS)    (MONTHS)
-------------   ----------   -------   --------   --------   ------   ---------   ---------

6 Month LIBOR     1.62491    2.25000   10.79697    2.25000     78          6         N/A
6 Month LIBOR     1.00000    2.25000   11.00000    2.25000     80          6         N/A
6 Month LIBOR     1.00000    7.37500   12.37500    7.37500     81          6         N/A
1 Year LIBOR      2.00000    2.25000   10.87500    2.25000     74         12         N/A
1 Year LIBOR      2.00000    2.25000   10.67701    2.25000     82         12         N/A
1 Year LIBOR      2.00000    2.25000   10.75139    2.25000     73         12         N/A
1 Year LIBOR      2.00000    2.25000   11.57117    2.25000     81         12         N/A
1 Year CMT        2.00000    2.75000   10.41985    2.75000     76         12         N/A
6 Month LIBOR     1.00000    2.25000   10.40387    2.25000     78          6          78
6 Month LIBOR     1.00000    2.25000   10.62500    2.25000     81          6          81
6 Month LIBOR     1.00000    2.25000   10.75000    2.25000     81          6          81
6 Month LIBOR     2.00000    2.00000   11.54514    2.00000     83          6          83
6 Month LIBOR     2.00000    2.00000   11.32454    2.00000     82          6          82
6 Month LIBOR     2.00000    2.25000   12.37500    2.25000     82          6          82
1 Year LIBOR      2.00000    2.25000   10.48668    2.25000     82         12          82
1 Year LIBOR      2.00000    2.25000   10.60955    2.25000     79         12          79
1 Year LIBOR      2.00000    2.25000   11.55506    2.25000     80         12          80
1 Year LIBOR      2.00000    2.25000   11.50000    2.25000     81         12          81
1 Year CMT        2.00000    2.75000    9.89607    2.75000     71         12          71
6 Month LIBOR     1.12435    2.25000   11.21065    2.25000     80          6         116
6 Month LIBOR     1.32433    2.25000   10.63945    2.25000     79          6         115
6 Month LIBOR     2.00000    2.25000   11.81882    2.25000     81          6         117
6 Month LIBOR     2.00000    2.25000   11.31501    2.25000     82          6         118
1 Year LIBOR      2.00000    2.25000   11.50000    2.25000     80         12         116
1 Year LIBOR      2.00000    2.25000   12.25000    2.25000     81         12         117
1 Year LIBOR      2.00000    2.25000   12.37500    2.25000     82         12         118


                                      S-83

          o    Loan Group 5 consists of 7 Mortgage Loans with the following characteristics:



                                                                   SERVICING
                                            CURRENT                FEE AFTER   ORIGINAL   REMAINING    INITIAL
                                 CURRENT      NET      CURRENT      INITIAL     TERM TO    TERM TO    PERIODIC
                   PRINCIPAL    MORTGAGE   MORTGAGE   SERVICING   ADJUSTMENT   MATURITY    MATURITY     RATE
    INDEX         BALANCE($)    RATE (%)   RATE (%)    FEE (%)     DATE (%)    (MONTHS)    (MONTHS)    CAP (%)
-------------   -------------   --------   --------   ---------   ----------   --------   ---------   --------

6 Month LIBOR      430,124.51    6.35808    6.10808    0.25000      0.25000       360        353       5.00000
6 Month LIBOR    2,128,841.39    6.16287    5.91287    0.25000      0.25000       360        355       5.00000
6 Month LIBOR      903,070.43    6.00454    5.75454    0.25000      0.25000       360        354       5.00000
6 Month LIBOR   33,024,253.10    5.86578    5.61578    0.25000      0.25000       360        359       6.00000
6 Month LIBOR    3,898,634.40    5.58493    5.33493    0.25000      0.37500       360        358       6.00000
6 Month LIBOR      476,000.00    6.00000    5.75000    0.25000      0.25000       360        358       6.00000
1 Year LIBOR       521,000.00    5.75000    5.50000    0.25000      0.25000       360        358       5.00000

                                                                                  REMAINING
                SUBSEQUENT                                                        INTEREST-
                 PERIODIC     GROSS     MAXIMUM    MINIMUM   MONTHS     RESET        ONLY
                   RATE       MARGIN   MORTGAGE   MORTGAGE     TO     FREQUENCY     PERIOD
    INDEX         CAP (%)      (%)     RATE (%)   RATE (%)    ROLL     (MONTHS)    (MONTHS)
-------------   ----------   -------   --------   --------   ------   ---------   ---------

6 Month LIBOR     1.00000    2.25000   11.35808    2.25000     113         6         N/A
6 Month LIBOR     1.19048    2.25000   11.16287    2.25000     115         6         115
6 Month LIBOR     1.00000    2.25000   11.00454    2.25000     114         6         114
6 Month LIBOR     2.00000    2.00330   11.86578    2.00330     119         6         119
6 Month LIBOR     2.00000    2.00000   11.58493    2.00000     118         6         118
6 Month LIBOR     2.00000    2.25000   12.00000    2.25000     118         6         118
1 Year LIBOR      2.00000    2.25000   10.75000    2.25000     118        12         118


                                      S-84

          o    the Mortgage Loans prepay at the specified constant percentages of CPR,

          o    no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

          o    scheduled payments on the Mortgage Loans in each Loan Group are received on the first day of each month commencing in the
               calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

          o    the scheduled monthly payment for each Mortgage Loan is
               calculated based on its principal balance, mortgage rate and remaining term to maturity so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, in some cases following an interest only period, as indicated in the table above,

          o    prepayments are allocated as described in this prospectus
               supplement without giving effect to loss and delinquency tests,

          o    the initial Class Principal Balance of each Class of Certificates is as set forth on page iii hereof,

          o    there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

          o    distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

          o    the Closing Date of the sale of the Certificates is June 30,
               2005,

          o    neither the Seller nor any Originator is required to repurchase or substitute for any Mortgage Loan,

          o    the levels of the Six-Month LIBOR, One-Year LIBOR, and One-Year
               CMT Indices remain constant at 3.654%, 3.830% and 3.371%,
               respectively,

          o    the Master Servicer does not exercise the option to repurchase the Mortgage Loans described under "--Optional Termination of the
               Trust Fund,"

          o    no Class of Certificates becomes a Restricted Class,

          o    the Mortgage Rate on each Mortgage Loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described above), plus the Gross
               Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable),

          o    scheduled monthly payments on each Mortgage Loan will be adjusted in the month immediately following the interest adjustment date
               (as necessary) for such Mortgage Loan to equal the fully
               amortizing payment described above, in some cases, following an interest only period, and

          o    the initial Class Principal Balance of the Class P Certificates is $0.

          Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or

                                      S-85

a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. There is no assurance that prepayments will occur at any constant prepayment rate.

          While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of CPR, this is not likely to be the case.
Moreover, discrepancies may exist between the characteristics of the actual
Mortgage Loans which will be delivered to the Trustee and characteristics of the mortgage loans used in preparing the tables.

OPTIONAL TERMINATION OF THE TRUST FUND

          On any Distribution Date on or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans and any related REO Property owned by the Trust as of the related Due Date is equal to or less than 1% of the aggregate Stated Principal Balance of the
Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans and any related REO Properties and apply the proceeds to redeem the Certificates at a price equal to 100% of the then aggregate outstanding Class Principal Balance of the Certificates, plus accrued interest thereon through the end of the related Interest Accrual Period immediately preceding the related Distribution Date.

          In the event that the Master Servicer chooses to exercise the optional redemption right described above, the Certificates will be retired and the Trust
Fund will terminate.

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

          Deutsche Bank National Trust Company will be the Trustee under the
Pooling and Servicing Agreement. The Depositor, the Seller and the Master
Servicer may maintain other banking relationships in the ordinary course of business with Deutsche Bank National Trust Company. Correspondence may be
directed to the Trustee at its corporate trust office located at 1761 East St.
Andrew Place, Santa Ana, California 92705, Attention: Trust Administration -
MS0503.

          Wells Fargo, for so long as it is Master Servicer, will, in its role as Securities Administrator, perform certain administrative duties with respect to the Certificates, on behalf of the Trustee including acting as authentication agent, calculation agent, paying agent, and the party responsible for preparing distribution statements and tax information for Certificateholders and preparing tax and SEC filings for the Trust Fund. Offered Certificates may be surrendered at the Corporate Trust Office of the Securities Administrator or at any other address the Securities Administrator designates from time to time. The
Securities Administrator's "Corporate Trust Office" for purposes of transfer, presentment and surrender of the Certificates for final payment thereon is Sixth
Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Morgan Stanley
Mortgage Loan Trust 2005-3AR. The Securities Administrator will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

VOTING RIGHTS

          Voting rights will be allocated among the classes of Certificates in proportion to their respective Class Principal Balances and among Certificates of such class in proportion to their Percentage Interests. The Pooling and
Servicing Agreement does not allocate any voting rights to the Class P
Certificates.

          The "PERCENTAGE INTEREST" of a Certificate will be a fraction, expressed as a percentage, the numerator of which is that Certificate's
Certificate Principal Balance and the denominator of which is the applicable
Class Principal Balance.

                                      S-86

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

          The effective yield to the holders of each interest-bearing Class of
Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the
Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

          Delinquencies on the Mortgage Loans that are not advanced by the related Servicer or by the Master Servicer (because amounts, if advanced, would be nonrecoverable) will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinated Certificates, in the reverse order of their numerical Class designations, and then by the Senior Certificates of the Senior Certificate Group to which the shortfall relates pro rata. If, as a result of the shortfalls, the aggregate of the Class Principal Balances of all
Classes of Certificates exceeds the Pool Principal Balance as of the related Due
Date, the Class Principal Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of the excess. In addition, following the Senior Credit Support Depletion
Date, if an Excess Loss occurs with respect to a Mortgage Loan, that Excess Loss will be allocated, pro rata, among the related Classes of Senior Certificates based on their respective Class Principal Balances immediately prior to such
Distribution Date.

          Net Interest Shortfalls will adversely affect the yields on the
Classes of Offered Certificates. In addition, although all losses on the
Mortgage Loans initially will be borne by the Subordinated Certificates, in the reverse order of their numerical Class designations, Excess Losses will be borne by all Classes of applicable Certificates on a pro rata basis. As a result, the yields on the Offered Certificates will depend on the rate and timing of
Realized Losses, including Excess Losses on the related Mortgage Loans. Excess
Losses could occur at a time when one or more Classes of Subordinated
Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

          Notwithstanding the foregoing, any Realized Losses, other than Excess
Losses, on the Group 2 Mortgage Loans that would otherwise be allocated to the
Class 2-A-2 Certificates will instead be allocated to the Class 2-A-3
Certificates, until its Class Principal Balance is reduced to zero. See
"Description of the Certificates - Allocation of Losses" in this prospectus supplement.

PREPAYMENT CONSIDERATIONS AND RISKS

          The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans related to that Class of
Certificates. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose, prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or the related Originator. Except for certain of the Mortgage Loans, each of which has a prepayment penalty if the related mortgagor prepays such Mortgage Loan during a period of up to five years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment penalty. Because certain of the Mortgage Loans may contain prepayment penalties, the rate of principal prepayments may be less than the rate of principal prepayments for Mortgage Loans that did not have prepayment penalties. The holders of the Class P Certificates will be entitled to all prepayment penalties received on the Mortgage Loans. Those amounts will not be available for distribution on the other Classes of Certificates. The
Mortgage Loans are subject to the "due-on-sale" provisions included therein. See
"Description of the Mortgage Loans" in this prospectus supplement. In addition, certain of the Mortgage Loans do not provide for any payments of principal for an extended period following their origination. These Mortgage Loans may involve a greater degree of risk because, if the related mortgagor defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest-only periods, the Interest Only
Loans may be less likely to prepay as the interest-only feature may reduce the perceived

                                      S-87

benefits of refinancing due to the smaller monthly payment. However, as an
Interest Only Loan approaches the end of its interest-only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on that Interest Only Loan as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. In addition, the Mortgage Loans have Mortgage Rates which will not adjust for a substantial period of time after origination.

          Prepayments, liquidations and purchases of the Mortgage Loans in a
Loan Group will result in distributions on the Offered Certificates related to that Loan Group of principal amounts which would otherwise be distributed over the remaining terms of those Mortgage Loans. This includes any optional purchase by the Master Servicer of defaulted Mortgage Loans and any optional repurchase of the remaining Mortgage Loans in each of the Loan Groups in connection with the termination of the Trust Fund, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a Class of
Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in that Loan
Group. Further, an investor should consider the risk that, in the case of any
Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in that Loan
Group could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage
Loans could result in an actual yield to the investor that is lower than the anticipated yield.

          The Mortgage Loans will consist of hybrid adjustable rate mortgage loans subject to initial fixed rate periods of between 3 and 10 years.
Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the 3/1, 3/6 Month, 5/1, 5/6
Month, 7/1 and 7/6 Month, 10/1 and 10/6 Month differ as they approach their respective first Adjustment Dates. Prepayments on the Interest Only Mortgage
Loans may differ as they end their interest only periods. No assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

          The Mortgage Rate applicable to all of the Mortgage Loans and any
Adjustment Date will be based on the Mortgage Index value most recently announced as of a date generally 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value rises, the lag in time before the corresponding
Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the pass-through rate on the related certificates. See
"Description of the Mortgage Loans" in this prospectus supplement.

          The rate of prepayment on the related Mortgage Loans will affect the pass-through rates on the Offered Certificates. Prepayments of Mortgage Loans
with Mortgage Rates in excess of the then-current Weighted Average Mortgage Rate for a Loan Group may reduce the pass-through rates on the related Senior
Certificates. Mortgage Loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the Subordinated
Certificates. In addition, differences in the rates of prepayments or of
Realized Losses as among the Loan Groups may adversely affect the pass-through rate on the Subordinated Certificates by reducing the weighting factor used to determine that pass-through rate.

          As described in this prospectus supplement under "Description of the
Certificates--Principal," the Senior Prepayment Percentage of all principal prepayments on the Mortgage Loans in a Loan Group will be initially distributed to the related Classes of Senior Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the
Classes of Senior Certificates and none (or less than their pro rata share) of the principal prepayments being distributed to holders of the Subordinated
Certificates during the periods of time described in the definition of each

                                      S-88

Senior Prepayment Percentage. In addition, because the step-down in each Senior
Prepayment Percentage is dependent on the performance of the entire mortgage pool rather than a particular loan group, the poor performance of one loan group may prevent the subordinated certificates from receiving distributions of principal prepayments from any of the loan groups.

          The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation.
In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher
(or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

          The tables in this "Yield, Prepayment and Weighted Average Life"
section indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the illustrated Classes of Certificates to various constant percentages of CPR. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes of Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase prices of the applicable Classes and converting the monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the
Certificates and consequently do not purport to reflect the return on any investment in any Class of Certificates when the reinvestment rates are considered.

ADDITIONAL INFORMATION

          The Depositor intends to file additional yield tables and other computational materials with respect to one or more classes of Offered
Certificates with the Securities and Exchange Commission in a report on Form
8-K. The tables and materials were prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying their special requirements. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

          The weighted average life of an Offered Certificate is determined by
(a) multiplying the amount of the net reduction, if any, of the Class Principal
Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c)
dividing the sum by the aggregate amount of the net reductions in Class
Principal Balance of the Certificate referred to in clause (a).

          For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "Prepayment
Considerations and Risks" in this prospectus supplement and "Yield
Considerations" in the accompanying prospectus.

          In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans in the related Loan Group or Loan Groups increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments, the priority sequence of distributions of principal of the related Classes of
Certificates and the distribution of the amount available for distribution of principal to the related Classes of Senior Certificates in accordance with the rules governing the priorities of payment among the Classes of Senior
Certificates set forth in this prospectus supplement. See "Description of the
Certificates--Principal" in this prospectus supplement.

          The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of the Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates.
Further, to the extent

                                      S-89

the prices of the Offered Certificates represent discounts or premiums to their respective original Class Principal Balances, variability in the weighted average lives of the Classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Offered Certificates may be affected at various constant percentages of CPR, see the Decrement Tables under the next heading.

DECREMENT TABLES

          The following tables indicate the percentages of the initial Class
Principal Balances of the Classes of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of CPR and the corresponding weighted average lives of the Classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans in any Loan Group will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans in any Loan
Group will prepay at the constant percentages of CPR specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of CPR, even if the remaining term to maturity of the Mortgage Loans in any Loan Group is consistent with the remaining terms to maturity of the
Mortgage Loans specified in the structuring assumptions.

                                      S-90

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING



                                             CLASS 1-A               CLASS 2-A-1, CLASS 2-A-2 AND CLASS 2-A-3
                                 ---------------------------------   ----------------------------------------
                                         PERCENTAGE OF CPR                   PERCENTAGE OF CPR
                                 ---------------------------------   ----------------------------------------
DISTRIBUTION DATE                  0%     15%    25%    35%    50%         0%     15%    25%    35%    50%
-----------------                -----   ----   ----   ----   ----       -----   ----   ----   ----   ----

Initial.......................     100    100    100    100    100         100    100    100    100    100
June 2006.....................     100     84     73     62     46         100     84     73     62     46
June 2007.....................     100     70     52     38     21         100     70     52     38     21
June 2008.....................     100     58     38     23      9         100     58     38     23      9
June 2009.....................      99     48     28     15      5          99     48     28     15      5
June 2010.....................      99     40     21     10      2          99     40     21     10      2
June 2011.....................      99     34     16      6      1          98     34     16      6      1
June 2012.....................      98     29     12      4      1          98     29     12      4      1
June 2013.....................      98     24      9      3      *          97     24      9      3      *
June 2014.....................      98     21      7      2      *          97     20      7      2      *
June 2015.....................      97     17      5      1      *          96     17      5      1      *
June 2016.....................      94     14      4      1      *          93     14      4      1      *
June 2017.....................      91     12      3      *      *          90     12      3      *      *
June 2018.....................      88     10      2      *      *          87     10      2      *      *
June 2019.....................      85      8      1      *      *          84      8      1      *      *
June 2020.....................      82      6      1      *      *          81      6      1      *      *
June 2021.....................      78      5      1      *      *          77      5      1      *      *
June 2022.....................      74      4      1      *      *          73      4      *      *      *
June 2023.....................      70      3      *      *      *          70      3      *      *      *
June 2024.....................      66      3      *      *      *          65      3      *      *      *
June 2025.....................      61      2      *      *      *          61      2      *      *      *
June 2026.....................      57      2      *      *      *          56      2      *      *      *
June 2027.....................      51      1      *      *      *          51      1      *      *      *
June 2028.....................      46      1      *      *      *          46      1      *      *      *
June 2029.....................      40      1      *      *      *          40      1      *      *      *
June 2030.....................      34      1      *      *      *          34      1      *      *      *
June 2031.....................      28      *      *      *      *          28      *      *      *      *
June 2032.....................      21      *      *      *      *          21      *      *      *      *
June 2033.....................      13      *      *      *      *          14      *      *      *      *
June 2034.....................       6      *      *      *      *           6      *      *      *      *
June 2035.....................       0      0      0      0      0           0      0      0      0      0
Weighted Average Life
   (in years)**...............   21.25   5.49   3.23   2.14   1.32       21.13   5.48   3.23   2.14   1.32




                                             CLASS 3-A                           CLASS 4-A
                                 ---------------------------------   ---------------------------------
                                         PERCENTAGE OF CPR                   PERCENTAGE OF CPR
                                 ---------------------------------   ---------------------------------
DISTRIBUTION DATE                  0%     15%    25%    35%    50%     0%     15%    25%    35%    50%
-----------------                -----   ----   ----   ----   ----   -----   ----   ----   ----   ----

Initial.......................     100    100    100    100    100     100    100    100    100    100
June 2006.....................     100     84     73     62     46     100     84     73     62     46
June 2007.....................     100     70     52     38     21     100     70     52     38     21
June 2008.....................     100     58     38     23      9     100     58     38     23      9
June 2009.....................      99     48     28     15      5     100     48     28     15      5
June 2010.....................      99     40     21     10      2     100     40     21     10      2
June 2011.....................      98     34     16      6      1      99     34     16      6      1
June 2012.....................      98     29     12      4      1      99     29     12      4      1
June 2013.....................      97     24      9      3      *      97     24      9      3      *
June 2014.....................      96     20      6      2      *      96     20      6      2      *
June 2015.....................      95     17      5      1      *      94     17      5      1      *
June 2016.....................      93     14      4      1      *      91     14      3      1      *
June 2017.....................      90     12      3      *      *      88     11      3      *      *
June 2018.....................      87     10      2      *      *      85      9      2      *      *
June 2019.....................      84      8      1      *      *      82      8      1      *      *
June 2020.....................      80      6      1      *      *      79      6      1      *      *
June 2021.....................      77      5      1      *      *      76      5      1      *      *
June 2022.....................      73      4      *      *      *      72      4      *      *      *
June 2023.....................      69      3      *      *      *      68      3      *      *      *
June 2024.....................      65      3      *      *      *      64      3      *      *      *
June 2025.....................      61      2      *      *      *      59      2      *      *      *
June 2026.....................      56      2      *      *      *      55      2      *      *      *
June 2027.....................      51      1      *      *      *      50      1      *      *      *
June 2028.....................      46      1      *      *      *      45      1      *      *      *
June 2029.....................      40      1      *      *      *      39      1      *      *      *
June 2030.....................      34      1      *      *      *      33      1      *      *      *
June 2031.....................      28      *      *      *      *      27      *      *      *      *
June 2032.....................      21      *      *      *      *      21      *      *      *      *
June 2033.....................      14      *      *      *      *      14      *      *      *      *
June 2034.....................       6      *      *      *      *       6      *      *      *      0
June 2035.....................       0      0      0      0      0       0      0      0      0      0
Weighted Average Life
   (in years)**...............   21.07   5.47   3.22   2.14   1.32   20.91   5.47   3.23   2.14   1.32


----------
*    Indicates greater than zero but less than 0.50%

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" herein.

                                      S-91

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING



                                             CLASS 5-A               CLASS B-1, CLASS B-2 AND CLASS B-3
                                 ---------------------------------   ----------------------------------
                                         PERCENTAGE OF CPR                    PERCENTAGE OF CPR
                                 ---------------------------------   ----------------------------------
DISTRIBUTION DATE                  0%     15%    25%    35%    50%      0%     15%    25%    35%    50%
-----------------                -----   ----   ----   ----   ----    -----   ----   ----   ----   ----

Initial.......................     100    100    100    100    100      100    100    100    100    100
June 2006.....................     100     84     73     62     46      100    100    100    100    100
June 2007.....................     100     70     52     38     21      100    100    100     93     71
June 2008.....................     100     58     38     23      9      100    100     92     75     50
June 2009.....................     100     48     28     15      5       99     99     69     49     25
June 2010.....................     100     40     21     10      2       99     89     51     31     13
June 2011.....................     100     34     16      6      1       99     75     38     20      6
June 2012.....................     100     29     12      4      1       98     64     29     13      3
June 2013.....................     100     25      9      3      *       98     54     21      9      2
June 2014.....................     100     21      7      2      *       97     45     16      6      1
June 2015.....................     100     18      5      1      *       96     38     12      4      *
June 2016.....................      97     15      4      1      *       93     32      9      2      *
June 2017.....................      94     12      3      *      *       90     26      6      1      *
June 2018.....................      91     10      2      *      *       87     21      5      1      *
June 2019.....................      87      8      1      *      *       84     18      3      1      *
June 2020.....................      84      7      1      *      *       81     14      2      *      *
June 2021.....................      80      5      1      *      *       77     12      2      *      *
June 2022.....................      76      4      1      *      *       74      9      1      *      *
June 2023.....................      72      4      *      *      *       70      8      1      *      *
June 2024.....................      68      3      *      *      *       65      6      1      *      *
June 2025.....................      63      2      *      *      *       61      5      *      *      *
June 2026.....................      58      2      *      *      *       56      4      *      *      *
June 2027.....................      53      1      *      *      *       51      3      *      *      *
June 2028.....................      48      1      *      *      *       46      2      *      *      *
June 2029.....................      42      1      *      *      *       40      2      *      *      *
June 2030.....................      36      1      *      *      *       34      1      *      *      *
June 2031.....................      29      *      *      *      *       28      1      *      *      *
June 2032.....................      22      *      *      *      *       21      1      *      *      *
June 2033.....................      15      *      *      *      *       14      *      *      *      *
June 2034.....................       7      *      *      *      0        6      *      *      *      *
June 2035.....................       0      0      0      0      0        0      0      0      0      0
Weighted Average Life
   (in years)**...............   21.73   5.55   3.25   2.15   1.32    21.17   9.81   6.10   4.57   3.20


                                             CLASS A-R
                                 ---------------------------------
                                         PERCENTAGE OF CPR
                                 ---------------------------------
DISTRIBUTION DATE                 0%     15%    25%    35%     50%
-----------------                ----   ----   ----   ----    ----
Initial.......................    100    100    100    100     100
June 2006.....................      0      0      0      0       0
June 2007.....................      0      0      0      0       0
June 2008.....................      0      0      0      0       0
June 2009.....................      0      0      0      0       0
June 2010.....................      0      0      0      0       0
June 2011.....................      0      0      0      0       0
June 2012.....................      0      0      0      0       0
June 2013.....................      0      0      0      0       0
June 2014.....................      0      0      0      0       0
June 2015.....................      0      0      0      0       0
June 2016.....................      0      0      0      0       0
June 2017.....................      0      0      0      0       0
June 2018.....................      0      0      0      0       0
June 2019.....................      0      0      0      0       0
June 2020.....................      0      0      0      0       0
June 2021.....................      0      0      0      0       0
June 2022.....................      0      0      0      0       0
June 2023.....................      0      0      0      0       0
June 2024.....................      0      0      0      0       0
June 2025.....................      0      0      0      0       0
June 2026.....................      0      0      0      0       0
June 2027.....................      0      0      0      0       0
June 2028.....................      0      0      0      0       0
June 2029.....................      0      0      0      0       0
June 2030.....................      0      0      0      0       0
June 2031.....................      0      0      0      0       0
June 2032.....................      0      0      0      0       0
June 2033.....................      0      0      0      0       0
June 2034.....................      0      0      0      0       0
June 2035.....................      0      0      0      0       0
Weighted Average Life
   (in years)**...............   0.07   0.07   0.07   0.07    0.07

----------
*    Indicates greater than zero but less than 0.50%

**   Determined as specified under "Weighted Average Lives of the Offered
     Certificates" herein.

                                      S-92

THE SUBORDINATED CERTIFICATES

          The weighted average life of, and the yield to maturity on, each Class of Subordinated Certificates, in increasing order of their numerical Class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in all of the Loan Groups. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans as described under "Description of the
Mortgage Loans" in this prospectus supplement. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a
Subordinated Certificate, the actual yield to maturity of the Certificate may be lower than the yield expected by the holder based on the holder's assumptions.
The timing of losses on Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss on a Mortgage Loan occurs, the greater the effect on the yield to maturity of a Class of Certificates related to that Mortgage Loan.
Realized Losses on the Mortgage Loans will reduce the Class Principal Balance of the applicable Class of Subordinated Certificates to the extent of any losses allocated to it (as described under "Description of the Certificates --
Allocation of Losses" in this prospectus supplement), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions from the Mortgage Loans on the Subordinated Certificates will result in a reduction in the Class Principal Balance of the Class of
Subordinated Certificates then outstanding with the highest numerical Class designation if and to the extent that the aggregate of the Class Principal
Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on the Mortgage Loans on a Distribution Date,
exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the
Due Date occurring in the month of the Distribution Date. This result may be more likely due to the multiple Loan Group structure and the provisions requiring Transfer Payments and interest thereon prior to distributions to the
Subordinated Certificates. As a result of the reductions, less interest will accrue on the Class of Subordinated Certificates than otherwise would be the case. The yield to maturity of the Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the
Senior Certificates, Net Interest Shortfalls and other cash shortfalls in
Available Funds. See "Description of the Certificates -- Allocation of Losses"
in this prospectus supplement.

          If on any Distribution Date, the Applicable Credit Support Percentage
for any Class of Subordinated Certificates, other than the Class of Subordinated
Certificates then outstanding with the highest priority of distribution, is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full on the Mortgage Loans available for distribution on the Subordinated Certificates will be allocated solely to that Class and all other Classes of Subordinated Certificates with lower numerical Class designations, thereby accelerating their amortization relative to that of the Restricted Classes and reducing the weighted average lives of the
Classes of Subordinated Certificates receiving the distributions. Accelerating the amortization of the Classes of Subordinated Certificates with lower numerical Class designations relative to the other Classes of Subordinated
Certificates is intended to preserve the availability of the subordination provided by the other Classes.

                               CREDIT ENHANCEMENT

SUBORDINATION

          Any Realized Losses, other than Excess Losses, on the Group 2 Mortgage
Loans that would otherwise be allocated to the Class 2-A-2 Certificates will instead be allocated to the Class 2-A-3 Certificates, until its Class Principal
Balance is reduced to zero. See "Description of the Certificates--Allocation of
Losses" in this prospectus supplement.

          The rights of the holders of the Subordinated Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Senior Certificates and the rights of the holders of each Class of Subordinated Certificates (other than the Class B-1
Certificates) to receive the distributions will be further subordinated to the rights of the Class or Classes of Subordinated Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinated Certificates to the Senior
Certificates and the subordination of the Classes of Subordinated Certificates

                                      S-93

with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior Certificateholders and the holders of Subordinated Certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against
Realized Losses, other than Excess Losses. In addition, the Subordinated
Certificates will provide limited protection against Special Hazard Losses,
Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage
Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount,
respectively, as described in the following paragraphs. Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated to the Class of
Subordinated Certificates then outstanding with the highest numerical class designation.

          The Subordinated Certificates will provide limited protection to the
Classes of Certificates of higher relative priority against

               o    Special Hazard Losses in an initial amount expected to be up to approximately $8,268,259 (the "SPECIAL HAZARD LOSS
                    COVERAGE AMOUNT"),

               o    Bankruptcy Losses in an initial amount expected to be up to approximately $357,463 (the "BANKRUPTCY LOSS COVERAGE
                    AMOUNT") and

               o    Fraud Losses in an initial amount expected to be up to
                    approximately $16,536,519 (the "FRAUD LOSS COVERAGE
                    AMOUNT").

          The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

               o    that Special Hazard Loss Coverage Amount as of the Closing
                    Date less the amount, if any, of losses attributable to
                    Special Hazard Mortgage Loans incurred since the Closing
                    Date, or

               o    the greatest of

                    o    1% of the aggregate of the principal balances of the
                         Mortgage Loans,

                    o    twice the principal balance of the largest Mortgage
                         Loan or

                    o    the aggregate Stated Principal Balance of the Mortgage
                         Loans secured by mortgaged properties located in the
                         single California postal zip code area having the
                         highest aggregate principal balance of any zip code
                         area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

          The Fraud Loss Coverage Amount for the Mortgage Loans will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates.
In addition, the Fraud Loss Coverage Amount for the Mortgage Loans will be reduced on the fifth anniversary of the cut-off date, to zero and on the first, second, third and fourth anniversaries of the cut-off date, to an amount equal to the lesser of (x) 2%, in the case of the first anniversary, and 1%, in the case of the second, third and fourth anniversaries, of the then current aggregate Stated Principal Balance of the Mortgage Loans and (y) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off
Date over the cumulative amount of Fraud Losses allocated to the Certificates since the preceding anniversary.

          The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

                                      S-94

          The amount of coverage provided by the Subordinated Certificates for
Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the
Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud
Losses.

          A "DEFICIENT VALUATION" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the Mortgaged Property or may reduce the outstanding principal balance of a
Mortgage Loan. In the case of a reduction in that value of the related Mortgaged
Property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the related Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the related Servicer without giving effect to any Debt
Service Reduction or Deficient Valuation.

                                 USE OF PROCEEDS

          The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller. See "Use of Proceeds" in the accompanying prospectus and "Method of
Distribution" in this prospectus supplement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          For federal income tax purposes, the Trust Fund (exclusive of the
Additional Collateral) will consist of one or more REMICs in a tiered structure.
The highest REMIC will be referred to as the "MASTER REMIC", and each REMIC below the Master REMIC (if any) will be referred to as an "UNDERLYING REMIC".
Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the "UNDERLYING REMIC REGULAR INTERESTS") that will be held by another REMIC above it in a tiered structure. The assets of the lowest underlying REMIC (or the Master REMIC if there is no underlying REMIC) will consist of the Mortgage Loans and any other assets designated in the Pooling and
Servicing Agreement. The Master REMIC will issue the Certificates (excluding the
Class A-R Certificate, the "REGULAR CERTIFICATES"). The Regular Certificates
will be designated as the regular interests in the Master REMIC. The Class A-R
Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the Master REMIC.
Aggregate distributions on the underlying REMIC Regular Interests held by the
Master REMIC (if any) will equal the aggregate distributions on the Regular
Certificates issued by the Master REMIC.

          All classes of the Regular Certificates will be treated as debt instruments issued by the Master REMIC for all federal income tax purposes.
Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

          Certain Classes of Offered Certificates may, be treated for federal income tax purposes as having been issued with an amount of Original Issue
Discount ("OID"). For purposes of determining the amount and rate of accrual of
OID and market discount, the Trust Fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 25% CPR (the "PREPAYMENT
ASSUMPTION"). No representation is made that the mortgage loans will prepay at the foregoing rate or any other rate. Although the tax treatment of the Regular
Certificates is uncertain, in accordance with the Pooling and Servicing
Agreement the Securities Administrator will treat interest payments in respect of the Regular Certificates as "qualified stated interest" within the meaning of the

                                      S-95

Code. See "Federal Income Tax Consequences - REMICS - a. Taxation of Owners of
REMIC Regular Certificates - Original Issue Discount and Premium" in the
accompanying prospectus. If the holders of any Regular Certificates are treated as holding their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Federal Income Tax Consequences -- Taxation of
Owners of REMIC Regular Certificates -- Premium" in the accompanying prospectus.

          Computing accruals of OID in the manner described in the accompanying prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.

          As described more fully under "Federal Income Tax Consequences" in the accompanying prospectus, the offered certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code of 1986, as
amended (the "CODE") and qualifying assets under Section 7701(a)(19)(C) of the
Code in the same (or greater) proportion that the assets of the Trust Fund will be so treated, and income on the offered certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same (or greater)
proportion that the income on the assets of the Trust Fund will be so treated.
The Regular Certificates will represent qualifying assets under Section
860G(a)(3) if acquired by a REMIC within the prescribed time periods of the
Code.

THE CLASS A-R CERTIFICATES

          The holders of the Class A-R Certificates must include the taxable income of each underlying REMIC (if any) and the Master REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Class A-R Certificate recognized by a holder may be treated as
"excess inclusion" income, which, with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S.
federal income tax. See "Federal Income Tax Consequences--REMICs - b. Tax
Related Restrictions on Transfers of REMIC Residual Certificates" in the
accompanying prospectus.

          Under applicable Treasury regulations, if a Class A-R Certificate is a
"noneconomic residual interest," as described in the accompanying prospectus, the transfer of a Class A-R Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment of collection of tax. The accompanying prospectus describes a safe harbor set out under existing regulations under which certain transfers of the Class A-R Certificates would be presumed not to have a significant purpose of impeding the assessment or collection of tax. See
"Federal Income Tax Consequences--REMICs - b. Tax Related Restrictions on
Transfers of REMIC Residual Certificates" in the accompanying prospectus. Under final regulations issued by the Treasury Department on July 19, 2002 (the "FINAL
REGULATIONS") a transfer of a noneconomic residual interest will not qualify under this safe harbor unless either (a) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and
(iii) any anticipated tax savings associated with holding the interest as the
REMIC generates losses, or (b) the transfer is to certain domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Part (b) of this safe harbor is not available if the facts and circumstances known to the transferor reasonably indicate that the taxes associated with the non-economic residual interest will not be paid. In addition, under the Final Regulations, the safe harbor applies only if the transferee represents that income from the
Class A-R Certificate will not be attributed to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer. The
Final Regulations generally apply to transfers of non-economic residual interests after February 3, 2000, and thus generally will apply to transfers of the Class A-R Certificates. The Final Regulations contain additional detail regarding their application, and prospective investors in the Class A-R
Certificates should consult their own tax advisors regarding the application of the Final Regulations to a transfer of the Class A-R Certificates.

                                      S-96

          In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

          The Treasury Department has issued final regulations, effective May
11, 2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Class A-R Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

          Purchasers of a Class A-R Certificate (that is, one of the Class A-R
Certificates) are encouraged to consider carefully the tax consequences of an investment in Class A-R Certificates discussed in the accompanying prospectus and consult their tax advisors with respect to those consequences. See "Federal
Income Tax Consequences--REMICs - b. Tax Related Restrictions on Transfers of
REMIC Residual Certificates" in the accompanying prospectus. Specifically, prospective holders of Class A-R Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Class A-R Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential"
residual interest or as both. Among other things, holders of noneconomic Class
A-R Certificates should be aware of REMIC regulations that may affect their ability to transfer their Class A-R Certificates. See "Federal Income Tax
Consequences -- Tax Related Restrictions on Transfers of REMIC Residual
Certificates," "-- REMICs - b. Taxation of Owners of REMIC Residual
Certificates -- Mark to Market Rules" and "-- Excess Inclusions" and "Federal
Income Tax Consequences -- Residual Certificate Payments - Non-U.S. Persons" in
the accompanying prospectus.

          Additionally, for information regarding certain transactions prohibited to REMICs and the treatment of Realized Losses, see "Federal Income
Tax Consequences -- Prohibited Transactions and Other Taxes" and "Federal Income
Tax Consequences -- REMICs - a. Taxation of Owners of REMIC Regular Certificates
-- Effects of Defaults, Delinquencies and Losses" in the accompanying prospectus.

          As a result of the Economic Growth and Tax Relief Reconciliation Act
of 2001 (the "2001 ACT"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Class A-R Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 ACT") the
backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax
Consequences" in the accompanying prospectus. Investors are encouraged to consult their tax advisors with respect to both statutes.

                                      S-97

OTHER TAXES

          No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law. All investors should consult their own advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                                  ERISA MATTERS

          The Employee Retirement Income Security Act of 1974, as amended
("ERISA"), and Section 4975 of the Code impose requirements on certain employee benefit plans--and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested (together, "PLANS"), and on persons who are fiduciaries with respect to these Plans.

          ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under
Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such certificates. See "ERISA Considerations" in the accompanying prospectus.

          Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under
Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

          The U.S. Department of Labor has granted to the Underwriter an administrative exemption (the "EXEMPTION"), which exempts from the application of the prohibited transaction rules transactions relating to:

o    the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

o    the servicing, operation and management of such trusts,

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied.

          Among the conditions which must be satisfied for the Exemption to apply:

o    The acquisition of the Offered Certificates by a Plan is on terms
     (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

                                      S-98

o    The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as S&P,
     Fitch or Moody's.

o    The Trustee is not an affiliate of any other member of the "restricted group" (defined below in the second following paragraph), other than an
     Underwriter.

o    The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for Underwriting the Offered
     Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the
     Trust Fund represents not more than the fair market value of such assets;
     the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for the Servicer's services under the related Purchaser and Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

o    The Plan investing in the Offered Certificates is an "accredited investor"
     as defined in Rule 501(a)(1) of Regulation D of the SEC under the
     Securities Act of 1933.

          The Trust Fund must also meet each of the requirements listed below:

o    The Mortgage Pool must consist solely of assets of the type that have been included in other investment pools.

o    Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan's acquisition of Offered Certificates.

o    Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

          Moreover, the Exemption provides relief from certain
self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire an interest in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

o    in the case of an acquisition in connection with the initial issuance of
     Certificates, at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust are acquired by persons independent of the restricted group;

o    such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

o    the Plan's investment in Offered Certificates of any class does not exceed
     25% of all of the Certificates of that class outstanding at the time of the acquisition; and

o    immediately after the acquisition, no more than 25% of the assets of any
     Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the Seller, the Depositor, the Master Servicer, any
Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage
Loans included in the assets of the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust Fund, a provider of credit enhancement to the Trust Fund, a counterparty to an eligible swap agreement held by the Trust Fund or any affiliate of one of these parties.

                                      S-99

          It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (except for the Class A-R
Certificate) and that all conditions of the Exemption other than those within the control of the investors will be met.

          The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least "BBB-" from at least one rating agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). However, insurance company general accounts investing assets of
Plans may be eligible to purchase such Offered Certificates pursuant to Sections
I and III of PTCE 95-60.

          BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET
THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION
UNDER ERISA INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 83-1, THE
PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN, INCLUDING
INDIVIDUAL RETIREMENT ACCOUNTS AND OTHER PLANS SUBJECT TO SECTION 4975 OF THE
CODE, MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES
OR CIVIL PENALTIES. CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF THE CLASS A-R
CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE
SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

o    a representation from the acquiror or transferee of the Class A-R
     Certificate to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to
     Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

o    a representation that the transferee is an insurance company which is purchasing the Class A-R Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE
     95-60) and that the purchase and holding of the Class A-R Certificate are eligible for exemptive relief under Sections I and III of PTCE 95-60; or

o    an opinion of counsel satisfactory to the Securities Administrator and the certificate registrar to the effect that the proposed transfer will not (i)
     constitute or result in a non-exempt prohibited transaction under ERISA or
     Section 4975 of the Code or (ii) subject the certificate registrar, the
     Trustee, the Depositor, the Master Servicer, any Servicer, or the
     Securities Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

          Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, described above, and PTCE 83-1, described in the accompanying prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

          The sale of Offered Certificates to a Plan is in no respect a representation by the Trust Fund or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Underwriting
Agreement between the Depositor and Morgan Stanley & Co. Incorporated (the
"UNDERWRITER"), the Depositor has agreed to sell the Offered Certificates to the
Underwriter, and the Underwriter has agreed to purchase from the Depositor the
Offered Certificates.

                                      S-100

Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered
Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

          The Underwriter intends to make a secondary market in the Offered
Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

          The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          The Underwriter is an affiliate of the Depositor, the Seller and
MSDWCC.

                                  LEGAL MATTERS

          The validity of the Certificates will be passed upon for the Depositor by Sidley Austin Brown & Wood LLP, New York, New York. Certain tax matters will be passed upon for the Depositor by Sidley Austin Brown & Wood LLP. Sidley
Austin Brown & Wood LLP will act as counsel for the Underwriter.

                                     RATINGS

          It is a condition of the issuance of the Certificates that they receive the respective ratings set forth on page iii of this prospectus supplement by Standard and Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. ("S&P") and by Fitch, Inc. ("FITCH" and, together with S&P, the "RATING AGENCIES").

          The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the Mortgage Loans by the related
Certificateholders under the agreements pursuant to which such certificates are issued. The rating assigned to the Class A-R Certificates only addresses the return of its Class Certificate Balance. Such ratings take into consideration the credit quality of the related Mortgage Pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the Mortgage Pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the
Mortgage Loans.

          The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

          The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered
Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered
Certificates could be lower than the respective ratings assigned by the Rating
Agencies.

                                      S-101

Additional Collateral.................................................S-20, S-45
Additional Collateral Mortgage Loans........................................S-20
Adjustment Date.............................................................S-21
Aggregate Cut-off Date Loan Group 1 Balance.................................S-18
Aggregate Cut-off Date Loan Group 2 Balance.................................S-18
Aggregate Cut-off Date Loan Group 3 Balance.................................S-18
Aggregate Cut-off Date Loan Group 4 Balance.................................S-18
Aggregate Cut-off Date Loan Group 5 Balance.................................S-18
Aggregate Cut-off Date Loan Group Balance...................................S-18
Aggregate Cut-off Date Pool Principal Balance...............................S-18
Aggregate Subordinated Percentage...........................................S-71
Applicable Credit Support Percentage........................................S-72
Assignment Agreements.......................................................S-20
Available Funds.............................................................S-64
Bankruptcy Loss Coverage Amount.............................................S-94
Bankruptcy Losses...........................................................S-74
book-entry certificates.....................................................S-61
Business Day................................................................S-60
Certificateholder...........................................................S-60
Class P Certificates........................................................S-59
Class P Distribution Amount.................................................S-68
Class Principal Balance.....................................................S-59
Class Subordination Percentage..............................................S-72
Closing Date................................................................S-58
Code........................................................................S-96
CPR.........................................................................S-85
Custodial Account...........................................................S-63
Cut-off Date................................................................S-18
Debt Service Reduction......................................................S-95
Defective Mortgage Loan.....................................................S-42
Deficient Valuation.........................................................S-95
Deleted Mortgage Loan.......................................................S-43
Depositor...................................................................S-42
Determination Date..........................................................S-56
Distribution Account........................................................S-63
Distribution Date...........................................................S-60
DTC....................................................................S-61, I-1
Due Date..............................................................S-20, S-69
Effective Loan-to-Value Ratio...............................................S-22
ERISA.......................................................................S-98
EverBank....................................................................S-19
EverBank Mortgage Loans.....................................................S-19
EverBank Serviced Mortgage Loan.............................................S-54
Excess Losses...............................................................S-73
Exemption...................................................................S-98
Final Regulations...........................................................S-96
Fitch......................................................................S-101
FlexSource(TM) Loans........................................................S-45
Fraud Loss Coverage Amount..................................................S-94
Fraud Losses................................................................S-74
Global Securities............................................................I-1
GMAC........................................................................S-20
GMAC Serviced Mortgage Loan.................................................S-55
GreenPoint..................................................................S-19
GreenPoint Mortgage Loans...................................................S-19
GreenPoint Serviced Mortgage Loan...........................................S-54
Gross Margin................................................................S-21
Group 1 Certificates........................................................S-59
Group 1 Mortgage Loans......................................................S-18
Group 2 Certificates........................................................S-59
Group 2 Mortgage Loans......................................................S-18
Group 3 Certificates........................................................S-59
Group 3 Mortgage Loans......................................................S-18
Group 4 Certificates........................................................S-59
Group 4 Mortgage Loans......................................................S-18
Group 5 Certificates........................................................S-59
Group 5 Mortgage Loans......................................................S-18
H&R Block...................................................................S-51
Initial Periodic Rate Cap...................................................S-21
Interest Accrual Period.....................................................S-65
interest distribution amount................................................S-65
Interest Only Loans.........................................................S-21
Last Scheduled Distribution Date............................................S-76
Limited Purpose Surety Bond.................................................S-20
Liquidated Mortgage Loan....................................................S-74
Loan Group..................................................................S-18
Loan Group 1................................................................S-18
Loan Group 2................................................................S-18
Loan Group 3................................................................S-18
Loan Group 4................................................................S-18
Loan Group 5................................................................S-18
Loan Group Principal Balance................................................S-69
Loan-to-Value Ratio.........................................................S-22
Master REMIC................................................................S-95
Master Servicer.......................................................S-20, S-42
Master Servicer Default.....................................................S-57
Maximum Mortgage Rate.......................................................S-21
Minimum Mortgage Rate.......................................................S-21
Monthly Advance.............................................................S-56
Mortgage....................................................................S-42
Mortgage File...............................................................S-42
Mortgage Index..............................................................S-21

                                      S-102

mortgage loan purchase agreement............................................S-20
Mortgage Loans..............................................................S-18
Mortgage Note...............................................................S-42
Mortgage Pool...............................................................S-18
Mortgage Rate...............................................................S-21
Mortgaged Property..........................................................S-18
MortgageIT Mortgage Loans...................................................S-19
MSDWCC......................................................................S-19
MSDWCC Mortgage Loans.......................................................S-19
MSDWCC Serviced Mortgage Loan...............................................S-53
MSMC........................................................................S-19
MSMC Mortgage Loans.........................................................S-19
Net Interest Shortfall......................................................S-65
Net Mortgage Rate...........................................................S-55
net prepayment interest shortfalls..........................................S-56
NetBank.....................................................................S-19
NetBank Mortgage Loans......................................................S-19
Offered Certificates........................................................S-59
OID.........................................................................S-95
One-Year CMT Index..........................................................S-21
One-Year LIBOR Index........................................................S-21
Option One..................................................................S-20
Option One Serviced Mortgage Loan...........................................S-55
Original Applicable Credit Support Percentage...............................S-72
original subordinate principal balance......................................S-70
Originator..................................................................S-19
Overcollateralized Group....................................................S-67
Percentage Interest.........................................................S-86
Plans.......................................................................S-98
Pool Principal Balance......................................................S-69
Pooling and Servicing Agreement.............................................S-42
Prepayment Assumption.......................................................S-95
Prepayment Period...........................................................S-69
Principal Amount............................................................S-66
Privately Offered Certificates..............................................S-59
PTCE.......................................................................S-100
Rating Agencies............................................................S-101
Realized Loss...............................................................S-73
Record Date.................................................................S-60
Regular Certificates........................................................S-95
Relief Act Reduction........................................................S-65
Replacement Mortgage Loan...................................................S-43
Residual Certificates.......................................................S-59
Restricted Classes..........................................................S-72
restricted group............................................................S-99
S&P........................................................................S-101
Securities Administrator....................................................S-42
Seller......................................................................S-42
Senior Certificate Group....................................................S-59
Senior Certificates.........................................................S-58
Senior Credit Support Depletion Date........................................S-73
Senior Percentage...........................................................S-69
Senior Prepayment Percentage................................................S-70
Senior Principal Distribution Amount........................................S-69
Senior Termination Date.....................................................S-71
Servicer....................................................................S-20
Servicer Remittance Date....................................................S-53
Servicers...................................................................S-20
Servicing Fee...............................................................S-53
Servicing Fee Rate..........................................................S-53
Six-Month LIBOR Index.......................................................S-21
Special Hazard Loss Coverage Amount.........................................S-94
Special Hazard Losses.......................................................S-74
Stated Principal Balance....................................................S-69
structuring assumptions.....................................................S-77
Subordinated Certificates...................................................S-58
Subordinated Percentage.....................................................S-70
Subordinated Portion........................................................S-67
Subordinated Prepayment Percentage..........................................S-71
Subordinated Principal Distribution Amount..................................S-72
Subsequent Periodic Rate Cap................................................S-21
Subsequent Recoveries.......................................................S-74
Substitution Adjustment Amount..............................................S-43
Transfer Payment............................................................S-68
Transfer Payment Made.......................................................S-68
Transfer Payment Received...................................................S-68
Trust Fund............................................................S-18, S-19
Trustee.....................................................................S-42
Two Times Test..............................................................S-71
U.S. Person..................................................................I-3
Undercollateralized Group...................................................S-67
underlying mortgage loan purchase agreement.................................S-20 underlying REMIC............................................................S-95
underlying REMIC Regular Interests..........................................S-95
underlying servicing agreement..............................................S-20
Underwriter................................................................S-100
Weighted Average Net Mortgage Rate..........................................S-55
Wells Fargo.....................................................S-20, S-42, S-52

                                      S-103

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold Such Global
Securities through any of The Depository Trust Company ("DTC"), Clearstream or
Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream or Euroclear and
DTC Participants holding Certificates will be effected on a
delivery-against-payment basis through the respective Depositaries of
Clearstream and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be
Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and
Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as
DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                       I-1

          Trading between DTC Seller and Clearstream or Euroclear purchaser.
When Global Securities are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear
Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective
Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's
account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date
(i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours,
DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the
Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's
account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade

                                       I-2

fails), receipt of the cash proceeds in the Clearstream Participant's or
Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

               1.   borrowing through Clearstream or Euroclear for one day
                    (until the purchase side of the day trade is reflected in
                    their Clearstream or Euroclear accounts) in accordance with the clearing System's Customary procedures;

               2.   borrowing the Global Securities in the U.S. from a DTC
                    Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be
                    reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

               3.   staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC
                    Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear
                    Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities holding Securities through
Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the
U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of
Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign
Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons
that are Certificate Owners residing in a country that has a tax treaty with the
United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial
Owner for United States Tax Withholding). If the information shown on Form
W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S.
branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for
Exemption from Withholding on Income Effectively Connected with the Conduct of a
Trade or Business in the United States).

          Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification),

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of
a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

          The term "U.S. Person" means (i) a citizen or resident of the United
States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of
Columbia (unless, in the case of a

                                       I-3

partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on October 20,
1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This
Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                       I-4

PROSPECTUS

                          MORGAN STANLEY CAPITAL I INC.
          (FORMERLY KNOWN AS MORGAN STANLEY DEAN WITTER CAPITAL I INC.)
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 --------------

         Morgan Stanley Capital I Inc. will offer one or more series of certificates, which represent beneficial ownership interests in the related trust. The assets of each trust will primarily be:

         o    conventional, fixed or adjustable interest rate mortgage loans secured by first liens or junior liens, or first and junior liens on one- to four-family residential properties, including mortgage participations;

         o    mortgage pass-through certificates and mortgage-backed securities;

         o    direct obligations of the United States or other governmental agencies; or

         o    any combination of the above.

         The certificates of any series will not be obligations of Morgan
Stanley Capital I Inc. or any of its affiliates, and neither the certificates of any series nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                                 --------------

            Investing in any series of certificates involves risks.
          See "Risk Factors" beginning on page 12 of this prospectus.

                                 --------------

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 --------------

                                 MORGAN STANLEY

                The date of this prospectus is January 28, 2004.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:

         o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and

         o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates. If the terms of a particular series of certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

         You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

         Morgan Stanley Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and Morgan Stanley
Capital I Inc.'s telephone number is (212) 761-4000.

         Tax Related Restrictions on Transfers of REMIC Residual

                              SUMMARY OF PROSPECTUS

         This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES,
READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuer..............................  Each series of certificates will be issued by a separate trust. Each trust will be
                                      formed pursuant to a pooling and servicing
                                      agreement among Morgan Stanley Capital I
                                      Inc., one or more servicers and a trustee.

Depositor...........................  Morgan Stanley Capital I Inc. (formerly known as Morgan Stanley Dean Witter
                                      Capital I Inc.), a wholly-owned subsidiary
                                      of Morgan Stanley.

Master Servicer.....................  The servicer or servicers for substantially all the mortgage loans for
                                      each series of certificates, which
                                      servicer(s) may be affiliates of Morgan
                                      Stanley Capital I Inc., will be named in
                                      the related prospectus supplement.

Trustee.............................  The trustee for each series of certificates will be named in the related
                                      prospectus supplement.

                                       THE MORTGAGE ASSETS

General.............................  Each trust will own the related mortgage loan, including mortgage participations,
                                      or mortgage-backed securities or both or,
                                      if specified in the applicable prospectus
                                      supplement, direct obligations of the
                                      United States or other governmental
                                      agencies. You should refer to the
                                      applicable prospectus supplement for the
                                      precise characteristics or expected
                                      characteristics of the mortgage loans and
                                      mortgage-backed securities included in
                                      each trust fund.

Mortgage Loans......................  The mortgage loans in each trust will be conventional, fixed or adjustable interest
                                      rate mortgage loans, or mortgage
                                      participations, secured by first liens or
                                      junior liens or first and junior liens on
                                      one- to four-family residential properties
                                      or shares issued by cooperative housing
                                      corporations. Unless otherwise provided in
                                      the related prospectus supplement, all
                                      mortgage loans will have individual
                                      principal balances at origination of not
                                      less than $25,000 and original terms to
                                      maturity of not more than 40 years. All
                                      mortgage loans will have been originated
                                      by persons other than Morgan Stanley
                                      Capital I Inc.

Mortgage-Backed Securities..........  The mortgage-backed securities in each trust will be mortgage pass-through
                                      certificates or other mortgage-backed
                                      securities

                                      evidencing interests in or secured by
                                      conventional, fixed or adjustable rate
                                      mortgage loans secured by first liens or
                                      junior liens or first and junior liens on
                                      one- to four-family residential properties
                                      or shares issued by cooperative housing
                                      corporations.

Government Securities...............  Each trust may own, in addition to the mortgage loans and mortgage-backed
                                      securities, direct obligations of the
                                      United States or other governmental
                                      agencies which provide for payment of
                                      interest or principal or both.

                                          OTHER ASSETS

Other Assets........................  If so specified in the applicable prospectus supplement, the trust fund may
                                      include the following agreements and other
                                      similar agreements:

                                      o    guaranteed investment contracts;

                                      o    interest rate exchange agreements;

                                      o    interest rate cap or floor contracts;

                                      o    currency exchange contracts; or

                                      o    other swap or notional balance
                                           contracts.

                                       CREDIT ENHANCEMENT

Subordination.......................  A series of certificates may include one or more classes of senior certificates and
                                      one or more classes of subordinate
                                      certificates. The rights of the holders of
                                      subordinate certificates of a series to
                                      receive distributions will be subordinated
                                      to such rights of the holders of the
                                      senior certificates of the same series to
                                      the extent and in the manner specified in
                                      the applicable prospectus supplement.

                                      Subordination is intended to enhance the
                                      likelihood of the timely receipt by the
                                      senior certificateholders of their
                                      proportionate shares of scheduled monthly
                                      principal and interest payments on the
                                      related mortgage loans and to protect them
                                      from losses. This protection will be
                                      effected by:

                                      o    the preferential right of the senior
                                           certificateholders to receive, prior
                                           to any distribution being made in
                                           respect of the related subordinate
                                           certificates on each distribution
                                           date, current distributions on the
                                           related mortgage loans and
                                           mortgage-backed securities of
                                           principal and interest due them on
                                           each distribution date out of the
                                           funds available for distributions on
                                           such date;

                                      o    the right of such holders to receive
                                           future distributions on the mortgage
                                           loans and mortgage-backed securities
                                           that would otherwise have been
                                           payable to the holders of subordinate
                                           certificates;

                                      o    the prior allocation to the
                                           subordinate certificates of all or a
                                           portion of losses realized on the
                                           underlying mortgage loans and
                                           mortgage-backed securities; or

                                      o    any combination of the above.

Other Types of Credit Enhancement...  If so specified in the applicable prospectus supplement, the certificates of
                                      any series, or any one or more classes of
                                      a series may be entitled to the benefits
                                      of other types of credit enhancement,
                                      including but not limited to:

                                      o    limited guarantee

                                      o    financial guaranty insurance policy

                                      o    surety bond

                                      o    letter of credit

                                      o    mortgage pool insurance policy

                                      o    reserve fund

                                      o    cross-support

                                      o    any credit support will be described
                                           in the applicable prospectus
                                           supplement.

                          DISTRIBUTIONS ON CERTIFICATES

General.............................  Each series of certificates will consist of one or more classes of certificates
                                      that will be entitled, to the extent of
                                      funds available, to one of the following:

                                      o    principal and interest payments in
                                           respect of the related mortgage loans
                                           and mortgage-backed securities;

                                      o    principal distributions, with no
                                           interest distribution;

                                      o    interest distributions, with no
                                           principal distributions;

                                      o    sequential or concurrent
                                           distributions of principal;

                                      o    senior or subordinate distributions
                                           of interest or principal or both;

                                      o    distributions of interest after an
                                           interest accrual period; or

                                      o    such other distributions as are
                                           described in the applicable
                                           prospectus supplement.

Interest Distributions..............  With respect to each series of certificates, other than classes of
                                      certificates which may be entitled to
                                      disproportionately low, nominal or no
                                      interest distributions, interest on the
                                      related mortgage loans and mortgage-backed
                                      securities at the weighted average of
                                      their mortgage rates--net of servicing
                                      fees and other amounts as described in
                                      this prospectus or in the applicable
                                      prospectus supplement, will be passed
                                      through to holders of the related classes
                                      of certificates in accordance with the
                                      particular terms of each such class of
                                      certificates. The terms of each class of
                                      certificates will be described in the
                                      related prospectus supplement.

                                      Except as otherwise specified in the
                                      applicable prospectus supplement, interest
                                      on each class of certificates of each
                                      series will accrue at the fixed, floating
                                      or weighted average pass-through rate for
                                      each class indicated in the applicable
                                      prospectus supplement on their outstanding
                                      principal balance or notional amount.

Principal...........................  With respect to a series of certificates, principal payments including prepayments
                                      on the related mortgage loans and
                                      mortgage-backed securities will be passed
                                      through to holders of the related
                                      certificates or otherwise applied in
                                      accordance with the related pooling and
                                      servicing agreement on each distribution
                                      date. Distributions in reduction of
                                      certificate balance will be allocated
                                      among the classes of certificates of a
                                      series in the manner specified in the
                                      applicable prospectus supplement.

Distribution Dates..................  The dates upon which distributions on each series of certificates will be made will
                                      be specified in the related prospectus
                                      supplement.

Advances............................  Unless otherwise provided in the related prospectus supplement, in the event that a
                                      payment on a mortgage loan is delinquent,
                                      the master servicer will be obligated to
                                      make advances that the master servicer
                                      determines are recoverable. The master
                                      servicer will be reimbursed for advances
                                      as described in this prospectus and in the
                                      related prospectus supplement. The
                                      prospectus supplement for any series of
                                      certificates relating to a trust that
                                      includes mortgage-backed securities will
                                      describe any corresponding advancing
                                      obligation of any person in connection
                                      with such mortgage-backed securities.

                ADDITIONAL ASPECTS OF EACH SERIES OF CERTIFICATES

Termination.........................  If so specified in the prospectus supplement with respect to a series of
                                      certificates, all, but not less than all,
                                      of the mortgage loans and mortgage-backed
                                      securities in the related trust fund and
                                      any property acquired with respect to such
                                      mortgage loans may be purchased by the
                                      party as is specified in the applicable
                                      prospectus supplement. Any such purchase
                                      must be made in the manner and at the
                                      price specified in such prospectus
                                      supplement. If so provided in the related
                                      prospectus supplement with respect to a
                                      series, upon the reduction of the
                                      certificate balance of a specified class
                                      or classes of certificates by a specified
                                      percentage or amount or on and after a
                                      date specified in the related prospectus
                                      supplement, the party specified in the
                                      related prospectus supplement will solicit
                                      bids for the purchase of all of the
                                      trust's assets, or of a sufficient portion
                                      of such assets to retire such class or
                                      classes, or purchase such assets at a
                                      price set forth in the related prospectus
                                      supplement. In addition, if so provided in
                                      the related prospectus supplement, certain
                                      classes of certificates may be purchased
                                      subject to similar conditions.

Forms of Certificates...............  The certificates will be issued either:

                                      o    in book-entry form through the
                                           facilities of The Depository Trust
                                           Company; or

                                      o    in fully registered, certificated
                                           form.

                                      If you own book-entry certificates, you
                                      will not receive physical certificates
                                      representing your ownership interest in
                                      such book-entry certificates, except under
                                      extraordinary circumstances. Instead, The
                                      Depository Trust Company will effect
                                      payments and transfers by means of its
                                      electronic recordkeeping services, acting
                                      through participating organizations. This
                                      may result in delays in your receipt of
                                      distributions and may restrict your
                                      ability to pledge your securities. Your
                                      rights with respect to book-entry
                                      certificates may generally only be
                                      exercised through The Depository Trust
                                      Company and its participating
                                      organizations.

Tax Status of Certificates..........  The treatment of the certificates for federal income tax purposes will depend
                                      on:

                                      o    whether a "real estate mortgage
                                           investment conduit" election is made
                                           with respect to a series of
                                           certificates;

                                      o    if a "real estate mortgage investment
                                           conduit" election is made, whether
                                           the certificates are regular
                                           interests or residual interests; and

                                       10

                                      o    if a "real estate mortgage investment
                                           conduit" election is not made, the
                                           certificates will be treated as
                                           interests in a grantor trust.

ERISA Considerations................  If you are a fiduciary of any employee benefit plan subject to the fiduciary
                                      responsibility provisions of the Employee
                                      Retirement Income Security Act of 1974, as
                                      amended, also known as ERISA, you should
                                      carefully review with your own legal
                                      advisors whether the purchase or holding
                                      of certificates could give rise to a
                                      transaction prohibited or otherwise
                                      impermissible under ERISA or the Internal
                                      Revenue Code.

Legal Investment....................  The applicable prospectus supplement will specify whether the class or classes of
                                      certificates offered will constitute
                                      "mortgage related securities" for purposes
                                      of the Secondary Mortgage Market
                                      Enhancement Act of 1984, as amended. If
                                      your investment authority is subject to
                                      legal restrictions, you should consult
                                      your own legal advisors to determine
                                      whether and to what extent such
                                      certificates constitute legal investments
                                      for you.

Rating..............................  Certificates of any series will not be offered pursuant to this prospectus and a
                                      prospectus supplement unless each offered
                                      class of certificates offered is rated in
                                      one of the four highest rating categories
                                      by at least one nationally recognized
                                      statistical rating organization.

                                      o    A security rating is not a
                                           recommendation to buy, sell or hold
                                           the certificates of any series and is
                                           subject to revision or withdrawal at
                                           any time by the assigning rating
                                           agency.

                                      o    Ratings do not address the effect of
                                           prepayments on the yield you may
                                           anticipate when you purchase your
                                           certificates.

                                       11

                                         RISK FACTORS

         You should consider, among other things, the following factors in connection with the purchase of certificates. The risks and uncertainties described below, together with those in the related prospectus supplement under
"Risk Factors," summarize the material risks relating to your certificates.

LACK OF A SECONDARY MARKET MAY MAKE   The liquidity of your certificates may be
   IT DIFFICULT FOR YOU TO RESELL     limited. You should consider that:
   YOUR CERTIFICATES
                                      o    a secondary market for the
                                           certificates of any series may not
                                           develop, or if it does, it may not
                                           provide you with liquidity of
                                           investment, or it may not continue
                                           for the life of the certificates of
                                           any series;

                                      o    the prospectus supplement for any
                                           series of certificates may indicate
                                           that an underwriter intends to
                                           establish a secondary market in such
                                           certificates, but no underwriter will
                                           be obligated to do so; and

                                      o    unless specified in the applicable
                                           prospectus supplement, the
                                           certificates will not be listed on
                                           any securities exchange.

THE TRUST FUND'S ASSETS MAY BE        Except for any related insurance policies
   INSUFFICIENT TO PAY YOUR           and any reserve fund or credit enhancement
   CERTIFICATES IN FULL               described in the applicable prospectus
                                      supplement, the sole source of payment on
                                      your certificates will be proceeds from
                                      the assets included in the trust fund for
                                      each series of certificates and any form
                                      of credit enhancement specified in the
                                      related prospectus supplement. You will
                                      not have any claim against, or security
                                      interest in, the trust fund for any other
                                      series. In addition, in general, there is
                                      no recourse to Morgan Stanley Capital I
                                      Inc. or any other entity, and neither the
                                      certificates nor the underlying mortgage
                                      loans are guaranteed or insured by any
                                      governmental agency or instrumentality or
                                      any other entity. Therefore, if the trust
                                      fund's assets are insufficient to pay you
                                      your expected return, in most situations
                                      you will not receive payment from any
                                      other source. Exceptions include:

                                      o    loan repurchase obligations in
                                           connection with a breach of certain
                                           of the representations and
                                           warranties; and

                                      o    advances on delinquent loans, to the
                                           extent the master servicer deems the
                                           advance will be recoverable.

                                      Because some of the representations and
                                      warranties with respect to the mortgage
                                      loans and mortgage-backed securities may
                                      have been made or assigned in connection
                                      with transfers of the mortgage loans and
                                      mortgage-backed securities prior to the
                                      closing date, the rights of the trustee
                                      and the

                                       12

                                      certificateholders with respect to those
                                      representations or warranties will be
                                      limited to their rights as assignees.
                                      Unless the related prospectus supplement
                                      so specifies, neither Morgan Stanley
                                      Capital I Inc., the master servicer nor
                                      any affiliate thereof will have any
                                      obligation with respect to representations
                                      or warranties made by any other entity.
                                      There may be accounts, as described in the
                                      related prospectus supplement maintained
                                      as credit support. The amounts in these
                                      accounts may be withdrawn amounts and will
                                      not be available for the future payment of
                                      principal or interest on the certificates.
                                      If a series of certificates consists of
                                      one or more classes of subordinate
                                      certificates, the amount of any losses or
                                      shortfalls in collections of assets on any
                                      distribution date will be borne first by
                                      one or more classes of the subordinate
                                      certificates, as described in the related
                                      prospectus supplement.

                                      Thereafter, those losses or shortfalls
                                      will be borne by the remaining classes of
                                      certificates, in the priority and manner
                                      and subject to the limitations specified
                                      in the related prospectus supplement.

CREDIT ENHANCEMENT IS LIMITED IN      With respect to each series of
   AMOUNT AND COVERAGE                certificates, credit enhancement may be
                                      provided to cover losses on the underlying
                                      mortgage loans and mortgage-backed
                                      securities up to specified amounts.

                                      Regardless of the form of credit
                                      enhancement provided:

                                      o    the amount of coverage will be
                                           limited in amount and in most cases
                                           will be subject to periodic reduction
                                           in accordance with a schedule or
                                           formula;

                                      o    the amount of coverage may provide
                                           only very limited coverage as to
                                           certain types of losses such as
                                           hazard losses, bankruptcy losses and
                                           fraud losses, and may provide no
                                           coverage as to certain other types of
                                           losses; and

                                      o    all or a portion of the credit
                                           enhancement for any series of
                                           certificates will generally be
                                           permitted to be reduced, terminated
                                           or substituted for, if each
                                           applicable rating agency indicates
                                           that the then-current ratings will
                                           not be adversely affected.

                                      In the event losses exceed the amount of
                                      coverage provided by any credit
                                      enhancement or losses of a type not
                                      covered by any credit enhancement occur,
                                      such losses will be borne by the holders
                                      of the related certificates. The rating of
                                      any series of certificates by any
                                      applicable rating agency may be lowered
                                      following the initial issuance thereof as
                                      a result of the downgrading of the
                                      obligations of any applicable credit
                                      support provider, or as a result of losses
                                      on the related

                                       13

                                      mortgage loans in excess of the levels
                                      contemplated by such rating agency at the
                                      time of its initial rating analysis.

                                      None of Morgan Stanley Capital I Inc., any
                                      servicer, or any of their affiliates, will
                                      have any obligation to replace or
                                      supplement any credit enhancement, or to
                                      take any other action to maintain any
                                      rating of any class of certificates.

CHANGES IN CONDITIONS IN THE REAL     An investment in securities such as the
   ESTATE MARKET WILL AFFECT          certificates, which generally represent
   MORTGAGE LOAN PERFORMANCE          interests in pools of residential mortgage
                                      loans, may be affected by a decline in
                                      real estate values and changes in the
                                      borrower's financial condition. There is
                                      no assurance that the values of the
                                      mortgaged properties securing the mortgage
                                      loans underlying any series of
                                      certificates have remained or will remain
                                      at their levels on the dates of
                                      origination of the related mortgage loans.

                                      If the residential real estate market
                                      should experience an overall decline in
                                      property values such that the outstanding
                                      balances of the mortgage loans contained
                                      in a particular trust fund and any
                                      secondary financing on the mortgaged
                                      properties, become equal to or greater
                                      than the value of the mortgaged
                                      properties, delinquencies, foreclosures
                                      and losses could be higher than those now
                                      generally experienced in the mortgage
                                      lending industry and those experienced in
                                      the servicer's or other servicers'
                                      servicing portfolios.

                                      To the extent that losses on mortgage
                                      loans underlying a series are not covered
                                      by credit enhancement, holders of
                                      certificates of the series will bear all
                                      risk of loss resulting from default by
                                      borrowers. Such loss may also be greater
                                      than anticipated as a result of a decline
                                      in real estate values.

GEOGRAPHIC CONCENTRATION MAY          In addition to risk factors related to the
   INCREASE RATES OF LOSS AND         residential real estate market generally,
   DELINQUENCY                        certain geographic regions of the United
                                      States from time to time will experience
                                      weaker regional economic conditions and
                                      housing markets or be directly or
                                      indirectly affected by natural disasters
                                      or civil disturbances such as earthquakes,
                                      hurricanes, floods, eruptions or riots.
                                      Mortgage assets in such areas will
                                      experience higher rates of loss and
                                      delinquency than on mortgage loans
                                      generally. Although mortgaged properties
                                      located in certain identified flood zones
                                      will be required to be covered, to the
                                      maximum extent available, by flood
                                      insurance, no mortgaged properties will
                                      otherwise be required to be insured
                                      against earthquake damage or any other
                                      loss not covered by standard hazard
                                      insurance policies.

                                      The ability of borrowers to make payments
                                      on the mortgage assets may also be
                                      affected by factors which do not
                                      necessarily affect property values, such
                                      as adverse economic conditions

                                       14

                                      generally, in particular geographic areas
                                      or industries, or affecting particular
                                      segments of the borrowing community--such
                                      as borrowers relying on commission income
                                      and self-employed borrowers. Such
                                      occurrences may accordingly affect the
                                      actual rates of delinquencies, foreclosure
                                      and losses with respect to any trust fund.

THE RATE OF PREPAYMENT ON MORTGAGE    The yield of the certificates of each
   ASSETS MAY ADVERSELY AFFECT        series will depend in part on the rate of
   AVERAGE LIVES AND YIELDS ON        principal payment on the mortgage loans
   CERTIFICATES                       and mortgage-backed securities, including
                                      prepayments, liquidations due to defaults
                                      and mortgage loan repurchases. Such yield
                                      may be adversely affected, depending upon
                                      whether a particular certificate is
                                      purchased at a premium or a discount, by a
                                      higher or lower than anticipated rate of
                                      prepayments on the related mortgage loans
                                      and mortgage-backed securities, in
                                      particular:

                                      The yield on classes of certificates
                                      entitling their holders primarily or
                                      exclusively to payments of interest or
                                      primarily or exclusively to payments of
                                      principal will be extremely sensitive to
                                      the rate of prepayments on the related
                                      mortgage loans and mortgage-backed
                                      securities; and the yield on certain
                                      classes of certificates may be relatively
                                      more sensitive to the rate of prepayment
                                      of specified mortgage loans and
                                      mortgage-backed securities than other
                                      classes of certificates.

                                      The rate of prepayments on mortgage loans
                                      is influenced by a number of factors,
                                      including:

                                      o    prevailing mortgage market interest
                                           rates;

                                      o    local and national economic
                                           conditions;

                                      o    homeowner mobility; and

                                      o    the ability of the borrower to obtain
                                           refinancing.

                                      In addition, your yield may be adversely
                                      affected by interest shortfalls which may
                                      result from the timing of the receipt of
                                      prepayments or liquidations to the extent
                                      that such interest shortfalls are not
                                      covered by aggregate fees payable to the
                                      servicer or other mechanisms specified in
                                      the applicable prospectus supplement. Your
                                      yield will be also adversely affected to
                                      the extent that losses on the mortgage
                                      loans and mortgage-backed securities in
                                      the related trust fund are allocated to
                                      your certificates and may be adversely
                                      affected to

                                       15

                                      the extent of unadvanced delinquencies on
                                      the mortgage loans and mortgage-backed
                                      securities in the related trust fund.
                                      Classes of certificates identified in the
                                      applicable prospectus supplement as
                                      subordinate certificates are more likely
                                      to be affected by delinquencies and losses
                                      than other classes of certificates.

RATINGS ON CERTIFICATES REFLECT       Any rating assigned by a rating agency to
   LIMITED ASSESSMENTS                a class of certificates will reflect such
                                      rating agency's assessment solely of the
                                      likelihood that holders of certificates of
                                      such class will receive payments to which
                                      they are entitled under the related
                                      pooling and servicing agreement. A rating
                                      will not constitute an assessment of the
                                      likelihood that principal prepayments,
                                      including those caused by defaults, on the
                                      related mortgage loans and mortgage-backed
                                      securities will be made, the degree to
                                      which the rate of such prepayments might
                                      differ from that originally anticipated or
                                      the likelihood of early optional
                                      termination of the series of certificates.
                                      A rating will not address the possibility
                                      that prepayment at higher or lower rates
                                      than anticipated by an investor may cause
                                      such investor to experience a lower than
                                      anticipated yield or that an investor
                                      purchasing a certificate at a significant
                                      premium might fail to recoup its initial
                                      investment under certain prepayment
                                      scenarios. Each prospectus supplement will
                                      identify any payment to which holders of
                                      certificates of the related series are
                                      entitled that is not covered by the
                                      applicable rating.

                                      The amount, type and nature of credit
                                      support, if any, established with respect
                                      to a series of certificates will be
                                      determined on the basis of criteria
                                      established by each rating agency. These
                                      criteria are sometimes based upon an
                                      actuarial analysis of the behavior of
                                      mortgage loans in a larger group. The
                                      historical data supporting any such
                                      actuarial analysis may not accurately
                                      reflect future experience or accurately
                                      predict the actual delinquency,
                                      foreclosure or loss experience of the
                                      mortgage loans and mortgage-backed
                                      securities included in any trust fund.

RATINGS DO NOT GUARANTY VALUE         If one or more rating agencies downgrade
                                      certificates of a series, your certificate
                                      will decrease in value. Because none of
                                      Morgan Stanley Capital I Inc., the seller,
                                      the master servicer, the trustee or any
                                      affiliate has any obligation to maintain a
                                      rating of a class of certificates, you
                                      will have no recourse if your certificate
                                      decreases in value.

PAYMENTS IN FULL OF A BALLOON LOAN    Certain of the mortgage loans may not be
   DEPEND ON THE BORROWER'S ABILITY   fully amortizing over their terms to
   TO REFINANCE THE BALLOON LOAN OR   maturity and, thus, will require
   SELL THE MORTGAGED PROPERTY        substantial principal payments, i.e.,
                                      balloon payments, at their stated
                                      maturity. Mortgage loans with balloon
                                      payments involve a greater degree of risk
                                      because the ability of a borrower to make
                                      a balloon payment typically will depend
                                      upon its ability

                                       16

                                      either to timely refinance the loan or to
                                      timely sell the related mortgaged
                                      property. The ability of a borrower to
                                      accomplish either of these goals will be
                                      affected by a number of factors,
                                      including:

                                      o    the level of available mortgage
                                           interest rates at the time of sale or
                                           refinancing;

                                      o    the borrower's equity in the related
                                           mortgaged property;

                                      o    the financial condition of the
                                           mortgagor;

                                      o    tax laws;

                                      o    prevailing general economic
                                           conditions; and

                                      o    the availability of credit for single
                                           family real properties generally.

MORTGAGE LOANS SECURED BY JUNIOR      Certain of the mortgage loans may be
   LIENS MAY ONLY BE SATISFIED        secured by junior liens and the related
   AFTER THE RELATED FIRST LIEN       first liens may not be included in the
   MORTGAGE HAS BEEN SATISFIED        trust fund. The primary risk to holders of
                                      mortgage loans secured by junior liens is
                                      the possibility that adequate funds will
                                      not be received in connection with a
                                      foreclosure of the related first lien to
                                      satisfy fully both the first lien and the
                                      mortgage loan. In the event that a holder
                                      of the first lien forecloses on a
                                      mortgaged property, the proceeds of the
                                      foreclosure or similar sale will be
                                      applied first to the payment of court
                                      costs and fees in connection with the
                                      foreclosure, second to real estate taxes,
                                      third in satisfaction of all principal,
                                      interest, prepayment or acceleration
                                      penalties, if any, and any other sums due
                                      and owing to the holder of the first lien.
                                      The claims of the holder of the first lien
                                      will be satisfied in full out of proceeds
                                      of the liquidation of the mortgage loan,
                                      if such proceeds are sufficient, before
                                      the trust fund as holder of the junior
                                      lien receives any payments in respect of
                                      the mortgage loan. In the event that such
                                      proceeds from a foreclosure or similar
                                      sale of the related mortgaged property
                                      were insufficient to satisfy both loans in
                                      the aggregate, the trust fund, as the
                                      holder of the junior lien, and,
                                      accordingly, holders of the certificates,
                                      would bear the risk of delay in
                                      distributions while a deficiency judgment
                                      against the borrower was being obtained
                                      and the risk of loss if the deficiency
                                      judgment were not realized upon.

OBLIGORS MAY DEFAULT IN PAYMENT OF    If so specified in the related prospectus
   MORTGAGE LOANS                     supplement, in order to maximize
                                      recoveries on defaulted mortgage loans, a
                                      servicer or a subservicer will be
                                      permitted within prescribed parameters to
                                      extend and modify mortgage loans that are
                                      in default or as to which a payment
                                      default is imminent, including in
                                      particular with respect to balloon
                                      payments. While any such entity generally
                                      will be required to determine that any
                                      such extension

                                       17

                                      or modification is reasonably likely to
                                      produce a greater recovery on a present
                                      value basis than liquidation, such
                                      extensions or modifications may not
                                      increase the present value of receipts
                                      from or proceeds of mortgage loans.

THE HOLDERS OF SUBORDINATE            The rights of holders of subordinate
   CERTIFICATES WILL BEAR A GREATER   certificates to receive distributions to
   RISK OF PAYMENT DELAYS AND         which they would otherwise be entitled
   LOSSES                             with respect to the mortgage loans and
                                      mortgage-backed securities will be
                                      subordinate to the rights of the servicer
                                      to receive its fee and reimbursement for
                                      advances and the holders of senior
                                      certificates to the extent described in
                                      this prospectus. As a result of the
                                      foregoing, investors must be prepared to
                                      bear the risk that they may be subject to
                                      delays in payment and may not recover
                                      their initial investments in the
                                      subordinate certificates.

                                      The yields on the subordinate certificates
                                      may be extremely sensitive to the loss
                                      experience of the mortgage loans and
                                      mortgage-backed securities and the timing
                                      of any such losses. If the actual rate and
                                      amount of losses experienced by the
                                      mortgage loans and mortgage-backed
                                      securities exceed the rate and amount of
                                      such losses assumed by an investor, the
                                      yields to maturity on the subordinate
                                      certificates may be lower than
                                      anticipated.

MORTGAGE LOAN ACCELERATION CLAUSES    Mortgages may contain a due-on-sale
   MAY NOT BE ENFORCEABLE             clause, which permits the lender to
                                      accelerate the maturity of the mortgage
                                      loan if the borrower sells, transfers or
                                      conveys the related mortgaged property or
                                      its interest in the mortgaged property.
                                      Mortgages may also include a
                                      debt-acceleration clause, which permits
                                      the lender to accelerate the debt upon a
                                      monetary or non-monetary default of the
                                      borrower. Such clauses are generally
                                      enforceable subject to certain exceptions.
                                      The courts of all states will enforce
                                      clauses providing for acceleration in the
                                      event of a material payment default. The
                                      equity courts of any state, however, may
                                      refuse the foreclosure of a mortgage or
                                      deed of trust when an acceleration of the
                                      indebtedness would be inequitable or
                                      unjust or the circumstances would render
                                      the acceleration unconscionable.

THERE ARE RESTRICTIONS ON INVESTORS   Generally, ERISA applies to investments
   SUBJECT TO ERISA                   made by employee benefit plans and
                                      transactions involving the assets of such
                                      plans. Due to the complexity of
                                      regulations which govern such plans,
                                      prospective investors that are subject to
                                      ERISA are urged to consult their own
                                      counsel regarding consequences under ERISA
                                      of acquisition, ownership and disposition
                                      of the certificates of any series. In
                                      particular, investors that are insurance
                                      companies should consult with their
                                      counsel with respect to the United States
                                      Supreme Court case, John Hancock Mutual
                                      Life Insurance Co. v. Harris Trust &
                                      Savings Bank.

                                       18

                         DESCRIPTION OF THE TRUST FUNDS

         Capitalized terms are defined in the "Glossary of Terms" beginning on page 101.

ASSETS

         The primary assets of each trust fund will include:

         o    single family mortgage loans, including mortgage participations;

         o    pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or mortgage participations;

         o    direct obligations of the United States or other governmental agencies which are not subject to redemption prior to maturity at the option of the issuer and are:

              o    interest-bearing securities;

              o    non-interest-bearing securities;

              o    originally interest-bearing securities from which coupons
                   representing the right to payment of interest have been
                   removed;

              o    interest-bearing securities from which the right to payment of principal has been removed; or

         o    a combination of mortgage loans, mortgage-backed securities and government securities.

         The mortgage loans and mortgage-backed securities will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each asset will be selected by
Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans and mortgage-backed securities, which prior holder may or may not be the originator of the mortgage loans or the issuer of the mortgage-backed securities.

         The certificates will be entitled to payment from the assets of the related trust fund. If so specified in the related prospectus supplement, the certificates will also be entitled to payments in respect of the assets of another trust fund or trust funds established by Morgan Stanley Capital I Inc.
If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

     General

         To the extent specified in the related prospectus supplement, the mortgage loans will be secured by:

         o    liens on mortgaged properties consisting of one- to four-family residential properties or security interests in shares issued by private cooperative housing corporations; or

                                       19

         o    liens on mortgaged properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto
              Rico, or, if so specified in the related prospectus supplement, mortgaged properties may be located elsewhere.

To the extent specified in the related prospectus supplement, the mortgage loans will be secured by first liens or junior liens, or both, mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. The mortgaged properties may include apartments owned by cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. To the extent specified in the related prospectus supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley
Capital I Inc. The related prospectus supplement will indicate if any originator is an affiliate of Morgan Stanley Capital I Inc. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating a lien on the mortgaged properties.

     Mortgage Loan Information in Prospectus Supplements

         Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

         o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date;

         o    the type of property securing the mortgage loans;

         o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

         o    the earliest and latest origination date and maturity date of the mortgage loans;

         o    the weighted average, by principal balance, of the loan-to-value ratios at origination of the mortgage loans;

         o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         o    the states or, if applicable, countries in which most of the mortgaged properties are located;

         o    information with respect to the prepayment provisions, if any, of the mortgage loans;

         o    any interest retained by a seller;

         o    with respect to mortgage loans with adjustable mortgage rates, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the loan and the frequency of monthly payment adjustments; and

         o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

                                       20

         If specific information respecting the mortgage loans is not known to
Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on
Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

     Payment Provisions of the Mortgage Loans

         Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

         o    have individual principal balances at origination of not less than
              $25,000;

         o    have original terms to maturity of not more than 40 years; and

         o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as is specified in the related prospectus supplement.

         Each mortgage loan may provide for no accrual of interest or for accrual of interest at a Mortgage Rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specified events. Each mortgage loan may also provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related prospectus supplement.

         In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.

MORTGAGE-BACKED SECURITIES

         Any mortgage-backed security will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement. A seller or servicer or both of the underlying mortgage loans or underlying mortgage-backed securities will have entered into an agreement with a trustee or a custodian or with the original purchaser of the interest in the underlying mortgage loans or mortgage-backed securities evidenced by the mortgage-backed securities.

         Distributions of any principal or interest, as applicable, will be made on mortgage-backed securities on the dates specified in the related prospectus supplement. The mortgage-backed securities may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the mortgage-backed securities by the related trustee or servicer. The issuer of the mortgage-backed securities or a servicer or other person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

         Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under
"Description of Credit Support" may be provided with respect

                                       21

to the mortgage-backed securities. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying mortgage-backed securities evidenced by or securing the mortgage-backed securities and other factors. The type, characteristics and amount of the credit support generally will have been established for the mortgage-backed securities on the basis of requirements of any rating agency that may have assigned a rating to the mortgage-backed securities or the initial purchasers of the mortgage-backed securities.

         The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include mortgage-backed securities will specify, to the extent available:

         o    the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the mortgage-backed securities to be included in the trust fund;

         o    the original and remaining term to stated maturity of the
              mortgage-backed securities, if applicable;

         o    whether the mortgage-backed securities are entitled only to interest payments, only to principal payments or to both;

         o    the pass-through or bond rate of the mortgage-backed securities or formula for determining the rates, if any;

         o    the applicable payment provisions for the mortgage-backed
              securities, including, but not limited to, any priorities, payment schedules and subordination features;

         o    the issuer, servicer and trustee, as applicable;

         o    certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying mortgage-backed securities or directly to such mortgage-backed securities;

         o    the terms on which the related underlying mortgage loans or underlying mortgage-backed securities for such mortgage-backed securities or the mortgage-backed securities may, or are required to, be purchased prior to their maturity;

         o    the terms on which mortgage loans or underlying mortgage-backed securities may be substituted for those originally underlying the mortgage-backed securities;

         o    the applicable servicing fees;

         o    the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the underlying mortgage-backed securities described in this paragraph;

         o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the
              mortgage-backed securities; and

                                       22

         o    whether the mortgage-backed securities are in certificated form, book-entry form or held through a depository such as The
              Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

         The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

         o    the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;

         o    the original and remaining terms to stated maturity of the government securities;

         o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

         o    the interest rates of the government securities or the formula to determine the rates, if any;

         o    the applicable payment provisions for the government securities;
              and

         o    to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS

         Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in such prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in the account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

         If so provided in the related prospectus supplement, partial or full protection against defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series:

         o    in the form of subordination of one or more other classes of certificates in the series; or

         o    by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

         The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

                                       23

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, such as:

         o    interest rate exchange agreements,

         o    interest rate cap or floor agreements,

         o    currency exchange agreements,

         o    swap agreements,

         o    notional balance agreements, or

         o    similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans and mortgage-backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement,
              including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to
              termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any cash flow agreement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. Morgan Stanley Capital I Inc. expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan
Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

         Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify:

                                       24

         o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

         o    the effect, if any, of the prepayment of any mortgage loan or mortgage-backed security on the pass-through rate of one or more classes of certificates; and

         o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

         The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the certificates or addition to the certificate balance of a class of accrual certificates on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated in this prospectus under "--Pass-Through Rate"
above, if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the interest accrual period ended on that distribution date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that:

         o    distributions of principal,

         o    additions to the certificate balance of accrual certificates, and

         o    allocations of losses on the assets.

may be made on the first day of the interest accrual period for a distribution date and not on that distribution date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the certificates will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of mortgage-backed securities may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series:

                                       25

         o    will correspond to the rate of principal payments on the assets in the related trust fund;

         o    is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the mortgage loans underlying or comprising the assets; and

         o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the lockout period and prepayment premium provisions.

Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower prepayment premiums.

         If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

         When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
To the extent specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

         The timing of changes in the rate of principal payments on the mortgage loans and mortgage-backed securities may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and mortgage-backed securities and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS, MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any credit support or cash flow agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans and

                                       26

mortgage-backed securities in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

         If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities is paid to that class. The principal may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

         In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the mortgage-backed securities. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model--also known as CPR--or the Standard Prepayment Assumption prepayment model--also known as SPA, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A Prepayment Assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans and mortgage-backed securities.

         In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase.

         The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be

                                       27

intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Mortgage Asset

         If so specified in the related prospectus supplement, a number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.

         With respect to certain mortgage loans, including adjustable rate loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.

         In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments thereon. The periodic increase in the amount paid by the borrower of a buydown mortgage loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over the index at which interest accrues), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of any Deferred Interest to the principal balance of any related class or classes of certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

         In addition, with respect to an adjustable rate loan subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on that mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan. Since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and

                                       28

may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

     Defaults

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the assets and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Foreclosures

         The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities and that of the related series of certificates.

     Refinancing

         At the request of a borrower, the servicer or a subservicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on that loan and permitting a new loan secured by a mortgage on the same property.
In the event of a refinancing, the new loan would not be included in the related trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The master servicer or a subservicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, subservicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

     Due-on-Sale Clauses

         Acceleration of mortgage payments as a result of transfers of underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. With respect to any mortgage loans, unless otherwise provided in the related prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Legal Aspects of
Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--
Due-on-Sale Provisions."

                                       29

                                  THE DEPOSITOR

         Morgan Stanley Capital I Inc. (formerly known as Morgan Stanley Dean
Witter Capital I Inc.), the depositor, is a direct wholly-owned subsidiary of
Morgan Stanley and was incorporated in the State of Delaware on January 28,
1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

         Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

         o    provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

         o    be senior or subordinate to one or more other classes of
              certificates in respect of distributions on the certificates;

         o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

         o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

         o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

         o    provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of
              available funds, in each case as described in the related
              prospectus supplement;

         o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a stripped principal certificate component and a stripped interest certificate
              component; or

         o    do all or any combination of the above.

         If so specified in the related prospectus supplement, distributions on one or more classes of a series of certificates may be limited to collections from a designated portion of the mortgage loans in the related mortgage pool.
Any of the foregoing may be included in the certificates being offered to you.

                                       30

         Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of stripped interest certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However, Morgan Stanley Capital I Inc. or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--Book-Entry Certificates May Experience
Decreased Liquidity and Payment Delay" and "Description of the Certificates--
Book-Entry Registration and Definitive Certificates." Definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Lack of a Secondary
Market May Make it Difficult for You to Resell Your Certificates" and "--The
Trust Fund's Assets May be Insufficient to Pay Your Certificates in Full."

DISTRIBUTIONS

         Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee. Payments will be made either:

         o    by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate wire transfer facilities, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or

         o    by check mailed to the address of the person entitled thereto as it appears on the certificate register;

provided, however, that the final distribution in retirement of the certificates whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the related prospectus supplement.

         The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

                                       31

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

         Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. If so specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Distributions of interest in respect of the certificates of any class will be made on each distribution date--other than any class of accrual certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement, and any class of Stripped Principal
Certificates that are not entitled to any distributions of interest--based on the accrued certificate interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of accrued certificate interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. Unless otherwise provided in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding certificate balance of the stripped interest certificates immediately prior to the distribution date, at the applicable pass-through rate, reduced as described below. To the extent specified in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding notional amount of the stripped interest certificates immediately prior to each distribution date, at the applicable pass-through rate, reduced as described below in the next paragraph.

         The method of determining the notional amount for any class of stripped interest certificates will be described in the related prospectus supplement.
Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.
Unless otherwise provided in the related prospectus supplement, the accrued certificate interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued certificate interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies, including:

         o    delinquencies,

         o    losses, and

         o    Deferred Interest

on or in respect of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund. To the extent specified in the related prospectus supplement, any reduction in the amount of accrued certificate interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any Deferred Interest on the mortgage loans

                                       32

comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund will result in a corresponding increase in the certificate balance of the class. See "Risk Factors--The Rate of Prepayment on
Mortgage Assets May Adversely Affect Average Lives and Yields on Certificates"
and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

         The certificates of each series, other than certain classes of stripped interest certificates, will have a certificate balance. The certificate balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding certificate balance may be increased in respect of Deferred Interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding certificate balance may be increased, in the case of accrual certificates prior to the distribution date on which distributions of interest are required to commence, by any related accrued certificate interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable cut-off date. The initial aggregate certificate balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled to the distributions of principal in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.

COMPONENTS

         To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. The descriptions set forth under "--Distributions of Interest on the Certificates" and
"--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to certificate balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS

         If so provided in the related prospectus supplement, prepayment premiums that are collected on the mortgage loans and mortgage-backed securities in the related trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage loans and mortgage-backed securities have been incurred, the amount of losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans and mortgage-backed securities comprising the trust fund.

                                       33

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the Available Distribution Amount for the distribution date, in an amount equal to the aggregate of payments of principal other than any balloon payments, and interest, net of related servicing fees and retained interest loans and mortgage-backed securities, that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The advances will be made subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior certificates. The advance obligation may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of subordinate certificates. See
"Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates.
Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of the series.
However, advances will be reimbursable from amounts in the certificate account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a nonrecoverable advance. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer is required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

         If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the related prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

REPORTS TO CERTIFICATEHOLDERS

         Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to

                                       34

the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

         (1) the amount of the distribution to holders of certificates of that class applied to reduce the certificate balance thereof;

         (2) the amount of the distribution to holders of certificates of that class allocable to accrued certificate interest;

         (3) the amount of the distribution allocable to prepayment premiums;

         (4) the amount of related servicing compensation received by a servicer and, if payable directly out of the related trust fund, by any subservicer and any other customary information as that servicer or trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

         (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

         (6) the aggregate principal balance of the assets at the close of business on that distribution date;

         (7) the number and aggregate principal balance of mortgage loans in respect of which:

         o    one scheduled payment is delinquent;

         o    two scheduled payments are delinquent;

         o    three or more scheduled payments are delinquent; and

         o    foreclosure proceedings have been commenced;

         (8) with respect to any mortgage loan liquidated during the related Due
Period:

         o    the portion of liquidation proceeds payable or reimbursable to the servicer or any other entity in respect of such mortgage loan; and

         o    the amount of any loss to certificateholders;

         (9) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

         o    the loan number of the related mortgage loan; and

         o    the date of acquisition;

         (10) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

         o    the book value;

                                       35

         o    the principal balance of the related mortgage loan immediately following the distribution date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement;

         o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof; and

         o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

         (11) with respect to any REO property sold during the related Due
Period:

         o    the aggregate amount of sale proceeds;

         o    the portion of sales proceeds payable or reimbursable to the servicer in respect of the REO property or the related mortgage loan; and

         o    the amount of any loss to certificateholders in respect of the related mortgage loan;

         (12) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of accrual certificates in the event that accrued certificate interest has been added to the balance;

         (13) the aggregate amount of principal prepayments made during the related Due Period;

         (14) the amount deposited in the reserve fund, if any, on the distribution date;

         (15) the amount remaining in the reserve fund, if any, as of the close of business on the distribution date;

         (16) the aggregate unpaid accrued certificate interest, if any, on each class of certificates at the close of business on the distribution date;

         (17) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

         (18) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

         (19) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on the distribution date; and

         (20) the aggregate amount of payments by the borrowers of:

         o    default interest;

         o    late charges; and

                                       36

         o    assumption and modification fees collected during the related Due
              Period.

         In the case of information furnished pursuant to subclauses (1)-(4)
above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for another specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (1), (2),
(12), (16) and (17) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the servicer or the trustee, as applicable, with respect to any mortgage-backed securities. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of certificates.

         Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion of the calendar year during which the person was a certificateholder.
This obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee pursuant to any requirements of the
Internal Revenue Code as are from time to time in force. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

         The obligations created by the related Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of:

         o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
              foreclosure of any mortgage loan subject thereto; and

         o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

         In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

         If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the related prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

                                       37

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

         If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, The
Depository Trust Company.

         The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal
Reserve System, a "clearing corporation" within the meaning of the Uniform
Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. The Depository
Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley
& Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to
The Depository Trust Company system also is available to indirect participants.

         If so provided in the related prospectus supplement, investors that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, these certificate owners will receive all distributions on the book-entry certificates through The Depository Trust Company and its participants. Under a book-entry format, certificate owners will receive payments after the related distribution date because, while payments are required to be forwarded to Cede &
Co., as nominee for The Depository Trust Company, on each distribution date, The
Depository Trust Company will forward the payments to its participants. The participants will then be required to forward the payments to indirect participants or certificate owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede & Co., as nominee for The Depository Trust Company, and the certificate owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the participants who in turn will exercise their rights through The Depository Trust Company.

         Under the rules, regulations and procedures creating and affecting The
Depository Trust Company and its operations, The Depository Trust Company is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which certificate owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective certificate owners.

         Because The Depository Trust Company can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a certificate owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in The
Depository Trust Company system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

         The Depository Trust Company has advised Morgan Stanley Capital I Inc.
that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more participants to whose account with The Depository Trust Company interests in the book-entry certificates are credited.

                                       38

         Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to The Depository Trust Company or its nominee only if:

         o    Morgan Stanley Capital I Inc. advises the trustee in writing that
              The Depository Trust Company is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor; or

         o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through The
              Depository Trust Company.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, The Depository Trust Company is required to notify all participants of the availability through The Depository Trust Company of definitive certificates for the certificate owners. Upon surrender by The
Depository Trust Company of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the certificate owners identified in the instructions the definitive certificates to which they are entitled. The trustee will then recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

         The certificates will be offered pursuant to a pooling and servicing agreement or a trust agreement.

         o    A pooling and servicing agreement will be used where the trust fund includes mortgage loans. The parties to a pooling and servicing agreement will be Morgan Stanley Capital I Inc., a trustee and a master servicer appointed as of the date of the pooling and servicing agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of mortgage loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

         o    A trust agreement will be used where the trust fund does not include mortgage loans. The parties to a trust agreement will be
              Morgan Stanley Capital I Inc. and a trustee. A manager or
              administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund.

         The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the
Agreement for each trust fund and the description of the provisions in the related

                                       39

prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the
Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585
Broadway, 37th Floor, New York, New York 10036. Attention: Mortgage Securities.

ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and mortgaged-backed security will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information:

         o    in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable; and

         o    in respect of each mortgage-backed security included in the related trust fund, including without limitation, the related issuer, servicer and trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if
              applicable.

         With respect to each mortgage loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, loan documents, which to the extent specified in the related prospectus supplement will include:

         o    the original mortgage note endorsed, without recourse, in blank or to the order of the trustee,

         o    the original mortgage or a certified copy with evidence of recording, and

         o    an assignment of the mortgage to the trustee in recordable form.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital
I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. To the extent specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.

         Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the related prospectus supplement to

                                       40

promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, recordation of the assignment of mortgage is not required in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley
Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan.

         The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then unless otherwise specified in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the
Purchase Price or substitute for the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. To the extent specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

         With respect to each government security or mortgage-backed security in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the government security or mortgage-backed security, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the government security or mortgage-backed security, as applicable, to the trustee for the benefit of the certificateholders. With respect to each government security or mortgage-backed security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the Uniform Commercial Code, Morgan Stanley
Capital I Inc. and the trustee will cause the government security or mortgage-backed security to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either
Morgan Stanley Capital I Inc. or the trustee promptly cause any mortgage-backed securities and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

         Unless otherwise provided in the related prospectus supplement, Morgan
Stanley Capital I Inc. will, with respect to each mortgage loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

         o    the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related
              Agreement;

         o    the existence of title insurance insuring the lien priority of the mortgage loan;

                                       41

         o    the authority of the warrantying party to sell the mortgage loan;

         o    the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

         o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

         o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

         Any warrantying party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

         Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the warrantying party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warrantying party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The warrantying party would have no obligations if the relevant event that causes the breach occurs after that date.

         Unless otherwise provided in the related prospectus supplement, each
Agreement will provide that the master servicer or trustee or both, will be required to notify promptly the relevant warrantying party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders. If the warrantying party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then:

         o    the warrantying party will be obligated to repurchase the mortgage loan from the trustee within a specified period from the date on which the warrantying party was notified of the breach, at the
              Purchase Price; or

         o    if so provided in the prospectus supplement for a series, the warrantying party will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

         o    if so provided in the prospectus supplement for a series, the warrantying party will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

         Unless otherwise provided in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warrantying party.

                                       42

         Neither Morgan Stanley Capital I Inc. except to the extent that it is the warrantying party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a warrantying party defaults on its obligation to do so, and no assurance can be given that warrantying parties will carry out their obligations with respect to mortgage loans.

         Unless otherwise provided in the related prospectus supplement the warrantying party will, with respect to a trust fund that includes government securities or mortgage-backed securities, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or mortgage-backed securities, covering:

         o    the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement; and

         o    the authority of the warrantying party to sell the assets.

         The related prospectus supplement will describe the remedies for a breach thereof.

         A master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the master servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer by the trustee or
Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital
I Inc. and the trustee by the holders of certificates evidencing not less than
25% of the voting rights unless otherwise provided in the related prospectus supplement, will constitute an Event of Default under the Agreement. See
"--Events of Default" and "--Rights Upon Event of Default" below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     General

         The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained the certificate account, which must be either an account or accounts:

         o    the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit
              Insurance Corporation, to the limits established by the Federal
              Deposit Insurance Corporation, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained; or

         o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the series.

         The collateral eligible to secure amounts in the certificate account is limited to Permitted Investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding distribution date in short-term
Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the certificate account will be paid to a master servicer or its

                                       43

designee as additional servicing compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

     Deposits

         A master servicer or the trustee will deposit or cause to be deposited in the certificate account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any amounts representing a retained interest:

         (1) all payments on account of principal, including principal prepayments, on the assets;

         (2) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer or a subservicer as its servicing compensation and net of any retained interest;

         (3) all proceeds of the hazard insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of a master servicer or the related subservicer, subject to the terms and conditions of the related mortgage and mortgage note, insurance proceeds and all liquidation proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

         (5) any advances made as described under "Description of the
Certificates--Advances in Respect of Delinquencies";

         (6) any amounts paid under any cash flow agreement, as described under
"Description of the Trust Funds--Cash Flow Agreements";

         (7) all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under
"--Assignment of Assets; Repurchases" and "--Representations and Warranties;
Repurchases," all proceeds of any defaulted mortgage loan purchased as described under "--Realization Upon Defaulted Mortgage loans," and all proceeds of any asset purchased as described above under "Description of the
Certificates--Termination";

         (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing
Compensation and Payment of Expenses";

                                       44

         (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans and mortgage-backed securities;

         (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

         (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

         (12) any other amounts required to be deposited in the certificate account as provided in the related Agreement and described in the related prospectus supplement.

     Withdrawals

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the certificate account for each trust fund for any of the following purposes:

         (1) to make distributions to the certificateholders on each distribution date;

         (2) to reimburse a master servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of
Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and retained interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

         (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

         (4) to reimburse a master servicer for any advances described in clause
(2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

         (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these remain outstanding and unreimbursed;

         (6) to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities

                                       45

incurred thereby, as and to the extent described under "--Matters Regarding a
Master Servicer and the Depositor";

         (7) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

         (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under
"--Matters Regarding the Trustee";

         (9) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the certificate account;

         (10) to pay the person entitled thereto any amounts deposited in the certificate account that were identified and applied by the master servicer as recoveries of retained interest;

         (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

         (12) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited
Transactions and Other Taxes";

         (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

         (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

         (15) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the warrantying party to remedy any breach of representation or warranty under the Agreement;

         (16) to pay the person entitled thereto any amounts deposited in the certificate account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchases" and "--Representations and
Warranties; Repurchases" or otherwise;

         (17) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

         (18) to clear and terminate the certificate account at the termination of the trust fund.

                                       46

     Other Collection Accounts

         Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer will deposit on a daily basis the amounts described under"--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn from the collection account and deposited into the appropriate certificate account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the certificate account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

         Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan;
processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans. To the extent specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

         The master servicer may agree to modify, waive or amend any term of any mortgage loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

         o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan; or

         o    in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

         The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement:

         o    in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent; and

                                       47

         o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

         The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.

SUBSERVICERS

         A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each sub-servicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under a subservicing agreement.

         Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation
and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

         o    monitor any mortgage loan which is in default;

         o    contact the borrower concerning the default;

         o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property;

         o    initiate corrective action in cooperation with the borrower if cure is likely;

         o    inspect the mortgaged property; and

         o    take any other actions as are consistent with the Servicing
              Standard.

         A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

         The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on

                                       48

behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time.
See "Legal Aspects of Mortgage Loans."

         Any Agreement relating to a trust fund that includes mortgage loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties;
Repurchases."

         If so specified in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the
Purchase Price described under "--Representations and Warranties; Repurchases"
will in all cases be deemed fair.

         If a default on a mortgage loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the Servicing
Standard, the master servicer, on behalf of the trustee, may at any time:

         o    institute foreclosure proceedings;

         o    exercise any power of sale contained in any mortgage;

         o    obtain a deed in lieu of foreclosure; or

         o    otherwise acquire title to a mortgaged property securing the mortgage loan.

         Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

         o    the Internal Revenue Service grants an extension of time to sell the property; or

         o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal
              Revenue Code at any time that any certificate is outstanding.

                                       49

         Subject to the foregoing, the master servicer will be required to:

         o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

         o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

         The limitations imposed by the related Agreement and the REMIC provisions of the Internal Revenue Code, if a REMIC election has been made with respect to the related trust fund, on the ownership and management of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered.
See "Legal Aspects of Mortgage Loans--Foreclosure."

         If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of credit support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

         o    that the restoration will increase the proceeds to
              certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

         o    that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         As servicer of the mortgage loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

         If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

                                       50

HAZARD INSURANCE POLICIES

         To the extent specified in the related prospectus supplement, each
Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. To the extent specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note will be deposited in the certificate account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mud flows, wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

         The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of:

         o    the replacement cost of the improvements less physical
              depreciation; and

         o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the
Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

                                       51

         Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer or subservicer, as the case may be, from the collection account, with interest thereon, as provided by the Agreement.

         Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         To the extent specified in the related prospectus supplement, each
Agreement will require that the master servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer. The related Agreement will allow the master servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer so long as criteria set forth in the
Agreement are met.

DUE-ON-SALE PROVISIONS

         Some of the mortgage loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property.
Unless otherwise provided in the related prospectus supplement, the master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. To the extent specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of
Mortgage Loans--Due-on-Sale Clauses."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of certificates will specify whether there will be any retained interest in the assets, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

         To the extent specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any retained interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may

                                       52

provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the certificate account or any account established by a subservicer pursuant to the Agreement.

         The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement may be borne by the trust fund.

         If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust fund during that period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to assets which include mortgage loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal
Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the
Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform
Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single
Attestation Program for Mortgage Bankers or the Audit Program for Mortgages
serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

         The master servicer, if any, or a servicer for substantially all the mortgage loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business

                                       53

relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I
Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans, if applicable.

         To the extent specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it; provided that the other activities of the master servicer causing the conflict were carried on by the master servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

         To the extent specified in the related prospectus supplement, each
Agreement will further provide that neither any master servicer, Morgan Stanley
Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement;
provided, however, that neither a master servicer, Morgan Stanley Capital I Inc.
nor any director, officer, employee or agent of a master servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise described in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

         o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an
              enforcement action in respect of any specific mortgage loan or mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

         o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

         o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

         o    incurred in connection with any violation of any state or federal securities law; or

         o    imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

         In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley
Capital I Inc. may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders

                                       54

thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account.

         Any person into which the master servicer or Morgan Stanley Capital I
Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan
Stanley Capital I Inc., will be the successor of the master servicer or Morgan
Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

         Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Events of Default under the related
Agreement will include:

         o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

         o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

         o    any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley
              Capital I Inc., or to the master servicer, Morgan Stanley Capital
              I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

         o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any retained interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of

                                       55

the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise described in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

         Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the voting rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the Agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Each Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the Agreement:

         o    to cure any ambiguity;

         o    to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the
              Agreement;

         o    to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

         o    to comply with any requirements imposed by the Internal Revenue
              Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

                                       56

         To the extent specified in the related prospectus supplement, each
Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that to the extent specified in the related prospectus supplement, no such amendment may:

         o    reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

         o    adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

         o    modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

         However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the
Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

         The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee in respect of the certificates or the assets, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer.
If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement.
However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

         Unless otherwise described in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the certificate account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

         o    enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

                                       57

         o    defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

         o    being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of
              certificateholders; or

         o    acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the voting rights for the series; provided, however, that the
              indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the related Agreement, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I
Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley
Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

         Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the related prospectus supplement.

                                       58

         Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the credit support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

         If credit support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

         o    the nature and amount of coverage under the credit support;

         o    any conditions to payment thereunder not otherwise described in this prospectus;

         o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced;

         o    the material provisions relating to such credit support; and

         o    information regarding the obligor under any instrument of credit support, including:

         o    a brief description of its principal business activities;

         o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

         o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

         o    its total assets, and its stockholders or policyholders surplus, if applicable, as of the date specified in the prospectus
              supplement.

         See  "Risk Factors--Credit Enhancement is Limited in Amount and
              Coverage."

SUBORDINATE CERTIFICATES

         If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions of principal and interest from the certificate account on any distribution date will be subordinated to the rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

                                       59

CROSS-SUPPORT PROVISIONS

         If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans and mortgage-backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans and mortgage-backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE MORTGAGE LOANS

         If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Securities and Exchange
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and mortgage-backed securities on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Securities and Exchange
Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any instrument for a series will be filed with the Securities and Exchange
Commission as an exhibit to a Current Report on Form 8-K to be filed with the
Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

                                       60

RESERVE FUNDS

         If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent described in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

         Moneys deposited in any reserve funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Unless otherwise described in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related reserve fund for the series, and any loss resulting from these investments will be charged to the reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise described in the related prospectus supplement.

         Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.

CREDIT SUPPORT FOR MORTGAGE-BACKED SECURITIES

         If so provided in the prospectus supplement for a series of certificates, the mortgage-backed securities in the related trust fund or the mortgage loans underlying the mortgage-backed securities may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify as to each form of credit support the information indicated above under "Description of Credit Support--General" to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains general summaries of certain legal aspects of loans secured by single-family residential properties. The legal aspects are governed primarily by applicable state law, which laws may differ substantially. As such, the summaries do not purport to:

         o    be complete;

         o    reflect the laws of any particular state; or

                                       61

         o    encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

         All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office.
However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties:

         o    a mortgagor--the borrower and usually the owner of the subject property, and

         o    a mortgagee--the lender.

         In   contrast, a deed of trust is a three-party instrument, among:

         o    a trustor--the equivalent of a borrower,

         o    a trustee to whom the mortgaged property is conveyed, and

         o    a beneficiary--the lender--for whose benefit the conveyance is made.

         Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

         By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Servicemembers' Civil Relief Act, as amended
(formerly known as the Servicemembers' Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

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INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage or other instrument may encumber other interests in real property such as:

         o    a tenant's interest in a lease of land or improvements, or both,
              and

         o    the leasehold estate created by the lease.

A mortgage or other instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. To the extent specified in the prospectus supplement, Morgan
Stanley Capital I Inc. or the asset seller will make certain representations and warranties in the Agreement with respect to any mortgage loans that are secured by an interest in a leasehold estate. The representations and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

         If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This type of lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations:

         o    arising under a blanket mortgage, the lender holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

         o    arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all
              subordinate proprietary leases and occupancy agreements.

         Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final

                                       63

payment could lead to foreclosure by the lender. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See"--Foreclosure--Cooperative
Loans" below.

FORECLOSURE

     General

         Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     Judicial Foreclosure

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

                                       64

     Equitable Limitations on Enforceability of Certain Provisions

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     Non-Judicial Foreclosure/Power of Sale

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     Public Sale

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged

                                       65

property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale clause" contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.
Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO Properties

         If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer, on behalf of the certificateholders, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

         o    the Internal Revenue Service grants an REO extension or

         o    it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
              Agreement to fail to qualify as a REMIC under the Internal Revenue
              Code.

Subject to the foregoing, the master servicer or any related subservicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property.
The master servicer or any related subservicer may retain an independent contractor to operate and manage any REO property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer of its obligations with respect to the REO property.

                                       66

         In general, the master servicer or any related subservicer or an independent contractor employed by the master servicer or any related subservicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer could determine, particularly in the case of an REO property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax. To the extent that income the trust fund receives from an REO property is subject to a tax on (i) "net income from foreclosure property" that income would be subject to federal income tax at the highest marginal corporate tax rate--currently 35%
or (ii) "prohibited transactions," that income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property.
Generally, income from an REO property that is directly operated by the master servicer or any related subservicer would be apportioned and classified as
"service" or "non-service" income. The "service" portion of the income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of the income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders.

         Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

     Rights of Redemption

         The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to

                                       67

maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC provisions.

     Cooperative Loans

         The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics'
liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement which will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform
Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a
"commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

                                       68

         Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior lender's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" in this prospectus.

         Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior lender or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the lender or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first lender expends these sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Statutes in some states limit the right of a beneficiary under a deed of trust or a lender under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the

                                       69

property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition.
Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter
11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth-in-Lending Act, Real Estate Settlement
Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair
Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement.
Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

         Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or

                                       70

"operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a trust fund) secured by residential real property. In the event that title to a mortgaged property securing a mortgage loan in a trust fund was acquired by the trust fund and cleanup costs were incurred in respect of the mortgaged property, the holders of the related series of certificates might realize a loss if such costs were required to be paid by the trust fund.

DUE-ON-SALE CLAUSES

         Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related mortgaged property. The enforceability of
"due-on-sale" clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository
Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank
Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale"
clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred.
These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.
Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if the loans are paid prior to maturity. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans.

SUBORDINATE FINANCING

         Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

         o    the borrower may have difficulty servicing and repaying multiple loans;

                                       71

         o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

         o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

         o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.
The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.
Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

         o    the interest rate, discount points and charges as are permitted in that state; or

         o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A

                                       72

second group of statutes is more
severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the
Garn-St Germain Act. Title VIII of the Garn-St Germain Act provides that, notwithstanding any state law to the contrary:

         o    state-chartered banks may originate alternative mortgage
              instruments in accordance with regulations promulgated by the
              Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

         o    state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the
              National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

         o    all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home
              Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

         Title VIII of the Garn-St Germain Act provides that any state may reject applicability of the provisions of Title VIII of the Garn-St Germain Act by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken this type of action.

SERVICEMEMBERS' CIVIL RELIEF ACT

         Under the terms of the Servicemembers' Civil Relief Act, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Servicemembers' Civil Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Servicemembers' Civil Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Servicemembers' Civil
Relief Act. Application of the Servicemembers' Civil Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the
Servicemembers' Civil Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent specified in the related prospectus supplement,

                                       73

any form of credit support provided in connection with the certificates. In addition, the Servicemembers' Civil Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Latham & Watkins
LLP or Cadwalader, Wickersham & Taft LLP or Mayer, Brown, Rowe & Maw or Dewey
Ballantine LLP, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including the REMIC Regulations promulgated by the
Treasury Department, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which, for example, banks and insurance companies, may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

         The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Internal Revenue Code.
The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

         If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe
& Maw or Dewey Ballantine LLP will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter
J of Chapter 1 of Subtitle A of the Internal Revenue Code. In this case, owners of certificates

                                       74

will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

a.  SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

         Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and mortgage-backed securities in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and mortgage-backed security because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Internal Revenue Code Sections
162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other
Internal Revenue Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Internal Revenue Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of:

         o    3% of the excess of adjusted gross income over the applicable amount and

         o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

         This limitation will be phased out beginning in 2006 and eliminated after 2009.

         In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is paid to the master servicer, whichever is earlier, and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and mortgage-backed securities.

                                       75

The mortgage loans and mortgage-backed securities would then be subject to the
"coupon stripping" rules of the Internal Revenue Code discussed below under
"--Stripped Bonds and Coupons."

         Unless otherwise described in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan
Stanley Capital I Inc. that:

         o    a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Internal Revenue Code Section
              7701(a)(19) representing principal and interest payments on mortgage loans and mortgage-backed securities will be considered to represent "loans secured by an interest in real property which is ... residential property" within the meaning of Internal
              Revenue Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal
              Revenue Code section;

         o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and
              mortgage-backed securities will be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section
              856(c)(5)(B), and interest income on the mortgage loans and mortgage-backed securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), to the
              extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section; and

         o    a grantor trust certificate owned by a REMIC will represent
              "obligation[s] which [are] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section
              860G(a)(3).

         Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in Internal Revenue Code Section 1286, and, as a result, these assets would be subject to the stripped bond provisions of the Internal
Revenue Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated
redemption price at maturity of each security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each government security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

         Buydown Loans. The assets constituting certain trust funds may include buydown loans. The characterization of any investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that buydown loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Internal Revenue Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, grantor trust certificateholders should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a trust fund that includes buydown loans.

         Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and mortgage-backed security based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis.

                                       76

A grantor trust certificateholder that acquires an interest in mortgage loans and mortgage-backed securities at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and mortgage-backed securities were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for the grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable
Prepayment Assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

         If a premium is not subject to amortization using a reasonable
Prepayment Assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan. If a reasonable Prepayment Assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Internal Revenue Code Section 1272(a)(6). Absent further guidance from the
Internal Revenue Service and unless otherwise described in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium
Regulations.

         Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and mortgage-backed securities meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Internal Revenue Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

         Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans and mortgage-backed securities may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or mortgage-backed security allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a

                                       77

grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under
Internal Revenue Code Sections 1276 through 1278.

         The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of

         o    the total remaining market discount and

         o    a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

         For grantor trust certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

         o    the total remaining market discount and

         o    a fraction, the numerator of which is the amount of stated
              interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

         For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred
Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder

                                       78

elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a certificateholder to elect to accrue all interest, discount
(including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter.
Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Single Class of
Grantor Trust Certificates--Premium" above in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

         Anti-abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, mortgage-backed security or grantor trust certificate or the effect of applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b.  MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1. Stripped Bonds and Stripped Coupons

         Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Internal Revenue Code Sections 1271 through 1288, Internal Revenue Code
Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

         Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the mortgage asset principal balance, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a mortgage asset by mortgage asset basis, which could result in some mortgage loans and mortgage-backed securities being treated as having more than 100 basis points of interest stripped off. See "--Multiple Classes of Grantor Trust Certificates--Stripped
Bonds and Stripped Coupons" in this prospectus.

         Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans and mortgage-backed securities issued on the day the certificate is purchased for purposes of calculating any original issue discount. Generally, if the discount on a mortgage loan or mortgage-backed security is larger than a de minimis amount, as calculated for purposes of the original issue discount rules, a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Internal Revenue Code. See"--Single Class of Grantor
Trust

                                       79

Certificates--Original Issue Discount" in this prospectus. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans and mortgage-backed securities as market discount rather than original issue discount if either

         o    the amount of original issue discount with respect to the mortgage loans and mortgage-backed securities is treated as zero under the original issue discount de minimis rule when the certificate was stripped or

         o    no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's mortgage loans and mortgage-backed securities.

         Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the
Internal Revenue Service to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

         The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Internal Revenue Code could be read literally to require that original issue discount computations be made for each payment from each mortgage loan or mortgage-backed security. Unless otherwise described in the related prospectus supplement, all payments from a mortgage loan or mortgage-backed security underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the original issue discount rules of the Internal Revenue Code, in which case, all payments from the mortgage loan or mortgage-backed security would be included in the stated
redemption price at maturity for the mortgage loan and mortgage-backed security purposes of calculating income on the certificate under the original issue discount rules of the Internal Revenue Code.

         It is unclear under what circumstances, if any, the prepayment of mortgage loans and mortgage-backed securities will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped
Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the certificate is treated as an interest in discrete mortgage loans or mortgage-backed securities, or if no Prepayment
Assumption is used, then when a mortgage loan or mortgage-backed security is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or mortgage-backed security.

         Holders of Stripped Bond Certificates and Stripped Coupon Certificates
are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

         Treatment of Certain Owners. Several Internal Revenue Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and mortgage-backed securities of the type that make up the trust fund. With respect to these Internal Revenue Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and mortgage-backed securities. While Internal Revenue Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the
Internal Revenue Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other
Internal Revenue Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, unless otherwise

                                       80

described in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Internal Revenue Code
Section 856(c)(5)(B) and "loans ... secured by, an interest in real property which is ... residential real property" within the meaning of Internal Revenue
Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue
Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and mortgage-backed securities and interest on such mortgage loans and mortgage-backed securities qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Grantor trust certificates will be
"obligations which are principally secured, by an interest in real property"
within the meaning of Internal Revenue Code Section 860G(a)(3)(A). Unless
otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s]...which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and
"permitted assets" within the meaning of Code Section 860L(c).

     2.  Grantor Trust Certificates Representing Interests in Loans Other
Than Adjustable Rate Loans

         The original issue discount rules of Internal Revenue Code Sections
1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and mortgage-backed securities as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers--other than individuals--originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable
Internal Revenue Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and mortgage-backed securities.
Original issue discount on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and mortgage-backed securities other than adjustable rate loans likely will be computed as described below under
"--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

         Under the Internal Revenue Code, the mortgage loans and mortgage-backed securities underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or mortgage-backed security is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or mortgage-backed security is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "--Accrual of Original Issue Discount," will, unless otherwise described in the related prospectus supplement, utilize the Prepayment
Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment
Assumption will be determined in the manner prescribed by regulations that have not yet been issued.

                                       81

         In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

         Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions,"
as defined below in this section, of the original issue discount on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as set forth under the OID
Regulations. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

         o    adding (1) the present value at the end of the accrual
              period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment
              Assumption--of all remaining payments to be received under the
              Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

         The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans and mortgage-backed securities acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and mortgage-backed securities--e.g., that arising from a
"teaser" rate--would still need to be accrued.

     3.  Grantor Trust Certificates Representing Interests in Adjustable Rate
Loans

         The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the Internal Revenue Service

                                       82

has not issued guidance under the Internal Revenue Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust
Certificates Representing Interests in Loans Other Than Adjustable Rate Loans"
and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly original issue discount income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

         Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c.  SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

         Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the original issue discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Internal
Revenue Code Section 1221, except to the extent described above with respect to the market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year.

         Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

         It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

         o    the holder entered the contract to sell the grantor trust
              certificate substantially contemporaneously with acquiring the grantor trust certificate;

         o    the grantor trust certificate is part of a straddle;

         o    the grantor trust certificate is marketed or sold as producing capital gain; or

         o    other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

                                       83

         Grantor trust certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

         Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax return.

d. NON-U.S. PERSONS

         Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and mortgage-backed securities that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or
1442 to

         o    an owner that is not a U.S. Person or

         o    a grantor trust certificate holder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

         Accrued original issue discount recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and mortgage-backed securities issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of
"contingent interest" on the underlying mortgage loans and mortgage-backed securities, or such grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and mortgage-backed securities of where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or mortgage-backed security secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

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e. INFORMATION REPORTING AND BACKUP WITHHOLDING

         The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation Section
301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations are proposed to be effective beginning January 1, 2004. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2002-03, 29% for
2004-05 and 28% for 2006-2010 may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate of the entire purchase price, unless either

         o    the broker determines that the seller is a corporation or other exempt recipient, or

         o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

         Such a sale must also be reported by the broker to the Internal Revenue
Service, unless either

         o    the broker determines that the seller is an exempt recipient or

         o    the seller certifies its non-U.S. Person status and other
              conditions are met.

         Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

         Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

REMICS

         The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions and Other Transactions" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under
"--Taxation of

                                       85

Owners of REMIC Residual Certificates," the Internal Revenue Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC
Certificates may not be accorded the status or given the tax treatment described below in this section. While the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe
& Maw or Dewey Ballantine LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a
REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

         In general, with respect to each series of certificates for which a
REMIC election is made:

         o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in
              Internal Revenue Code Section 7701(a)(19)(C);

         o    certificates held by a real estate investment trust will
              constitute "real estate assets" within the meaning of Internal
              Revenue Code Section 856(c)(5)(B); and

         o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code
              Section 856(c)(3)(B).

         If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Internal Revenue Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

         In some instances the mortgage loans and mortgage-backed securities may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Single Class of
Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 856(c)(5)(B), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 851(b)(4)(A)(ii). REMIC
Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1).

         A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Internal Revenue Code
Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Internal Revenue Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

                                       86

         Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or
Dewey Ballantine LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC
Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

         o    "real estate assets" within the meaning of Internal Revenue Code
              Section 856(c)(5)(B);

         o    "loans secured by an interest in real property" under Internal
              Revenue Code Section 7701(a)(19)(C); and

         o    whether the income on such certificates is interest described in
              Internal Revenue Code Section 856(c)(3)(B).

a.  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount and Premium. The REMIC Regular Certificates may
be issued with original issue discount. Generally, the original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. The
REMIC Regular Certificateholders should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

         Rules governing original issue discount are set forth in Internal
Revenue Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on the
Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Internal Revenue Code, the Prepayment
Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the Prepayment Assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The

                                       87

prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

         In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price."
The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated
redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular
Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

         Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC
Regular Certificate.

         Under the de minimis rule, original issue discount on a REMIC Regular
Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular
Certificate multiplied by the weighted average maturity of the REMIC Regular
Certificate. For this purpose, the weighted average maturity of the REMIC
Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated
redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment
Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may

                                       88

elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

         The prospectus supplement with respect to a trust fund may provide for
Super-Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment
Assumption, with the result that such REMIC Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of original issue discount rather than being immediately deductible, when prepayments on the mortgage loans and mortgage-backed securities exceed those estimated under the Prepayment Assumption. The Internal Revenue Service might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Internal Revenue Code Section 1272(a)(6), they represent the only guidance regarding the current views of the Internal Revenue Service with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the Internal Revenue Service could assert that the stated redemption price at maturity of such REMIC Regular
Certificates (other than interest only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under
"--Accrued Interest Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of
Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate.
It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

         Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than a REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Internal Revenue Code
Section 171 is made to amortize such premium. Generally, a REMIC Regular
Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a REMIC Regular
Certificate for each day a certificateholder holds the REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period--an "accrual period"--that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by:

                                       89

         o    adding (1) the present value at the end of the accrual
              period--determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption--of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
              Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

         o    subtracting from that total the adjusted issue price of the REMIC
              Regular Certificates at the beginning of such accrual period.

         The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease--but never below zero--in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of original issue discount may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with original issue discount who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that REMIC Regular Certificate. In computing the daily portions of original issue discount for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

         o    the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the
              REMIC Regular Certificate at its issue price, less

         o    any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

         A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

         Variable Rate REMIC Regular Certificates. REMIC Regular Certificates
may provide for interest based on a qualifying variable rate. Under the original issue discount rules, interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

         o    the interest is unconditionally payable at least annually;

                                       90

         o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

         o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
              "qualified floating rates," one "qualified inverse floating rate,"
              or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificate.

         The amount of original issue discount with respect to a REMIC Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued.
Appropriate adjustments are made for the actual variable rate.

         Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the
REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the
Internal Revenue Service may treat some or all of the interest on REMIC Regular
Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how original issue discount would be determined for debt instruments subject to Internal Revenue Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payments debt instruments may affect the timing of income accruals on the REMIC
Regular Certificates.

         Election to Treat All Interest as Original Issue Discount. The OID
Regulations permit a certificateholder to elect to accrue all interest, discount
(including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

         Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Internal Revenue Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount"
equals the excess, if any, of (1) the REMIC Regular Certificate's stated
principal amount or, in the case of a REMIC Regular Certificate with original issue discount, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Internal Revenue Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred

                                       91

basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the
REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular
Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code
Sections 1276 through 1278.

         The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Internal Revenue Code also grants authority to the Treasury
Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of

         1)  the total remaining market discount and

         2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

         For REMIC Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

         1)  the total remaining market discount and

         2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

         For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

         A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market

                                       92

discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under
Internal Revenue Code Section 171. The Internal Revenue Code provides that amortizable bond premium will be allocated among the interest payments on such
REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Internal Revenue Code Section 1272(a)(6), such as the
REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

         Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as original issue discount, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such
REMIC Regular Certificates.

         Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans and mortgage-backed securities, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on the mortgage loans and mortgage-backed securities, except to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans and mortgage-backed securities. Timing and characterization of such losses is discussed in "--Treatment of Realized Losses" below.

                                       93

         Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the REMIC Regular
Certificate, and reduced, but not below zero, by payments included in the stated
redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular
Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Internal
Revenue Code Section 1221.

         Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

         o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Internal
              Revenue Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

         o    the amount actually includible in such holder's income.

         Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the
REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular
Certificates in their particular circumstances.

         The certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market

                                       94

discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Holders that recognize a loss on a sale or exchange of a REMIC Regular
Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax return.

         Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each such distribution date. The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the closing date and the first distribution date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

         Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

         Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of
Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

         Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinate certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans.

                                       95

         Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

         Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued original issue discount, to a REMIC Regular Certificateholder who is not a U.S. Person and is
not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

         o    the REMIC Regular Certificateholder does not actually or
              constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

         o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Internal Revenue Code Section
              957, related to the issuer; and

         o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
              REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular
              Certificateholder.

         If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued original issue discount, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC
Regular Certificate is effectively connected with the conduct by a holder that is a non-U.S. Person of a trade or business in the United States, then the holder will not be subject to the 30% withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates on its net income and, if such holder is a corporation, may be subject to U.S. branch profits tax as well.

         Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and
REMIC Residual Certificateholders and persons related to REMIC Residual
Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the Internal Revenue Service may assert that non-U.S.
Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a borrower is a "United States shareholder"
within the meaning of Internal Revenue Code Section 951(b), are subject to
United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.

                                       96

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2003, 29% for 2004-05 and 28% for 2006-2010 may
be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the backup withholding rate on the entire purchase price, unless either:

         o    the broker determines that the seller is a corporation or other exempt recipient, or

         o    the seller provides, in the required manner, identifying
              information and, in the case of a non-U.S. Person, certifies that such seller is a non-U.S. Person, and other conditions are met.

         A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the Internal Revenue Service, unless either:

         o    the broker determines that the seller is an exempt recipient, or

         o    the seller certifies its non-U.S. Person status and other
              conditions are met.

         Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

         Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

b.  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions.
See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be portfolio income for purposes of the taxation of taxpayers subject to the limitations on the deductibility of passive losses. As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that

                                       97

would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

         A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions that is, phantom income. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and mortgage-backed securities and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a
REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative value. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

         A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

         Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of:

         o    the income from the mortgage loans and mortgage-backed securities and the REMIC's other assets, and

         o    the deductions allowed to the REMIC for interest and original issue discount on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular
              Certificates--Non-Interest Expenses of the REMIC," other expenses.

         REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

         o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

         o    all bad loans will be deductible as business bad debts, and

         o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

         The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of

                                       98

indebtedness income upon allocation of realized losses to the REMIC Regular
Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans and mortgage-backed securities may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual
Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and mortgage-backed securities and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or mortgage-backed security will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or original issue discount, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular
Certificates. The REMIC may elect under Internal Revenue Code Section 171 to amortize any premium on the mortgage loans and mortgage-backed securities.
Premium on any mortgage loan or mortgage-backed security to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or mortgage-backed security would be calculated for this purpose based on scheduled payments or taking account of the
Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before
September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the
REMIC as those payments become due.

         The REMIC will be allowed a deduction for interest and original issue discount on the REMIC Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the
0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

         A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the
REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual
Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the
Income of the REMIC to the REMIC Residual Certificates" above.

         Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC
Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate.
Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of

                                       99

the REMIC's taxable income in future periods (but not otherwise). The ability of
REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Internal Revenue Code.

         Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the Internal Revenue Service finalized
Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

         Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

         o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

         o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC
              Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

         In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals who own an interest in a
REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, a corporation or a grantor trust, such expenses will be deductible under Internal
Revenue Code Section 67 only to the extent that such expenses, plus other miscellaneous itemized deductions of the individual, exceed 2% of such individual's adjusted gross income. In addition, Internal Revenue Code Section
68 provides that the applicable amount will be reduced by the lesser of:

         o    3% of the excess of the individual's adjusted gross income over the applicable amount, or

         o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

         This limitation will be phased out beginning in 2006 and eliminated after 2009.

         The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Internal Revenue
Code Section 67 or Internal Revenue Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the Internal Revenue Service such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

                                      100

         Excess Inclusions. A portion of the income on a REMIC Residual
Certificate referred to in the Internal Revenue Code as an excess inclusion , for any calendar quarter will be subject to federal income tax in all events.
Thus, for example, an excess inclusion:

         o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
              Certificateholder;

         o    will be treated as unrelated business taxable income within the meaning of Internal Revenue Code Section 512 if the REMIC Residual
              Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

         o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
              Payments--Non-U.S. Persons" below.

         Except as discussed in the following paragraph, with respect to any
REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual
Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the daily accruals for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual
Certificate. For this purpose, the daily accruals with respect to a REMIC
Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the adjusted issue price of the
REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the Federal long-term rate in effect at the time the REMIC Residual
Certificate is issued. For this purpose, the adjusted issue price of a REMIC
Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the Internal Revenue Service.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Internal Revenue Code
Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         The Internal Revenue Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

                                      101

         Payments. Any distribution made on a REMIC Residual Certificate to a
REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the
REMIC Residual Certificate.

         Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the second following paragraph. A holder's adjusted basis in a REMIC Residual
Certificate generally equals the cost of the REMIC Residual Certificate to the
REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. However, REMIC Residual
Certificates will be "evidences of indebtedness" within the meaning of Internal
Revenue Code Section 582(c)(1), so that gain or loss recognized from sale of a
REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

         The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year.
Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. In addition, a transfer of a REMIC Residual
Certificate that is a "noneconomic residual interest" may be subject to different rules. See "Tax Related Restrictions on Transfers of REMIC Residual
Certificates--Noneconomic Residual Certificates" below.

         Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual
Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool," as defined in Internal Revenue Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Internal Revenue Code Section 1091.
In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual
Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

         The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means:

         o    the disposition of a mortgage loan or mortgage-backed security;
              the receipt of income from a source other than a mortgage loan or mortgage-backed security or certain other permitted investments;

         o    the receipt of compensation for services; or

                                      102

         o    gain from the disposition of an asset purchased with the payments on the mortgage loans and mortgage-backed securities for temporary investment pending distribution on the certificates.

         It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

         In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means income from foreclosure property other than qualifying income for a real estate investment trust.

         Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

         o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds; or

         o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan, such tax will be borne by Morgan Stanley Capital I
              Inc.

         In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

         If the REMIC adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited
Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

         The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

                                      103

ADMINISTRATIVE MATTERS

         Solely for the purpose of the administrative provisions of the Internal
Revenue Code, the REMIC generally will be treated as a partnership and the REMIC
Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual
Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with an Internal
Revenue Service proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement.

         Certain tax information will be furnished quarterly to each REMIC
Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

         Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Internal Revenue Service may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

         Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Internal Revenue Code Section 512 will be subject to such tax on that portion of the distributions received on a
REMIC Residual Certificate that is considered an excess inclusion. See
"--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

         Amounts paid to REMIC Residual Certificateholders who are not U.S.
Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S.
Persons" above) are treated as interest for purposes of the 30% or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC
Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates"
above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a
REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual
Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Internal
Revenue Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See
"--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.
If the amounts paid to REMIC Residual Certificateholders that are not U.S.
Persons are effectively connected with their conduct of a trade or business within the United States, the 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to such non-U.S. Person

                                      104

will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax
Related Restrictions on Transfers of REMIC Residual Certificates" below.

         REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

         Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

         (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency),

         (B)  any organization, other than certain farmers cooperatives, generally exempt from federal income taxes unless such
              organization is subject to the tax on "unrelated business taxable income," and

         (C)  a rural electric or telephone cooperative.

         A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

         o    a regulated investment company, real estate investment trust or common trust fund,

         o    a partnership, trust or estate and

                                      105

         o    certain cooperatives.

         Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.
Electing large partnerships--generally, non-service partnerships with 100 or more members electing to be subject to simplified Internal Revenue Service reporting provisions under Internal Revenue Code sections 771 through 777--will be taxable on excess inclusion income as if all partners were disqualified organizations.

         In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

         o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
              Residual Certificate as a nominee or agent for a disqualified organization and

         o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
              Certificate.

         Noneconomic REMIC Residual Certificates. The REMIC Regulations
disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC
Residual Certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

         o    the present value of the expected future distributions on the
              REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

         o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount
              sufficient to satisfy the accrued taxes.

         A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

         (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

         (2) the transferee represents to the transferor that (i) it understands that, as the holder of the REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they

                                      106

came due and (iii) that the transferee will not cause income with respect to the
REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

         (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and either:

                  (i) the present value of the anticipated tax liabilities
         associated with holding the REMIC Residual Certificate does not exceed the sum of:

                           (a) the present value of any consideration given to
                  the transferee to acquire the REMIC Residual Certificate;

                           (b) the present value of the expected future
                  distributions on the REMIC Residual Certificate; and

                           (c) the present value of the anticipated tax savings
                  associated with the holding the REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the
                  transferee is assumed to pay tax at the highest rate of tax specified in Internal Revenue Code Section 11(b)(1) (currently
                  35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee; or

                  (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed
         $100 million and its net assets for financial reporting purposes exceed
         $10 million;

                           (b) the transferee is an eligible corporation (as
                  defined in Code Section 860L(a)(2)) that makes a written
                  agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause 3(ii);
                  and

                           (c) the facts and circumstances known to the
                  transferor on or before the date of the transfer must not
                  reasonably indicate that the taxes associated with the
                  residual interest will not be paid. For purposes of clause
                  3(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of
                  reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

         If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the
REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

         Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a tax avoidance potential to a foreign person will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance

                                      107

potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S.
Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30,
1992. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form adopted by the Internal Revenue Service for such purposes and the trustee consents to the transfer in writing.

         Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

         Treatment of Inducement Fees. Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the
REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interest issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of aREMIC residual interest sells or otherwise disposes of the REMIC
Residual Certificate, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of REMIC Residual certificates.
Prospective purchasers of the REMIC Residual certificates should consult with their tax advisors regarding the effect of these proposed regulations.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in
"Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      108

                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended
("ERISA"), and Internal Revenue Code Section 4975 impose certain restrictions on
Plans and on persons who are parties in interest or disqualified persons with respect to the Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Internal Revenue Code
Section 410(d)), are not subject to the restrictions of ERISA. However, these plans may be subject to other applicable federal, state or local law that is similar to the provisions of ERISA or the Code. Moreover, any governmental or church plan that is not subject to ERISA but is qualified under Internal Revenue
Code Section 401(a) and exempt from taxation under Internal Revenue Code Section
501(a) is subject to the prohibited transaction rules set forth in Internal
Revenue Code Section 503.

         Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

     General

         Section 406 of ERISA prohibits parties in interest with respect to a
Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Internal Revenue Code Section 4975 imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA)
on parties in interest that engage in non-exempt prohibited transactions.

         The United States Department of Labor has issued a final regulation (29
C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

         Under the terms of the regulation, the trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust. In this event, the asset seller, the master servicer, the trustee, any insurer of the mortgage loans and mortgage-backed securities and other persons, in providing services with respect to the assets of the trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title
I of ERISA, including the prohibited transaction provisions of Section 406 of
ERISA (and of Internal Revenue Code Section 4975), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

         The regulations contain a de minimis safe-harbor rule that exempts the assets of any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation the value of equity interest held by persons who have discretionary authority or control with access to the assets of the entity or held by affiliates of such persons. "Benefit Plan Investors" include both
Plans and employee benefit plans not subject to ERISA (e.g., governmental and foreign plans). To fit within the safe harbor, the 25% limitation must be

                                      109

met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

     Availability of Underwriter's Exemption for Certificates

         The United States Department of Labor has granted to Morgan Stanley &
Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption
Application No. D-8019, 55 Fed. Reg. 20548 (1990) as amended by PTE 97-34,
Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), by
PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and by
PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the
"Exemption"), which, as amended, exempts from the application of the prohibited transaction rules transactions relating to:

         o    the acquisition, sale and holding by Plans of certain securities, including certificates, representing an undivided interest in certain asset-backed pass-through entities, including trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

         o    the servicing, operation and management of those asset-backed pass-through trusts,

provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

         The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust may be eligible for exemptive relief thereunder:

         (1) The acquisition of the certificates by a Plan is on terms
(including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (or four highest, if the investment pool contains only certain types of assets, such as fully-secured mortgage loans) from any of the following rating agencies: Fitch, Inc., Moody's Investors Service, Inc. and Standard &
Poor's Ratings Services;

         (3) The trustee is a substantial financial institution and is not an affiliate of any member of the Restricted Group (as defined below) other than an underwriter;

         (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the asset seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by each servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith;

         (5) The Plan investing in the certificates is an "accredited investor"
as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange
Commission under the Securities Act of 1933 as amended; and

                                      110

         (6) Unless the investment pool contains only certain types of assets, such as fully secured mortgage loans, the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust.

         The trust fund must also meet the following requirements:

         (i) the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

         (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest (four highest, if the trust contains only certain types of assets) rating categories of a rating agency for at least one year prior to the Plan's acquisition of the securities; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

         The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust may be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

         (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "pre-funding limit") must not exceed twenty-five percent (25%).

         (2) All receivables transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency.

         (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the
Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

         (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date.

         (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original receivables which were transferred to the trust fund:

                  (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of Morgan Stanley Capital I Inc.; or

                  (ii) an independent accountant retained by Morgan Stanley
         Capital I Inc. must provide Morgan Stanley Capital I Inc. with a letter
         (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described

                                      111

         in the related prospectus or prospectus supplement or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date.

         (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

         (7) Amounts transferred to any pre-funding account or capitalized interest account, or both, used in connection with the pre-funding may be invested only in certain permitted investments.

         (8) The related prospectus or prospectus supplement must describe:

                  (i) any pre-funding account or capitalized interest account, or both, used in connection with a pre-funding account;

                  (ii) the duration of the pre-funding period;

                  (iii) the percentage or dollar amount, or both, of the
         pre-funding limit for the trust; and

                  (iv) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to
         certificateholders as repayments of principal.

         (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account or capitalized interest account, or both, and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

         Moreover, the Exemption provides relief from certain
self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust holding receivables on which that person or an affiliate is an obligor, provided that, among other requirements:

         o    the person or its affiliate is an obligor with respect to no more than five percent of the fair market value of the obligations or receivables contained in the trust;

         o    no member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) of the Plan;

         o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

         o    a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

         o    immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

                                      112

         This exemptive relief does not apply to Plans sponsored by the asset seller, Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated and the
other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any pool insurer, any obligor with respect to obligations included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any affiliate of any of such parties (the "Restricted Group").

         Before purchasing a certificate, a fiduciary of a Plan should itself confirm (a) that the certificates constitute "certificates" for purposes of the
Exemption and (b) that the specific and general conditions set forth in the
Exemption and the other requirements set forth in the Exemption would be satisfied. The prospectus supplement for each series of certificates will specify whether there is a "pre-funding period" and whether such additional conditions will be satisfied. Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in
Rule 501(a)(1) of Regulation D of the Securities Act. In addition, the rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificates when they had a permitted rating would not be required by the
Exemption to dispose of them). If none of S&P, Moody's or Fitch rate the applicable class of certificates in one of the four highest generic rating categories at the time of such purchase, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of Prohibited Transaction Class Exemption ("PTCE
95-60")) to effect such purchase and is eligible for exemptive release under and satisfies all of the conditions set forth in Section I and III of PTCE 95-60.

REVIEW BY PLAN FIDUCIARIES

         Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code and of the Plan Assets Regulation to such investment.
Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts. PTCE 83-1 does not apply to pools containing loans secured by shares issued by a cooperative association. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

         Each class of offered certificates will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. Unless otherwise described in the related prospectus supplement, each class that is rated in one of the two highest rating categories by at least one rating agency will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended and, as such, will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law,

                                      113

obligations issued by or guaranteed as to principal and interest by the United
States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, investors affected by any legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA certificates only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in
"mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning
"safety and soundness" and retention of credit information), certain "Type IV securities" defined in 12 C.F.R. ss.1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the National Credit Union Administration to participate in the "investment pilot program" described in 12 C.F.R. ss.
703.140. The Office of Thrift Supervision has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities and
Derivatives Activities," which thrift institutions subject to the jurisdiction of the Office of Thrift Supervision should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates shall review the "Supervisory Policy Statement on Investment
Securities and End User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the Office of the Comptroller of the Currency and the Office of
Thrift Supervision effective May 26, 1998, and by the National Credit Union
Administration, effective October 1, 1998. The "Supervisory Policy Statement on
Investment Securities and End User Derivatives Activities" sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA. If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this Prospectus will not constitute "mortgage related securities"
under SMMEA. The appropriate characterization of those offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

                                      114

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of SMMEA certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

         The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital
I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley
Capital I Inc.

         Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to the offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

                                      115

         Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

         Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

         All or part of any class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

         As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any non-investment-grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

         Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft

                                      116

LLP, Sidley, Austin, Brown & Wood LLP, Latham & Watkins LLP, Mayer, Brown, Rowe
& Maw or Dewey Ballantine LLP.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any, ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

         The SEC allows Morgan Stanley Capital I Inc. to "incorporate by reference" information it files with the SEC, which means that Morgan Stanley
Capital I Inc. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Morgan Stanley Capital I Inc. files later with the SEC will automatically update the information in this prospectus.
In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. Morgan Stanley Capital I Inc. incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the trust until the termination of the offering of the certificates.

         As a recipient of this prospectus, you may request a copy of any document Morgan Stanley Capital I Inc. incorporates by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling Morgan Stanley Capital I Inc. at
Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York
10036, Attention: Mortgage Securities, telephone number (212) 761-4000.

         Morgan Stanley Capital I Inc. filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

                                      117

         Copies of the registration statement may be obtained from the Public
Reference Section of the Securities and Exchange Commission, Washington, D.C.
20549 upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W.,
Washington, D.C. 20549 or at the regional offices of the Securities and Exchange
Commission located at 233 Broadway, New York, New York 10279 and Suite 1400,
Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The
Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering Analysis and Retrieval system. Morgan
Stanley Capital I Inc. has filed the registration statement, including all exhibits, through the EDGAR system and the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to Morgan
Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036,
Attention: Mortgage Securities, telephone number (212) 761-4000.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement
(without exhibits and schedules).

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

         "Agreement" means the pooling and servicing agreement or the trust agreement, as applicable.

         "Amortizable Bond Premium Regulations" means final regulations issued by the Internal Revenue Service which deal with the amortizable bond premium.

         "Available Distribution Amount" means for each distribution date, the sum of the following amounts:

         o    the total amount of all cash on deposit in the related certificate account as of the corresponding Determination Date, exclusive of:

              o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

              o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                   interest thereon and related prepayment premiums, liquidation proceeds, insurance proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

              o    all amounts in the certificate account that are due or
                   reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, the master servicer or any other entity as specified in the related prospectus
                   supplement or that are payable in respect of certain expenses of the related trust fund;

                                      118

         o    if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account, including any net amounts paid under any cash flow agreements;

         o    all advances made by a servicer or any other entity as specified in the related prospectus supplement with respect to the
              distribution date;

         o    if and to the extent the related prospectus supplement so
              provides, amounts paid by a servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related prepayment period; and

         o    unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related certificate account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

         "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

         "Deferred Interest" means interest deferred by reason of negative amortization.

         "Determination Date" means the close of business on the date specified in the related prospectus supplement.

         "Due Period" means the period which will commence on the second day of the month in which the immediately preceding distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and will end on the first day of the month of the related distribution date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "Events of Default" means, with respect to the master servicer under the pooling and servicing agreement, any one of the following events:

         o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment.

         o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues
              unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan
              Stanley Capital I Inc., or to the master servicer, Morgan Stanley
              Capital I Inc., and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

         o    any breach of a representation or warranty made by the master servicer under the pooling and servicing agreement which
              materially and adversely affects the interests of
              certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

                                      119

         o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         "FHLMC"  means the Federal Home Loan Mortgage Corporation.

         "Mark-to-Market Regulations" means the finalized Internal Revenue
Service regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

         "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

         "OID Regulations" means the special rules of the Internal Revenue Code relating to original issue discount (currently Internal Revenue Code Sections
1271 through 1273 and 1275) and the related Treasury regulations.

         "Payment Lag Certificates" means certain of the REMIC Regular
Certificates.

         "Permitted Investments" means United States government securities and other investment grade obligations specified in the Agreement.

         "Plans" means employee benefit plans subject to ERISA and certain other similar plans and arrangements, including but not limited to individual retirement accounts and annuities.

         "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

         "Prohibited Transaction Tax" means the tax the Internal Revenue Code imposes on REMICs equal to 100% of the net income derived from prohibited transactions.

         "Purchase Price" means, with respect to any mortgage loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

         "Record Date" means the last business day of the month immediately preceding the month in which the distribution date for a class of certificates occurs.

         "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of credit support, for which advances were made.

         "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificates where an election is made to treat the trust fund as a REMIC.

         "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section
860A through 860G of Subchapter M of Chapter

                                      120

1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

         "REMIC Regular Certificateholders" means holders of REMIC and Regular
Certificates.

         "REMIC Regulations" means the REMIC Regulations promulgated by the
Treasury Department.

         "REMIC Residual Certificate" means the sole class of residual interests in the REMIC.

         "REMIC Residual Certificateholders" means holders of the REMIC Regular
Certificates.

         "REO Tax" means a tax on net income from foreclosure property, within the meaning of Internal Revenue Code Section 857(b)(4)(B).

         "Restricted Group" means the underwriter, the asset seller, the trustee, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any of their respective affiliates.

         "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

         "Servicing Standard" means:

         o    the standard for servicing the servicer must follow as defined by the terms of the related pooling and servicing agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of credit support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

         o    applicable law; and

         o    the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

         "Stripped ARM Obligations" means original issue discount on grantor trust certificates attributable to adjustable rate loans.

         "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

         "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

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         "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.
         "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, or no interest distributions.

         "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

         "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

         "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

         "Value" means:

         o    with respect to any mortgaged property other than a mortgaged property securing a refinance loan, generally the lesser of

              o    the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

              o    the sales price for that property; and

         o    with respect to any refinance loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the refinance loan.

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